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                             UNIT PURCHASE AGREEMENT

                                      among

                            BOYD GAMING CORPORATION,

                               BOYD INDIANA, INC.,

                             BLUE CHIP CASINO, INC.,

                             BLUE CHIP CASINO, LLC,

                                       and

                          THE INDIVIDUALS SET FORTH ON

                           THE SIGNATURE PAGES HERETO

                            Dated as of June 27, 1999





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

                                TABLE OF CONTENTS

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ARTICLE I      PURCHASE AND SALE OF UNITS.............................................1
Section 1.1    Purchase and Sale of Units.............................................1
Section 1.2    Payments at Closing....................................................1
Section 1.3    Closing................................................................1
Section 1.4    Deliveries by the Company and LLC......................................2
Section 1.5    Deliveries by Boyd Indiana.............................................2
Section 1.6    Payments at Closing; Deferred Company Closing Payment..................3
Section 1.7    Contingent Purchase Price Payment......................................3
Section 1.8    LLC Working Capital Certificate........................................5

ARTICLE II     CERTAIN PRE-CLOSING TRANSACTIONS.......................................8
Section 2.1    Transfer of Assets and Assumed Liabilities.............................8
Section 2.2    Deliveries.............................................................9
Section 2.3    Excluded Liabilities..................................................11
Section 2.4    Transfer Costs........................................................11
Section 2.5    Prorations............................................................11
Section 2.6    Post-Closing Deliveries...............................................11
Section 2.7    Termination of Agreements.............................................12
Section 2.8    Consents to Assignment of Assumed Agreements..........................12

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
               AND LLC...............................................................13
Section 3.1    Ownership of LLC Units................................................13
Section 3.2    Organization and Qualification........................................13
Section 3.3    Authority.............................................................14
Section 3.4    Capitalization........................................................14
Section 3.5    Binding Effect, No Violation, Consents................................14
Section 3.6    Financial Information.................................................15
Section 3.7    No Undisclosed Liabilities............................................15
Section 3.8    Absence of Certain Changes............................................16
Section 3.9    Tax Matters...........................................................16
Section 3.10   Real Property and Riverboat...........................................17
Section 3.11   Leases................................................................18
Section 3.12   Title to Assets.......................................................19
Section 3.13   Tangible Personal Property............................................19
Section 3.14   Intellectual Property.................................................20
Section 3.15   Litigation............................................................21
Section 3.16   Insurance.............................................................21
Section 3.17   Labor Matters.........................................................22
Section 3.18   Compliance with WARN Act..............................................23
Section 3.19   Employee Benefit Plans; ERISA.........................................23
Section 3.20   Environmental Matters.................................................26
Section 3.21   No Condemnation or Expropriation......................................28
Section 3.22   Suppliers.............................................................28
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Section 3.23   Contracts and Commitments.............................................28
Section 3.24   Compliance with Applicable Laws.......................................30
Section 3.25   Bank Accounts.........................................................31
Section 3.26   Assets Necessary to Business..........................................32
Section 3.27   Commissions...........................................................32
Section 3.28   Disclosure of All Material Facts......................................32
Section 3.29   City Matters..........................................................32
Section 3.30   Year 2000.............................................................33

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BOYD INDIANA
               AND BGC...............................................................33
Section 4.1    Organization..........................................................33
Section 4.2    Authority.............................................................33
Section 4.3    Binding Effect, No Violation, Consents................................33
Section 4.4    Litigation............................................................34
Section 4.5    Commissions...........................................................34
Section 4.6    Disclosure of All Material Facts......................................34

ARTICLE V      COVENANTS OF THE COMPANY AND LLC......................................35
Section 5.1    Operation of the Business.............................................35
Section 5.2    Access................................................................38
Section 5.3    Existence.............................................................38
Section 5.4    Consents..............................................................39
Section 5.5    Governmental Approvals................................................39
Section 5.6    Performance...........................................................39
Section 5.7    Updating of Information...............................................39
Section 5.8    Tax Status............................................................40
Section 5.9    Monthly Financial Statements; Weekly Gaming Revenue Reports;
               Employment Information Updates........................................40
Section 5.10   Other Transactions....................................................40
Section 5.11   Owner's Affidavits....................................................40
Section 5.12   Confidentiality of Information........................................40
Section 5.13   Shareholder Meeting...................................................41
Section 5.14   Governmental Transfer Approvals.......................................41
Section 5.15   LLC Organization Documents............................................41
Section 5.16   Indebtedness..........................................................41
Section 5.17   Employees.............................................................42
Section 5.18   Potential Land Transfer...............................................42
Section 5.19   Insurance.............................................................43

ARTICLE VI     COVENANTS OF BOYD INDIANA.............................................43
Section 6.1    Performance...........................................................43
Section 6.2    Governmental Filings..................................................43
Section 6.3    Employee Termination Payments.........................................43

ARTICLE VII    ENVIRONMENTAL MATTERS.................................................44
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Section 7.1    Site Access...........................................................44

ARTICLE VIII   CONDITIONS TO OBLIGATIONS OF BOYD INDIANA.............................44
Section 8.1    Representations and Warranties Correct................................44
Section 8.2    Performance; No Default...............................................44
Section 8.3    Delivery of Certificate...............................................44
Section 8.4    Opinion of Counsel to the Company.....................................44
Section 8.5    Good Standing Certificates............................................45
Section 8.6    Consents..............................................................45
Section 8.7    Governmental Approvals................................................45
Section 8.8    Absence of Litigation.................................................45
Section 8.9    FIRPTA Certificate....................................................45
Section 8.10   Termination of Certain Contracts......................................45
Section 8.11   Post-Closing Escrow Agreements........................................46
Section 8.12   RPTA Certificate......................................................46
Section 8.13   Shareholder/Member Approval...........................................46
Section 8.14   Performance of the Obligations........................................46
Section 8.15   Condition of Real Property and Assets.................................46
Section 8.16   Release of Liens......................................................46
Section 8.17   Title Policy..........................................................46

ARTICLE IX     CONDITIONS TO OBLIGATIONS OF THE COMPANY..............................46
Section 9.1    Representations and Warranties Correct................................46
Section 9.2    Performance; No Default...............................................47
Section 9.3    Delivery of Certificate...............................................47
Section 9.4    Opinion of Counsel to Boyd Indiana....................................47
Section 9.5    Governmental Approvals................................................47
Section 9.6    Absence of Litigation.................................................47
Section 9.7    Shareholder Approval..................................................47

ARTICLE X      ADDITIONAL COVENANTS..................................................47
Section 10.1   Asset Purchase/Purchase Price Allocation..............................47
Section 10.2   Noncompetition........................................................48
Section 10.3   Construction of the Hotel.............................................48
Section 10.4   Flynn Guaranty........................................................55
Section 10.5   Bonds.................................................................55

ARTICLE XI     TERMINATION, AMENDMENT AND WAIVER.....................................55
Section 11.1   Termination of Agreement..............................................55
Section 11.2   Effect of Termination.................................................56

ARTICLE XII    SURVIVAL; ESCROWS; INDEMNIFICATION....................................56
Section 12.1   Survival of Representations...........................................56
Section 12.2   [Intentionally Omitted]...............................................56
Section 12.3   Company Escrow........................................................56
Section 12.4   Indemnification by the Company for Certain Matters....................57
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Section 12.5   Indemnification of the Company by Boyd Indiana........................58
Section 12.6   Company Tax Indemnification Matters...................................59
Section 12.7   Preparation and Filing of LLC Tax Returns.............................60
Section 12.8   Defense of Claims By the Company and Boyd Indiana.....................61
Section 12.9   Company Escrow Statements.............................................62
Section 12.10  Release of Company Reimbursable Losses................................63
Section 12.11  Release of Escrowed Funds to the Company..............................63
Section 12.12  Environmental Remediation Matters.....................................64
Section 12.13  Subrogation...........................................................64
Section 12.14  Adjustment to Purchase Price..........................................64
Section 12.15  Liquidation of Company................................................64

ARTICLE XIII   MISCELLANEOUS.........................................................65
Section 13.1   Remedies Cumulative...................................................65
Section 13.2   Expenses..............................................................65
Section 13.3   Transfer Taxes........................................................65
Section 13.4   Press Releases and Announcements......................................65
Section 13.5   Entire Agreement......................................................65
Section 13.6   Amendment, Extension and Waiver.......................................66
Section 13.7   Headings..............................................................66
Section 13.8   Notices...............................................................66
Section 13.9   Assignment............................................................67
Section 13.10  Applicable Law........................................................68
Section 13.11  Words in Singular and Plural Form.....................................68
Section 13.12  Further Assurances; Antitrust Notification............................68
Section 13.13  Counterparts..........................................................69
Section 13.14  No Third-Party Beneficiaries..........................................69
Section 13.15  Severability..........................................................69
Section 13.16  Consent to Jurisdiction...............................................69

ARTICLE XIV    DEFINITIONS...........................................................70
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                                INDEX OF EXHIBITS

Exhibit 2.1(a)    Deed to Owned Property
Exhibit 2.1(b)    Assignment of Leases
Exhibit 2.1(d)    Bill of Sale (Tangible Personal Property)
Exhibit 2.1(e)    Assignment of Contracts
Exhibit 2.1(f)    Assignment of Governmental Approvals and Intangibles
Exhibit 2.1(g)    Assignment of Development Agreement
Exhibit 2.2(h)    FIRPTA Affidavit
Exhibit 2.2(q)    City Consent
Exhibit 2.2(r)    Contractor Estoppel Certificate
Exhibit 5.18      Potential Land Transfer Agreement
Exhibit 8.4       Opinion of Counsel to Company and LLC
Exhibit 9.4(a)    Opinion of BGC's Counsel
Exhibit 9.4(b)    Opinion of Boyd Indiana's Counsel
Exhibit 12.3      Company Escrow Agreement
Exhibit 14.1      Title Commitment



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                               INDEX OF SCHEDULES

Schedule 1.8(a)        Working Capital
Schedule 2.1(e)        Assumed Contracts
Schedule 2.7           Certain Contracts
Schedule 3.6           Company Financial Information
Schedule 3.10(a)       Owned Property
Schedule 3.10(b)       Leased Property
Schedule 3.11(a)       Leases
Schedule 3.13(a)       Tangible Personal Property
Schedule 3.13(b)       Tangible Personal Property (Leased)
Schedule 3.13(c)       Tangible Personal Property (Gaming)
Schedule 3.14          Intellectual Property
Schedule 3.16(a)       Insurance
Schedule 3.19(a)(1)    Plans
Schedule 3.19(a)(2)    Benefit Plan
Schedule 3.20(a)       Environmental Permits
Schedule 3.20(d)       Materials of Environmental Concern
Schedule 3.20(h)       Company Environmental Reports
Schedule 3.22          Suppliers
Schedule 3.23(f)       Contracts
Schedule 3.25          Bank Accounts
Schedule 3.29(d)       Hotel Expenditures
Schedule 5.1           Operation of the Business
Schedule 5.1(d)        Liens
Schedule 5.1(f)        Debts or Claims
Schedule 5.17          Terminated Employees
Schedule 5.18          Legal Description of Potential Land
Schedule 7.1           Known Environmental Conditions
Schedule 10.1          Purchase Price Allocation
Schedule 10.2          Existing Engagements
Schedule 10.2(b)       Excluded Employees
Schedule 10.3(g)       Hotel Construction Budget
Schedule 10.5          Bonds
Schedule 13.2          Expenses
Schedule 14.1          Assumed Liabilities
Schedule 14.2          Excluded Assets
Schedule 14.3          Untitled Property
Schedule 14.4          Plans and Specifications



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        UNIT PURCHASE AGREEMENT (this "Agreement") dated as of June 27, 1999, among BOYD GAMING CORPORATION, a Nevada corporation ("BGC"), BOYD INDIANA, INC., an Indiana corporation, ("Boyd Indiana"), BLUE CHIP CASINO, INC., an Indiana corporation (the "Company"), BLUE CHIP CASINO, LLC, an Indiana limited liability company ("LLC"), and each of the INDIVIDUALS SET FORTH UNDER THE CAPTION "INDIVIDUAL COVENANTORS" ON THE SIGNATURE PAGES HERETO (each, an "Individual Covenantor" and collectively, the "Individual Covenantors"). Collectively, BGC, Boyd Indiana, the Company, LLC and the Individual Covenantors are referred to as the "parties." Capitalized terms used herein are defined in Article XIV.

        WHEREAS, the Company is currently engaged in the business of owning and operating a Riverboat casino and related facilities in Michigan City, Indiana, including the construction of the Hotel (the "Business"); and

        WHEREAS, the Company owns, and at the Closing will own, all of the issued and outstanding membership units of LLC; and

        WHEREAS, immediately prior to the Closing, and as a condition precedent thereto, the Company will transfer to LLC all of the Company's rights, title and interest in the Assets and the LLC will assume the Assumed Liabilities associated with the Business; and

        WHEREAS, this Agreement sets forth the terms and conditions pursuant to which at the Closing Boyd Indiana will purchase from the Company all of the outstanding LLC Units.

        NOW THEREFORE, in consideration of the premises and of the respective covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF UNITS

        Section 1.1 Purchase and Sale of Units. Upon the terms and subject to the satisfaction or waiver, if permissible, of all the conditions set forth herein, at the Closing, the Company will sell, transfer and convey to Boyd Indiana, and Boyd Indiana will purchase from the Company, one hundred (100) LLC Units, representing all of the outstanding Units of LLC, free and clear of all Liens, for an aggregate amount equal to the LLC Purchase Price.

        Section 1.2 Payments at Closing. In consideration of the sale, transfer and conveyance of the LLC Units to Boyd Indiana by the Company and the other agreements of the Company and the Individual Covenantors contained herein, at the Closing Boyd Indiana will deliver, or cause to be delivered as provided in
Section 1.6 hereof, (i) to the Company, the Initial Company Closing Payment, and
(ii) to the Escrow Agent, the Company Escrowed Funds. BGC guarantees Boyd Indiana's performance of its obligations under this Agreement, including the payments pursuant to this Section 1.2.

        Section 1.3 Closing. The Closing (the "Closing") on the purchase of the LLC Units under this Agreement will take place at the offices of Bell, Boyd & Lloyd, 70 West Madison, Suite 3300, Chicago, Illinois, at 8:00 A.M., Central Standard time, on the second (2nd) Business Day after the satisfaction or waiver, if permissible, of all the conditions set forth herein, or such other time and place as Boyd Indiana and the Company may mutually agree upon in writing.



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        Section 1.4 Deliveries by the Company and LLC. At the Closing, the
Company will deliver, or cause LLC to deliver, (unless previously delivered) to Boyd Indiana the following:

        (a) membership certificates, if applicable, representing the LLC Units, accompanied by unit transfer powers duly executed in blank, and otherwise in form acceptable to Boyd Indiana for transfer on the books of LLC;

        (b) copies of the Articles of Incorporation, Bylaws, Articles of Organization, operating agreement or other comparable organizational or governing documents of each of the Company and LLC, certified (to the extent available) as of a date within thirty (30) days of the Closing Date by the Secretary of State of the State of Indiana;

        (c)     the certificate referred to in Section 1.8;

        (d)     the evidence of termination and release referred to in Section
2.7;

        (e)     the certified resolutions referred to in Section 3.3;

        (f)     the records referred to in Section 3.25;

        (g)     executed counterparts of any consents referred to in Section
5.14;

        (h)     the executive officer certificate referred to in Section 8.3;

        (i)     the opinions of counsel referred to in Section 8.4;

        (j)     the affidavits referred to in Section 5.11;

        (k) resignations effective as of the Closing Date from such officers and managers of LLC as Boyd Indiana shall have requested in writing not less than seven (7) days prior to the Closing Date;

        (l) evidence that the Transfer shall have been consummated immediately prior to the Closing; and

        (m) all other previously undelivered documents, instruments or writings required to be delivered by the Company or LLC to Boyd Indiana at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

        Section 1.5 Deliveries by Boyd Indiana. At the Closing, Boyd Indiana shall deliver, or cause to be delivered, to the Company (unless previously delivered) the following:

        (a) the payments to the Company and the Individual Covenantors required by Section 1.6;

        (b)     the certified resolutions referred to in Section 4.2;

        (c)     the executive officer certificate referred to in Section 9.3;



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

        (d)     the opinions of counsel referred to in Section 9.4; and

        (e) all other previously undelivered documents, instruments or writings required to be delivered by Boyd Indiana to the Company at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

        Section 1.6 Payments at Closing; Deferred Company Closing Payment.

        (a) At the Closing, Boyd Indiana shall deliver by wire transfer of immediately available funds (i) to the account or accounts of the Company specified by the Company, an aggregate amount equal to the Initial Company Closing Payment and (ii) to the Escrow Agent, the Company Escrowed Funds. In addition, at the Closing, Boyd Indiana shall deliver by wire transfer of immediately available funds to the account or accounts specified by each Individual Covenantor an aggregate amount, in the case of each Individual Covenantor, equal to the Noncompetition Covenant Payment in consideration for each Individual Covenantor's agreements under Sections 5.12, 10.2 and 12.15.

        (b) On the first Business Day following the Closing, Boyd Indiana shall deliver by wire transfer of immediately available funds to the liquidation account or accounts of the Company specified by the Company an aggregate amount equal to the Deferred Company Closing Payment.

        Section 1.7 Contingent Purchase Price Payment.

        (a) As additional consideration for the purchase of the LLC Units, Boyd Indiana agrees to make the following payment (the "Contingent Purchase Price Payment") to the Company (subject to the conditions set forth below and the offset rights of Boyd Indiana under Section 12.4(b)(v)):

                (i) If the Computed Amount equals or exceeds an aggregate of Two Hundred Ten Million and No/100 Dollars ($210,000,000.00) for the first thirty-six (36) months subsequent to the Closing Date beginning on the first day of the first such subsequent month ("Measurement Period"), then Boyd Indiana will pay the Company an aggregate amount equal to Five Million and No/100 Dollars ($5,000,000.00), as provided below.

                (ii) If the Computed Amount for the Measurement Period is less than Two Hundred Ten Million and No/100 Dollars ($210,000,000.00), no Contingent Purchase Price Payment will be due or payable under this Agreement.

        (b) Within sixty (60) days following the last day of the Measurement Period, Boyd Indiana shall prepare a statement setting forth the Computed Amount for the Measurement Period ("Buyer's Computed Amount") describing in reasonable detail how Buyer's Computed Amount was determined ("Buyer's Computed Amount Statement"). Within twenty (20) days following the delivery of Buyer's Computed Amount Statement, the Company may deliver to Boyd Indiana a written statement (the "Company's Computed Amount Statement") setting forth with reasonable specificity any disagreement with Buyer's Computed Amount Statement. During such twenty (20) day period, the Company shall be permitted to review the working papers of Boyd Indiana and its auditors relating to Buyer's Computed Amount Statement. If the



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

Company does not submit the Company's Computed Amount Statement on or prior to such twentieth (20th) day, then the Computed Amount for the Measurement Period shall be deemed to have been finally determined for purposes of this Agreement.

        (c) If the Company does submit the Company's Computed Amount Statement on or prior to such twentieth (20th) day, any amounts contained in Buyer's Computed Amount Statement which are not disputed by the Company's Computed Amount Statement shall be deemed to have been finally determined for purposes of calculating the Computed Amount. For a period of fifteen (15) days, Boyd Indiana and the Company shall attempt to resolve in good faith any dispute or disagreement between Buyer's Computed Amount Statement and the Company's Computed Amount Statement. Amounts resolved by such attempts shall be deemed to have been finally determined for purposes of calculating the Computed Amount.

        (d) At the end of such fifteen (15) day period if the Company's and Boyd Indiana's disagreement concerning the calculation of the Computed Amount has not been resolved, the Accounting Firm shall be deemed appointed by the parties hereto to finally determine the Computed Amount. Within ten (10) days thereafter, Boyd Indiana shall submit to the Accounting Firm Buyer's Computed Amount Statement and any supporting evidence and statements which it deems necessary to verify and support Buyer's Computed Amount Statement, and the Company shall (i) submit to the Accounting Firm the Company's Computed Amount Statement and any supporting evidence and statements which it deems necessary to verify and support the Company's Computed Amount Statement and (ii) provide an arrangement satisfactory to the Accounting Firm and consented to by Boyd Indiana (which consent will not be unreasonably withheld) to assure payment of the Accounting Firm's Fees in the event Company is the Losing Party as described below. Neither party may revise the amounts claimed on its respective Computed Amount Statement prior to submission to the Accounting Firm except to reflect amounts finally determined pursuant to Section 1.7(b) or (c). Based solely upon the foregoing submissions, the Accounting Firm shall make a final, binding and unappealable determination of the matters in dispute and of whether the Computed Amount, which the parties agree shall be conclusively binding upon all parties, equals or exceeds Two Hundred Ten Million and No/100 Dollars ($210,000,000.00). The "Losing Party" for purposes of this Section 1.7 shall be the Company if the Computed Amount is less than Two Hundred Ten Million and No/100 Dollars ($210,000,000.00) for the Measurement Period and otherwise shall be Boyd Indiana. The Losing Party shall pay all fees, charges and expenses for the services of the Accounting Firm (including any fees, charges and expenses of any experts used by the Accounting Firm) plus any reasonable fees and expenses of enforcement of a determination of the Accounting Firm. In addition, the Losing Party shall reimburse (in cash) all reasonable attorneys' fees, charges and expenses and reasonable accountant's fees, charges and expenses incurred by the other party in connection with the dispute (all of the foregoing, for purposes of this Section 1.7, the "Fees"). The Accounting Firm shall be instructed to make its final determination within twenty (20) days of the submissions to the Accounting Firm and, in any case, as soon as practicable after such submissions. Within five (5) days of the Accounting Firm's determination of the Computed Amount, the Accounting Firm shall deliver to Boyd Indiana and the Company a statement (the "Computed Amount Statement") setting forth the Computed Amount and describing in reasonable detail how the Computed Amount was determined. Within ten (10) days after the final determination by the Accounting Firm, the party entitled to receive the Fees shall submit a statement setting forth its Fees incurred and the

Accounting Firm, within ten (10) days after such submission, will make a final, binding and unappealable determination of the amount of such Fees and award such amounts to such party.

        (e) Any final determination and award of Fees shall be in writing and shall state the reasons upon which it is based. Judgment upon the award may be entered in any court having jurisdiction thereof. The provisions of this
Section 1.7 shall constitute the exclusive and sole means for resolving those disputes, disagreements, controversies or claims between Boyd Indiana and the Company with respect to the Computed Amount.

        (f) If the Computed Amount is equal to or greater than Two Hundred Ten Million and No/100 Dollars ($210,000,000.00), Boyd Indiana shall, within two
(2) business days of Boyd Indiana's receipt of the Computed Amount Statement or other final determination of the Computed Amount, deliver by wire transfer of immediately available funds to the liquidation account or accounts specified by the Company an aggregate amount equal to Five Million and No/100 Dollars ($5,000,000.00).

        (g) In the event that prior to the end of the Measurement Period, Boyd Indiana sells substantially all of the assets of LLC, LLC merges with another entity in which LLC is not the surviving entity or the LLC Units are sold to another Person, then the purchaser of such assets or LLC Units or the surviving entity shall assume the obligations of Boyd Indiana hereunder, but such assumption shall not relieve BGC of its guaranty obligations hereunder.

        (h) For each of the first two (2) years of the Measurement Period, Boyd Indiana shall, within sixty (60) days of the end of each such year provide to the Company a calculation of the Buyer's Computed Amount through the end of such year.

        Section 1.8 LLC Working Capital Certificate.

        (a) On the second (2nd) Business Day prior to the scheduled Closing Date, the Company shall cause LLC to deliver to Boyd Indiana a certificate of the chief financial officer of LLC, dated the date of delivery, (i) estimating in good faith the amount of Working Capital of LLC as of the Closing Date (the "LLC Preliminary Working Capital Amount") assuming the Transfer occurs on the scheduled Closing Date (which estimate shall be reasonably satisfactory to Boyd Indiana) and (ii) certifying that such officer has no basis to believe that Working Capital of LLC as of the Closing Date will vary materially from the LLC Preliminary Working Capital Amount for LLC reflected in the certificate (assuming that the Closing occurs on the scheduled Closing Date). "Working Capital" for the purposes of this Section 1.8 shall be calculated in the manner set forth in Schedule 1.8(a).

        (b) Within thirty (30) days following the Closing Date, Boyd Indiana shall prepare a statement setting forth the Working Capital of LLC as of the Closing Date ("Buyer's LLC Working Capital Amount") describing in reasonable detail how Buyer's LLC Working Capital Amount was determined ("Buyer's LLC Working Capital Statement"). Within twenty (20) days following the delivery of Buyer's LLC Working Capital Statement, the Company may deliver to Boyd Indiana a written statement (the "Company's Working Capital Statement") setting forth with reasonable specificity any disagreement with Buyer's LLC Working Capital Statement. During such twenty (20) day period, the Company shall be permitted to review the working



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

papers of Boyd Indiana and its auditors relating to Buyer's LLC Working Capital Statement. The Company's Working Capital Statement may disagree with Buyer's LLC Working Capital Statement either on the basis that (i) Working Capital has not been calculated in accordance with Schedule 1.8(a) or (ii) there has been an arithmetical error in calculating Working Capital. If the Company does not submit the Company's Working Capital Statement on or prior to such twentieth
(20th) day then Working Capital of LLC as of the Closing Date (the "LLC Closing Date Working Capital Amount") shall be deemed to have been finally determined for purposes of this Agreement.

        (c) If the Company does submit the Company's Working Capital Statement on or prior to such twentieth (20th) day, any amounts contained in Buyer's LLC Working Capital Statement which are not disputed by the Company's Working Capital Statement shall be deemed to have been finally determined for purposes of calculating the LLC Closing Date Working Capital Amount. For a period of ten (10) days, Boyd Indiana and the Company shall attempt to resolve in good faith any dispute or disagreement between Buyer's LLC Working Capital Statement and the Company's Working Capital Statement. During such ten (10) day period, Boyd Indiana shall be permitted to review the working papers of the Company and the Company's auditors relating to the Company's Working Capital Statement. Amounts resolved by such attempts shall be deemed to have been finally determined for purposes of calculating the LLC Closing Date Working Capital Amount.

        (d) At the end of such ten (10) day period, the Accounting Firm shall be deemed appointed by the parties hereto to finally determine the LLC Closing Date Working Capital Amount. Within ten (10) days thereafter, Boyd Indiana shall submit to the Accounting Firm Buyer's LLC Working Capital Statement and any supporting evidence and statements which it deems necessary to verify and support Buyer's LLC Working Capital Statement, and the Company shall submit to the Accounting Firm the Company's Working Capital Statement and any supporting evidence and statements which it deems necessary to verify and support the Company's Working Capital Statement. Neither party may revise the amounts claimed on its respective Working Capital Statement prior to submission to the Accounting Firm except to reflect amounts finally determined pursuant to
Section 1.8(b) or (c). Based solely upon the foregoing submissions, the Accounting Firm shall make a final, binding and unappealable determination of the matters in dispute and of the LLC Closing Date Working Capital Amount, which the parties agree shall be conclusively binding upon all parties; provided, however, that (i) the Accounting Firm must choose either the LLC Closing Date Working Capital Amount set forth on Buyer's LLC Working Capital Statement or the LLC Closing Date Working Capital Amount set forth on the Company's Working Capital Statement (in each case relying without modification upon any portions of the LLC Closing Date Working Capital Amount resolved pursuant to Section 1.8(c)) and may not choose any other amount and (ii) the Accounting Firm may not make any determination with respect to any matter not in dispute between Buyer's LLC Working Capital Statement and the Company's Working Capital Statement; provided further, however, that any determination by the Accounting Firm shall not be final, binding and nonappealable, and shall be without effect, if it does not comply with the foregoing proviso. The party whose Working Capital Statement is not selected is the "Losing Party" for purposes of this Section 1.8 and shall pay all fees, charges and expenses for the services of the Accounting Firm (including the fees, charges and expenses of any experts used by the Accounting
Firm) plus any reasonable fees and expenses of enforcement of a determination of the Accounting Firm. In addition, the Losing Party shall reimburse (in cash) all reasonable attorneys' fees, charges and expenses and reasonable accountant's fees, charges and expenses incurred by the other party in connection with the dispute (all of the foregoing, for purposes of this Section 1.8, the "Fees"). The Accounting Firm shall be instructed to make its final determination within twenty (20) days of the submissions to the Accounting Firm and, in any case, as soon as practicable after such submissions. Within five (5) days of the Accounting Firm's determination of the LLC Closing Date Working Capital Amount, the Accounting Firm shall deliver to Boyd Indiana and the Company a statement (the "LLC Closing Date Working Capital Statement") setting forth the LLC Closing Date Working Capital Amount and describing in reasonable detail how the LLC Closing Date Working Capital Amount was determined. Within ten (10) days after the final determination by the Accounting Firm, the party entitled to receive the Fees shall submit a statement setting forth its Fees incurred and the Accounting Firm, within ten (10) days after such submission, will make a final, binding and unappealable determination of the amount of such Fees and award such amounts to such party.

        (e) Any final determination and award of Fees shall be in writing and shall state the reasons upon which it is based. Judgment upon the award may be entered in any court having jurisdiction thereof. The provisions of this
Section 1.8 shall constitute the exclusive and sole means for resolving those disputes, disagreements, controversies or claims between Boyd Indiana and the Company with respect to the LLC Closing Date Working Capital Amount.

        (f) To the extent the LLC Closing Date Working Capital Amount is (i) greater than the LLC Preliminary Working Capital Amount, Boyd Indiana shall, within ten (10) days of Boyd Indiana's receipt of the LLC Closing Date Working Capital Statement or other final determination of the LLC Closing Date Working Capital Amount, deliver by wire transfer of immediately available funds to the liquidation account or accounts specified by the Company, an amount equal to such excess or (ii) less than the LLC Preliminary Working Capital Amount, within ten (10) days of the Company's receipt of the LLC Closing Date Working Capital Statement or other final determination of the LLC Closing Date Working Capital Amount there shall be released from the Company Escrowed Funds and delivered by wire transfer of immediately available funds to the account or accounts specified by Boyd Indiana an amount equal to such shortfall, in either case plus interest on such amount at the Interest Rate for the period commencing on (and including) the Closing Date to (but excluding) the date of payment, as well as the amount of any Fees to be borne by LLC as a Losing Party under this Section 1.8.

        (g) To the extent that following the settlement of the LLC Closing Date Working Capital Amount described in Section 1.8(b), outstanding chips and tokens that represent liabilities appearing on the LLC Closing Date Working Capital Statement cannot legally be redeemed by LLC, the remaining amount of any reserve for the liability represented by such chips and tokens shall be delivered by wire transfer of immediately available funds to the Escrow Agent and become part of the Company Escrowed Funds. The Company and Boyd Indiana each agree that they shall each receive fifty percent (50%) of the net proceeds after expenses of sale of that certain noncontiguous parcel of real estate to the Park Land Partnership, whether or not such sale occurs pre-Closing or post-Closing, so long as the Closing occurs.

                                   ARTICLE II
                        CERTAIN PRE-CLOSING TRANSACTIONS

        Section 2.1 Transfer of Assets and Assumed Liabilities. Immediately prior to the Closing, and as a condition precedent thereto, the Company shall assign, convey and transfer (the "Transfer") to LLC all of the Company's right, title and interest in the Assets and the Assumed Liabilities, and LLC shall acquire the Assets and assume the Assumed Liabilities. The Transfer shall include, but not be limited to, the following assignments, conveyances and transfers:

        (a) Owned Property. The Company shall convey to LLC title to the Owned Property by a duly executed and acknowledged general warranty deed (the "Deed") in substantially the form attached hereto as Exhibit 2.1(a). Evidence of delivery of title to the Owned Property shall be the issuance by the Title Company of an ALTA Form B (1970) Extended Coverage Owner's Policy (rev. 11-17-70 and 10-17-84) with regional exceptions deleted (the "Title Policy"). The Title Policy shall be in an amount equal to Seventy-Five Million Nine Hundred Seventy Thousand and No/100 Dollars ($75,970,000.00) and shall show title to the Owned Property vested in LLC, subject to any Permitted Liens. The Title Policy shall include contiguity, survey, zoning and such other endorsements as are reasonably requested by Boyd Indiana. Prior to the Transfer Date, Boyd Indiana will order an updated preliminary title report and an updated survey to verify that the only Liens encumbering the Owned Property as of such date are the Permitted Liens. Boyd Indiana shall have the right to notify the Company of any additional Liens reflected on such updated survey or updated title report. Upon the Company's receipt of such notice, the Company shall take such steps as is necessary to cause the Title Company to remove such additional Liens prior to the Transfer Date including, but not limited to, posting a bond or obtaining additional endorsements to the Title Policy. In addition to the foregoing, the Company shall convey to the LLC by quitclaim deed all of Company's right, title and interest in and to the Untitled Property.

        (b) Leased Property. The Company shall assign to LLC all of its right, title and interest in and to the Leased Property included in the Assets pursuant to that certain Assignment of Leases (the "Assignment of Leases") in substantially the form attached hereto as Exhibit 2.1(b).

        (c) Riverboat. The Company shall assign, transfer and convey to LLC all of its right, title and interest to the Riverboat by a bill of sale (the "Bill of Sale (Riverboat)") in the form required by the United States Coast Guard free and clear of all Liens or interests of third parties not arising from or through BGC or Boyd Indiana, except Permitted Liens.

        (d) Tangible Personal Property. The Company shall assign, transfer and convey to LLC all of its right, title and interest to the Tangible Personal Property included in the Assets (other than the Riverboat) by a bill of sale (the "Bill of Sale (Tangible Personal Property)") in substantially the form attached hereto as Exhibit 2.1(d) free and clear of all Liens or interests of third parties not arising from or through BGC or Boyd Indiana, except Permitted Liens. In connection with the Transfer, new chips and tokens will be required under applicable Gaming Laws. In that regard, Boyd Indiana will advise the Company on the color, inserts and design of new chips and tokens to be utilized by LLC, and the Company will implement Boyd Indiana's reasonable requests with respect thereto at Boyd Indiana's expense as provided in Schedule 13.2.

        (e) Contracts and Equipment Leases; Plans and Specifications. The Company shall assign, transfer and convey to LLC all of its right, title and interest under the Contracts of the Company listed on Schedule 2.1(e) (the "Assumed Contracts"), including all of its right, title and interest under the Plans and Specifications and the Equipment Leases by an Assignment and Assumption of Contracts (the "Assignment of Contracts") in substantially the form attached hereto as Exhibit 2.1(e); provided that failure of the other party or parties to an Assumed Contract to consent to such assignment will not be deemed to be a breach of this Section 2.1(e).

        (f) Governmental Approvals and Intangibles. The Company shall assign, transfer and convey to LLC, all of its right, title and interest in and to the Governmental Approvals and Intangibles (including, but not limited to, the Liquor License and the Gaming License) by an Assignment and Assumption of Governmental Approvals and Intangibles (the "Assignment of Governmental Approvals and Intangibles") in substantially the form attached hereto as Exhibit 2.1(f); provided that failure to receive a consent from a Governmental Body to the assignment of a Governmental Approval will not be deemed to be a violation of this Section 2.1(f).

        (g) Development Agreement. The Company shall assign, transfer and convey to LLC, all of its right, title and interest in and to the Development Agreement by an Assignment and Assumption of Development Agreement (the "Assignment of Development Agreement") in substantially the form attached hereto as Exhibit 2.1(g).

        (h) Employees. The Company shall transfer to LLC all employees of the Company who are employed as of the Transfer Date except for any employees listed individually on Schedule 5.17 shown thereon as terminating on the Closing Date, which employment shall be upon terms equivalent to those in effect immediately prior to the Transfer Date; provided, however, in no event shall the Company be obligated to transfer to LLC any employees who elect not to continue their employment with LLC after the Transfer Date.

        Section 2.2 Deliveries. Immediately prior to the Closing, and as a condition precedent thereto, the Company and/or LLC, as applicable, shall have executed, acknowledged where necessary and delivered to Boyd Indiana or their authorized agents, as applicable, all of the following:

        (a)     The Assignment of Leases duly executed by the Company and LLC.

        (b) The Assignment of Contracts duly executed by the Company and LLC.

        (c) The Bill of Sale (Tangible Personal Property) duly executed by the Company.

        (d) The Bill of Sale (Riverboat) duly executed by the Company, together with originals of the current certificate of documentation, certificate of inspection, vessel certificate of financial responsibility, vessel inspection user fee renewal letter and such other documents required by applicable Laws necessary to effect transfer of the Riverboat to LLC and permit LLC to use and operate the Riverboat after the Transfer Date to the same extent in all material respects as the Company prior to the Transfer Date.

        (e) The Assignment of Governmental Approvals and Intangibles duly executed by the Company and LLC.

        (f) All documents and consents as may be reasonably required in connection with the transfer of the Liquor Assets to LLC.

        (g)     Originals, if available, or copies of all Books and Records.

        (h) An affidavit (the "FIRPTA Affidavit") of the Company stating that the Company is a "United States person," as referred to and defined in Internal Revenue Code Paragraph 1445(f)(3) and 7701(g) in substantially the form attached hereto as Exhibit 2.2(h).

        (i) Originals, as applicable, of all Intangibles, Intellectual Property and all other documents or instruments included in the Assets relating to the Intangibles.

        (j) Duly executed Governmental Approvals to or from any Governmental Body or other Persons to whom notice is required to be given, or from whom consent or approval is required upon, and material to, the Transfer or the purchase and sale of the LLC Units to Boyd Indiana, or any portion thereof, including, but not limited to the following:

                (i) A copy of all Governmental Approvals necessary to the transfer of the Riverboat from the Company to LLC including, but not limited to, the consent of the United States Coast Guard, as well as originals of all licenses, certificates and other documents relating to such transfer.

                (ii) A copy of all Governmental Approvals necessary to the transfer of the Gaming License from the Company to LLC including, but not limited to, the consent of the Indiana Gaming Commission.

        (k) A complete set of all keys and security codes for the Riverboat, appropriately tagged or otherwise marked for identification.

        (l) Originals or copies of such other documents as may be reasonably requested by the Title Company.

        (m) Originals of all Leases and all amendments thereto, and originals or copies of all records and correspondence relating thereto.

        (n) Originals of all material warranties or guaranties received by the Company or LLC from any contractors, subcontractors, suppliers or materialmen in connection with the Business.

        (o) All marketing materials in the possession of the Company or LLC with respect to the Business.

        (p)     All ledgers and financial statements for the Riverboat.

        (q) A duly executed Consent to Assignment (the "City Consent") executed by the City in substantially the form attached hereto as Exhibit 2.2(q) certifying, among other things, that there is no default under the Development Agreement and that the City has consented to the assignment of the Development Agreement and to all of the other transactions contemplated by this Agreement.

        (r) A duly executed Estoppel Certificate and Consent to Assignment (the "Contractor Estoppel Certificate") executed by the Contractor in substantially the form attached hereto as Exhibit 2.2(r) certifying, among other things, that there is no default under the Construction Contract to which the Contractor is a party and that the Contractor has consented to the assignment of such Construction Contract.

        (s) The Assignment of Development Agreement duly executed by the Company and LLC.

        (t) Originals (to the extent available, or copies if originals are not available) of all Assumed Contracts and the Management Agreement.

        (u) The Potential Land Transfer Agreement, to the extent applicable pursuant to Section 5.18.

        (v) Such other documents, instruments, agreements, assignments, instruments of assumption, correspondence and other items as Boyd Indiana may reasonably request to evidence the Transfer to LLC and all other transactions contemplated hereby.

        Section 2.3 Excluded Liabilities. The Company hereby assumes and agrees to pay and discharge, and will indemnify and hold harmless, to the extent and in the manner provided in Section 12.4, LLC, Boyd Indiana and BGC for all of the Excluded Liabilities.

        Section 2.4 Transfer Costs. The Company and Boyd Indiana shall bear the fees, charges, commissions, expenses or taxes related to the Transfer in accordance with Sections 2.8, 13.2 and 13.3. To the extent (but only to the extent) any such costs are accrued or reserved for in the calculation of the LLC Closing Date Working Capital Amount, they shall be deemed to have been paid by the Company in apportioning such costs. No such Transfer costs shall reduce the Computed Amount.

        Section 2.5 Prorations. All special or general assessments, real and personal property taxes (other than those taxes imposed in connection with the transfer of the Owned Property) and any other taxes or assessments that may be required to be prorated as of the Transfer Date pursuant to any Laws or by the Title Company in order to issue the Title Policy shall be allocated and prorated between the Company and LLC as of 12:01 A.M. on the Transfer Date on the basis of the fiscal year for which they are assessed.

        Section 2.6 Post-Closing Deliveries. As soon as practicable following the Closing Date, the Company shall deliver or cause to be delivered to Boyd Indiana the executed and recorded original Deed and an original of the Title Policy.

        Section 2.7 Termination of Agreements. Immediately prior to the Closing, the Company and/or LLC, as noted in Schedule 2.7, will cause the Contracts set forth on Schedule 2.7 to be terminated and LLC and the LLC Units to be released from any liability, restriction or required performance thereunder. Evidence of such termination and release, in form and substance reasonably satisfactory to BGC, shall be furnished by Company or LLC, as applicable, at the Closing.

        Section 2.8 Consents to Assignment of Assumed Contracts. In the event any Assumed Contract to which the Company is a party requires the consent of another party thereto, the Company will make all reasonable efforts to obtain such consent in writing prior to the Transfer Date. Expenses in relation thereto shall be apportioned as set forth in Schedule 2.8. If another party to any Assumed Contract requires a specific written assumption by LLC of the Company's obligations thereunder as a condition to consent to assignment thereof, LLC agrees to provide such written assumption on terms no less favorable in all material respects to LLC than the existing terms of such Assumed Contract. Nothing in this Agreement shall be construed as an attempt to assign any Assumed Contract which is not assignable without the consent of the other party or parties thereto, unless such consent shall have been obtained. If, after the Company and LLC have made all reasonable efforts to obtain the consent of any such other party to such Assumed Contract, such consent shall not have been obtained at or prior to the Transfer Date, such Assumed Contract shall not be deemed assigned to LLC hereunder, and the Company, LLC, and Boyd Indiana shall cooperate in an arrangement (each, an "Assignment Arrangement") reasonable to both the Company and Boyd Indiana designed to provide LLC after the Closing Date with all of the benefits of such Assumed Contract and all of the obligations under such Assumed Contract arising on or after the Closing Date, including the enforcement of any rights of the Company against such other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. Boyd Indiana agrees to cause LLC to fulfill all obligations arising on or after the Closing Date of any Assumed Contract for which it receives the benefits pursuant to the foregoing, including all related payments thereunder, on a timely basis and to indemnify and hold the Company harmless for any breach of such Assignment Arrangement or any claim arising under such Assumed Contract in connection with the operation of the Business after the Closing. The Company and LLC shall, for a reasonable period, not to exceed ninety (90) business days following the Closing Date, continue to use all reasonable efforts to attempt to obtain such consents. If the Company and LLC enter into any Assignment Arrangement in connection with any such Assumed Contract, LLC after the Closing Date shall be responsible for the performance of such contract and any payments required to be made to the other party to such contract or agreement to the same extent as would have been required if the Assumed Contract had been effectively assigned to LLC on the Transfer Date. In addition, after the Closing, in order that the full value of every Assumed Contract and all claims and demands with respect to such Assumed Contracts may be realized, the Company hereby agrees that it will, at the written request and under the direction of Boyd Indiana and as shall be permitted by law and the terms of such Assumed Contracts, take all actions and do or cause to be done all things as shall be reasonably necessary in order that LLC after the Closing Date may obtain the full benefit and enjoyment of the Assumed Contracts, subject to the provisions of Schedule 2.8.

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND LLC

        Except as set forth in the corresponding subsection of the disclosure letter delivered to Boyd Indiana at or prior to the execution of this Agreement (the "Company/LLC Disclosure Schedule"), the Company and LLC, jointly and severally, represent and warrant to Boyd Indiana, as of the date of this Agreement and as of the Closing Date (unless a contrary date is indicated below), as follows:

        Section 3.1 Ownership of LLC Units. The Company owns and has an unqualified right to and shall transfer to Boyd Indiana at the Closing good and valid title to the LLC Units free and clear of all Liens. Other than this Agreement, the LLC Units are not subject to any voting trust agreement or other Contract, including any Contract restricting or otherwise relating to the voting or disposition of such LLC Units.

        Section 3.2 Organization and Qualification.

        (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has the corporate power and authority to carry on its business as presently conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by it, to perform its obligations hereunder or thereunder and to carry out the transactions contemplated hereby and thereby. LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Indiana, has conducted no business prior to the Transfer Date except as contemplated hereby and has the requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by it, to perform its obligations hereunder or thereunder and to carry out the transactions contemplated hereby and thereby.

        (b) Neither the Company nor LLC has any Subsidiaries. Neither the Company nor LLC directly or indirectly owns any capital stock of or other equity interests in any Person and neither the Company nor LLC is a member of or participant in any partnership, joint venture, limited liability corporation, or similar Person.

        (c) The copies of the Articles of Incorporation of the Company, and all amendments thereto, as certified by the Secretary of State of Indiana, and the Bylaws, as amended to date, of the Company, as certified by the Secretary of the Company, which have heretofore been delivered to Boyd Indiana, are complete, accurate and current. The copies of the organizational and governing documents of LLC, and all amendments thereto, as certified by the Secretary of State of the State of Indiana or, if not applicable, a manager or executive officer of LLC, which have heretofore been delivered to Boyd Indiana, are complete, accurate and current. The stock transfer books and minute books or similar records of the Company and LLC, which have heretofore been made available to Boyd Indiana, are complete, accurate and current.

        (d) The Company is duly qualified or registered for the transaction of business and is in good standing in Indiana and Illinois, which are the only jurisdictions wherein the character of the properties so owned or leased by or the nature of its business makes such licensing or qualification to do business necessary, except for any such failures to so qualify or be licensed, which, when taken together with all other such failures, has not had and would not reasonably be likely to have a Material Adverse Effect. At the Closing, LLC will be duly qualified or registered to do business and in good standing in Indiana.

        Section 3.3 Authority. The execution and delivery of this Agreement by the Company and LLC and the execution and delivery of the other instruments or documents required or contemplated hereby and the consummation of the transactions contemplated hereby by each of the Company and LLC have been duly and validly authorized by the Board of Directors or other applicable governing body of such entity. Prior to the Closing, each of the Company and LLC will deliver to Boyd Indiana a complete and correct copy, certified by its Secretary (or other appropriate executive officer or manager), of the resolutions heretofore duly and validly adopted by its Board of Directors or other applicable governing body evidencing such authorization and resolutions of the Company's shareholders duly and validly adopted prior to the Closing, which resolutions in each case will not have been rescinded prior to, and will be in full force and effect on the date of, the Closing. No other corporate or limited liability company act or proceeding on the part of any of the Company or LLC is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the Company or LLC pursuant hereto or the transactions contemplated hereby or thereby.

        Section 3.4 Capitalization. The authorized capital of LLC consists solely of one hundred (100) Units, of which one hundred (100) Units are issued and outstanding and are owned of record by the Company. All of the issued and outstanding Units of LLC have been duly authorized and are validly issued, fully paid and nonassessable, are not subject to any preemptive rights and have not been issued in violation of any applicable Laws, Articles of Organization, operating agreement or the terms of any agreement to which the LLC, Company or, to the knowledge of the Company and LLC, any shareholder of the Company is a party or is bound. There are no units or other equity interest or securities of LLC reserved for issuance or any outstanding subscriptions, options, warrants, rights, "phantom" stock rights, convertible or exchangeable securities, stock appreciation rights or other agreements or commitments (other than this Agreement) granting to any Person any interest in or right to acquire at any time, or upon the happening of any stated event, any Units or other equity interest or securities of LLC, or any interest in, exchangeable for or convertible into Units or other equity interest or securities of LLC or restricting the Company's rights to transfer any of the LLC Units.

        Section 3.5. Binding Effect, No Violation, Consents. This Agreement constitutes, and, when executed and delivered, the other documents and instruments to be executed and delivered by each of the Company and LLC pursuant hereto will constitute, valid and binding agreements of each of the Company and LLC, enforceable in accordance with their respective terms (except as such enforceability may be affected by bankruptcy, reorganization, moratorium or similar laws generally affecting creditors' rights and by general principles of equity), and (assuming receipt of the consents, approvals and authorizations specifically contemplated by the next sentence) neither the execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Company and LLC pursuant hereto, nor the consummation by the Company or LLC of the transactions contemplated hereby or thereby will (i) violate or conflict with or result in any breach of any provision of its Articles of Incorporation, Bylaws, Articles of Organization, operating agreement or other organizational or governing documents; (ii) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets under, any Assumed Contract to which the Company or LLC is a party or by which the Company or LLC or its respective assets or properties may be bound or affected; or (iii) violate any Law, excluding from the foregoing clauses (ii) and (iii) such defaults, rights and violations which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except for the consents required under the Gaming Laws, the consent of the City under the Development Agreement and the applicable requirements of the HSR Act, the consent of the United States Coast Guard to the transfer of the Riverboat, and the consents of the Army Corps of Engineers, the Indiana Department of Natural Resources and the Walsh Construction Contract, no Governmental Approval, or consent, approval, authorization or action by, notice to, or filing with, any other Person is required in connection with the execution, delivery and performance of this Agreement, the other documents and instruments to be executed and delivered by the Company or LLC pursuant hereto or the consummation by the Company or LLC of the transactions contemplated hereby or thereby, except in the case of Governmental Approvals or consents, approvals, authorizations, actions, notices or filings required under Contracts where the failure to obtain such consents and approvals and give such notices would not reasonably be expected to have a Material Adverse Effect.

        Section 3.6 Financial Information. Set forth as Schedule 3.6 are audited
(a) consolidated balance sheets of the Company as at December 31, 1997 and 1998 (such balance sheet as at December 31, 1998 is sometimes referred to herein as the "Company Balance Sheet") and (b) consolidated statements of income, cash flows and changes in shareholders equity of the Company for each of the years ended December 31, 1998 and 1997, all audited by Arthur Andersen LLP, whose reports thereon are included therein (together with the balance sheets, and including all notes thereto, the "Company Financial Statements"). Schedule 3.6 also contains the unaudited (a) consolidated balance sheet of the Company as at March 31, 1999 and (b) the consolidated statements of income and cash flows of the Company for the three months ended March 31, 1999. Such balance sheets and the notes thereto are true, complete and accurate and fairly present the assets, liabilities and financial condition of the Company on a consolidated basis as of the respective dates thereof, and such consolidated statements of income, cash flows and changes in shareholders' equity and the notes thereto are true, complete and accurate and fairly present the results of operations of the Company on a consolidated basis for the period therein referred to, all in accordance with GAAP consistently applied throughout the periods involved, except that the interim, quarterly unaudited financial information is subject to normal and immaterial year-end audit adjustments.

        Section 3.7 No Undisclosed Liabilities. The Company does not have any material liability or obligation of any nature, whether fixed or contingent or otherwise, whether due or to become due, including, without limitation, any unfunded obligation under any pension plan, any liability for Taxes or any environmental liabilities, that is not reflected or reserved against in the Company Balance Sheet or otherwise disclosed in the notes thereto, other than liabilities and obligations incurred subsequent to the date of the Company Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement. The Company does not know or have any reasonable expectation of any basis for the assertion against the Company or LLC of any such liability or obligation. There are no agreements or arrangements pursuant to which the Company or LLC has incurred Indebtedness or is liable for payments to its shareholders or members or former shareholders or members, any Related Entity or their respective Affiliates. As of the date of this Agreement, LLC has no liabilities and, as of the Closing Date, LLC will have no liabilities except the Assumed Liabilities, except for any liabilities arising from Excluded Environmental Matters.

        Section 3.8 Absence of Certain Changes. Except as otherwise contemplated by this Agreement, (a) since the date of the Company Balance Sheet, the Business has been conducted only in the ordinary course, consistent with past practice, and there has not occurred any event, condition, circumstance, change or development (whether or not in the ordinary course of business consistent with past practice) that, individually or in the aggregate, has had or, in the future, would reasonably be expected to have a Material Adverse Effect on the Company or LLC and (b) since the date of the Company Balance Sheet, none of LLC, the Company or, to the knowledge of the Company and LLC, any shareholder of the Company has taken any action which, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.1 (excluding any requirement set forth in Section 5.1 to give notice as to any action occurring prior to the date of this Agreement).

        Section 3.9 Tax Matters.

        (a)     The Company is a small business corporation as defined in
Section 1361 of the Code and has had in effect since January 1, 1998 a valid election to be treated as an "S" corporation for federal Income Tax purposes under the Code and in the State of Indiana, and neither the Company nor, to the knowledge of the Company, any of its existing or former shareholders has taken or caused or permitted to be taken any action during such periods that would have caused a termination of such S election.

        (b) The Company and LLC are not registered to do business as a foreign entity in any state, and the Company files Tax Returns only in the United States and the States of Indiana and Illinois. LLC has filed no Income Tax returns with any local, state or federal taxing authority.

        (c) Each of the Company and LLC has (i) duly filed with the appropriate Governmental Bodies all Tax Returns required to be filed by it on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects and (ii) duly paid in full or made provision in accordance with GAAP for the payment of all Taxes for all periods ending through the date hereof.

        (d) There are no Liens for Taxes upon the LLC Units or the Assets except for statutory liens for current Taxes not yet due.

        (e) Since the date of the Company Balance Sheet, neither the Company nor LLC has incurred any liability for Taxes other than in the ordinary course of business consistent with past practice or as contemplated by this Agreement.

        (f) Each of the Company and LLC has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121, 3402, 3406 and 4421 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from and paid over to the proper

Governmental Bodies all amounts required to be so withheld and paid over under applicable laws.

        (g) No audits or other administrative proceedings or court proceedings are presently pending with any Governmental Body with regard to any Taxes or Tax Returns of either the Company or LLC, and neither the Company nor LLC has received a written notice of any pending audits or proceedings. All information statements have been filed under Section 401 of the Code.

        (h) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or LLC.

        (i) Neither the Company nor LLC is a party to any Contract providing for the allocation or sharing of Taxes.

        (j) Neither the Company nor LLC is a party to any Contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

        (k) No power of attorney has been executed by either the Company or LLC with respect to any matter relating to Taxes which is currently in force.

        (l) At all times since the date of formation of LLC, and as of the Closing, (i) the Company is and has been the sole owner of any and all issued and outstanding Units of LLC; (ii) LLC has not conducted any business other than that related to the consummation of the transactions contemplated hereby; (iii) LLC does not have any assets or liabilities other than, following the Transfer, the Assets, the Assumed Liabilities, the Excluded Environmental Matters and assets acquired after the Transfer in the ordinary course of the Business; and
(iv) each of the Company and LLC has treated LLC for all Income Tax purposes as being disregarded as an entity separate from the Company with the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii) (a "Disregarded Entity") and has not taken or caused or permitted to be taken any action inconsistent with such treatment or failed to take any action if such failure would be inconsistent with such treatment.

        Section 3.10 Real Property and Riverboat.

        (a) Schedule 3.10(a) sets forth the location and a description of the Owned Property.

        (b)     Schedule 3.10(b) sets forth the location of the Leased Property.

        (c) There are now in full force and effect duly issued certificates of occupancy, where required, permitting the Real Property, the Riverboat and the improvements located thereon to be legally used, occupied and operated as the same presently exist. The Real Property and the Riverboat are used by the Company or LLC exclusively for the Business. Neither the Real Property nor the Riverboat violates any material provisions of any applicable Laws, including without limitation, any building code, fire, health or safety regulations, and the Company or LLC, as applicable, is in material compliance with all applicable Laws and restrictions relating to the Real Property, the Riverboat or any part thereof; provided, however, that this Section 3.10(c) shall not include Environmental Laws which shall be covered by Section 3.20.

        (d) The current use of the offices, if any, and other facilities located on the Riverboat or the Real Property does not violate any Law, including without limitation, any local zoning or similar land use or government regulation, where such violation would reasonably be likely to have a Material Adverse Effect.

        (e) Neither the Company nor LLC has made or entered into any Contracts to sell, mortgage, pledge or hypothecate, lease, sublease, convey, alienate, transfer or otherwise dispose of the Riverboat or the Real Property, or any portion thereof.

        (f) Neither the Riverboat nor the Real Property is subject to any outstanding purchase options, and no Person has any right or option to acquire, or right of first refusal with respect to, the Company's or LLC's interest in the Riverboat or the Real Property, or any part thereof.

        (g) The Real Property is zoned for the lawful development of the Hotel, and the Company or LLC has obtained to date, and will obtain with respect to activities conducted by the Company or LLC up to the Closing Date, all Governmental Approvals required for the lawful construction, development and operation of the Hotel in accordance with the Plans and Specifications, except where the failure to do so would not be reasonably expected to have a Material Adverse Effect. To the knowledge of the Company and LLC, there are no material impediments to or constraints on the development of the Hotel within the time frame and for the cost set forth in the Hotel Construction Budget.

        (h) The Company and LLC, as applicable, have obtained all Governmental Approvals and other approvals required for the lawful acquisition, ownership, use, operation, management and maintenance of the Riverboat as such is owned, used, operated, managed and maintained and including, but not limited to, all approvals required by the United States Coast Guard and the Army Corps of Engineers, except where the failure to do so would not be reasonably expected to have a Material Adverse Effect.

        (i) To the knowledge of the Company, the Riverboat has been constructed in a workmanlike manner, by duly licensed contractors in accordance with applicable plans, specifications and Laws, and is in good working order with no known material defects.

        (j) Prior to Closing, LLC shall have provided Boyd Indiana a true and complete list of each Person who, to the knowledge of the Company and LLC, possesses keys or security codes for the Riverboat.

        Section 3.11 Leases.

        (a) All leases of real property leased or subleased by or for the use or benefit of the Company, LLC or the Business and all leases as to which the Company or LLC is the lessee or sublessee, and all amendments and modifications thereof (collectively, the "Leases"), are listed on Schedule 3.11(a) and true, correct and complete copies thereof have been delivered to Boyd Indiana. All such Leases are valid, binding and in full force and effect and are enforceable by the Company or LLC, as applicable, in accordance with their terms (except as such enforceability may be affected by bankruptcy, reorganization, moratorium or similar laws generally affecting creditors' rights and by general principles of equity) and have not been modified or amended; the Company or LLC, as applicable, has performed all material obligations required to be performed by it under each such Lease; and there has been no material breach or default under any such Leases by the Company or LLC, or, to the knowledge of the Company or LLC, any other party thereto, nor any such breach or default by the Company or LLC, or, to the knowledge of the Company or LLC, any other party thereto which with notice or lapse of time or both would constitute an event of default thereunder.

        (b) There are no oral or written leases, subleases, occupancy agreements or tenancies in effect pertaining to the Owned Property, and no parties other than the Company are in possession of the Owned Property.

        Section 3.12 Title to Assets.

        (a) The Company has and will have until the Transfer, and LLC will have at the Closing, good, marketable and insurable title (fee title, in the case of the Owned Property) to, and is, and will be in the case of LLC, the owner of, the Owned Property (other than Owned Property included in the Excluded Assets) and such ownership is and will be at the Closing free and clear of any and all Liens, other than Permitted Liens.

        (b) The Company has and will have until the Transfer good and marketable title to the Riverboat and owns and will own until the Transfer the Riverboat free and clear of all Liens and LLC, at the Closing, will have good and marketable title to the Riverboat and will own the Riverboat free and clear of all Liens, other than Permitted Liens.

        (c) The Company has and will have until the Transfer, and LLC will have at the Closing, good and marketable title to the Assets (other than the Owned Property and the Riverboat which are covered by Section 3.12(a) and (b)), free and clear of any and all Liens, other than Permitted Liens.

        Section 3.13 Tangible Personal Property. Schedule 3.13(a) lists each item of Tangible Personal Property (other than inventory and supplies) owned by the Company or LLC having an initial purchase price in excess of Ten Thousand and No/100 Dollars ($10,000.00); Schedule 3.13(b) lists each item of Tangible Personal Property leased by the Company or LLC (other than pursuant to individual leases having an annual rental of less than Ten Thousand and No/100 Dollars ($10,000.00) or which are terminable by the Company or LLC, as applicable, within ninety (90) days of the date hereof without penalty) and each item of Tangible Personal Property having a value of Ten Thousand and No/100 Dollars ($10,000.00) or more used by the Company or LLC and owned or leased by Persons providing services to the Company or LLC; and Schedule 3.13(c) lists each live gaming device (including all gaming tables), electronic gaming device (including all slot machines) and other gaming-related equipment owned, leased or otherwise used by the Company or LLC. The Tangible Personal Property set forth on the above-referenced Schedules constitutes substantially all of the tangible personal property used in the operation of the Business and constitutes substantially all tangible personal property necessary to conduct the Business as presently conducted by the Company. The Tangible Personal Property owned by the Company or LLC and all other material personal property, whether tangible or intangible, owned by the Company or LLC is free and clear of any and all Liens, except for Permitted Liens. All Tangible Personal Property owned by the Company or LLC (other than Excluded Assets) is located at the Real Property or the Riverboat, and there is no tangible personal property material to the operation of the Business located at the Real Property or the Riverboat which is not owned or leased by the Company or LLC. The Tangible Personal Property owned or leased by the Company or LLC is in all material respects in working order, ordinary wear and tear excepted. All the material Tangible Personal Property owned by the Company or LLC has been maintained in all material respects in accordance with the past practice of the Company or LLC. All leased Tangible Personal Property of the Company or LLC is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease.

        Section 3.14 Intellectual Property.

        (a) Schedule 3.14 contains a true, correct and complete list of the Intellectual Property and all license agreements relating thereto to which the Company or LLC is a party (either as licensor or licensee) (the "License Agreements"), provided that Schedule 3.14 need not list end-user licenses granted to the Company or LLC relating to standard "off the shelf" personal computer software that is generally available from vendors, including software made available from such vendors on a "shrinkwrap license" basis.

        (b) The Company is and until the Transfer will be, and LLC will be at Closing, the sole and exclusive owner of the Intellectual Property (other than Intellectual Property licensed from third parties) and Company's rights under the License Agreements, and all registrations and applications for registration therefor are currently standing and, until the Transfer will be, in the name of the Company and will be assigned to LLC on the Transfer Date. The Intellectual Property (other than Intellectual Property licensed from third parties), License Agreements and Business Know-How are free and clear of all Liens, and the Intellectual Property and Business Know-How owned by the Company or LLC are free of all licenses to third parties. Neither the Company nor LLC owns or is a party to any License Agreement with respect to any patent or application therefor. The Intellectual Property owned by the Company or LLC and, to the knowledge of the Company and LLC, the Intellectual Property licensed from third parties, is valid and enforceable, all registrations relating to the Intellectual Property owned by the Company or LLC were validly obtained, and no such registration has lapsed, expired or been abandoned, or is subject to any pending or threatened opposition or cancellation proceeding before the United States Patent and Trademark Office or any other registration authority, except where such invalidity, unenforceability, lapse, expiration, abandonment or proceeding would not, individually or in the aggregate, reasonably be expected to have a material effect on the use by the Company or LLC of such Intellectual Property. Neither the Company nor LLC knows of any reason why any of the Company's or LLC's material trademarks or service marks would not be registrable in any United States jurisdiction. There are no claims pending or, to the Company's or LLC's knowledge, threatened, and neither the Company nor LLC has received notice of any claims alleging that the Company's or LLC's activities infringe upon or constitute the unauthorized use of the proprietary rights of any third party, or challenging the Company's or LLC's, as applicable, ownership or the validity or enforceability of the Intellectual Property or the Business Know-How owned by the Company or the License Agreements. To the Company's and LLC's knowledge, there are no infringements of the Intellectual Property owned by the

Company or the License Agreements by third parties. Neither the Company nor LLC has entered into any consent, indemnification, forbearance to sue, or settlement agreement with any third party relating to the Intellectual Property, Business Know-How or License Agreements, or the intellectual property or business know-how of any third party.

        Section 3.15 Litigation.

        (a) There are no claims, actions, suits, proceedings or investigations pending or threatened by the Company, LLC or by any Related Entity (with respect to the Business) at law or in equity or before any Governmental Body or before any arbitration body.

        (b) There are no claims, actions, suits, proceedings or investigations pending or, to the Company's or LLC's knowledge, threatened against the Company, LLC or any Related Entity (with respect to the Business), or involving their respective Assets or the Business, at law or in equity or before any Governmental Body or any arbitration body which, as of the date of this Agreement, (i) involves a claim against the Company, LLC or such Related Entity of more than Ten Thousand and No/100 Dollars ($10,000.00); (ii) seeks any injunctive relief or punitive damages not covered by insurance against the Company, LLC or any Related Entity; or (iii) individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, and neither the Company nor LLC knows or has any reasonable expectation of any basis for any such claim, action, suit, proceeding or investigation. Other than shareholder statutory dissenters' rights, if any, there are no pending or threatened claims, actions, suits, proceedings or investigations which challenge the legality or validity of the transactions contemplated hereby or seek damages in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) in connection with the consummation of the transactions contemplated hereby. To the knowledge of the Company and LLC, none of the Company, LLC or any Related Entity is a party or subject to or in default under any material judgment, order, injunction or decree of any Governmental Body or arbitration tribunal applicable to it or any of its respective properties, Assets, operations or the Business.

        Section 3.16 Insurance.

        (a) Schedule 3.16(a) sets forth a complete and accurate list reasonably identifying all policies of fire, liability, business interruption, hull and machinery, protection and indemnity, pollution, product liability, workers' compensation, health and other forms of insurance presently in effect with respect to the Company and LLC, true copies of which have heretofore been delivered to Boyd Indiana.

        (b) All such policies are valid, outstanding and enforceable policies in accordance with their terms (except as such enforceability may be affected by bankruptcy, reorganization, moratorium or similar laws generally affecting creditors' rights and by general principles of equity) and provide insurance coverage for the properties, assets and operations of the Company and LLC covered thereby and of the kinds, in the amounts and against the risks customarily maintained by organizations similarly situated. The Company has kept, and the Company and LLC will keep through the Closing Date, the Riverboat insured under marine (including navigation and port risk), hull, protection and indemnity, machinery and pollution liability insurance. Neither the Company nor LLC has been refused any insurance with respect to any aspect of the ownership and operations of the Business, nor has the coverage been limited by any insurance carrier to which it has applied for insurance or with which it has insurance during the last three (3) years. All premium and/or club calls respecting each such policy of insurance have been paid through the end of each respective policy quarter. No insurance or proceeds thereof have been assigned by the Company or LLC to any Person.

        Section 3.17 Labor Matters.

        (a) Each of the Company and LLC is, and has at all times been, in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, ordinance or regulations.

        (b) There is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or, to the knowledge of the Company and LLC, threatened against or affecting the Company, LLC or the Business, and during the past three
(3) years there has not been any such action.

        (c)     No union represents the employees of either the Company or LLC.

        (d) Neither the Company nor LLC is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or LLC.

        (e) None of the employees of the Company or LLC is represented by any labor organization in their capacities as employees of the Company or LLC and, to the knowledge of the Company and LLC, there are no current union organizing activities among the employees of the Company or LLC, nor does any question concerning representation exist concerning such employees.

        (f) The Company has delivered to Boyd Indiana a copy of all written personnel policies, rules or procedures applicable to employees of the Company or LLC.

        (g) None of the Company or LLC has received notice of any unfair labor practice charge or complaint against the Company or LLC pending or threatened before the National Labor Relations Board or any other Governmental Body.

        (h) Neither the Company nor LLC has received notice of any grievance arising out of any collective bargaining agreement or other grievance procedure against either of such entities.

        (i) Neither the Company nor LLC has received notice of any charges with respect to or relating to any of such entities pending before the Equal Employment Opportunity Commission or any other Governmental Body responsible for the prevention of unlawful employment practices.

        (j) Neither the Company nor LLC has received notice of the intent of any Governmental Body responsible for the enforcement of labor or employment laws to conduct an investigation.

        (k) Neither the Company nor LLC has received notice of any material complaints, lawsuits or other proceedings pending or threatened in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

        (l) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increases in benefits or obligation to fund benefits with respect to any employee of the Company or LLC. The only severance agreements or severance policies applicable to the Company or LLC are the agreements and policies specifically referred to in the Company/LLC Disclosure Schedule.

        Section 3.18 Compliance with WARN Act. Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), none of the Company, LLC and the Business has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of such entities or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any of such entities, nor has any of such entities been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar Law. None of the employees of any of the Company, LLC or an Affiliate has suffered an "employment loss" (as defined in the WARN Act) since January 1, 1993.

        Section 3.19 Employee Benefit Plans; ERISA.

        (a) Schedule 3.19(a)(1) contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan program, agreement or management, whether formal or informal, written or oral (each, a "Plan"), that is maintained or contributed to at any time by the Company, LLC or a Related Entity with respect to the Business or, solely with respect to a Plan that is subject to Section 302 or Title IV of ERISA, by any other trade or business, whether or not incorporated, which together with the Company, LLC or a Related Entity would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Section 414(b), (c),
(m) or (o) of the Code (an "ERISA Affiliate"), or was so maintained or contributed to within the last six (6) years, for the benefit of any employee, former employee, consultant, officer or director of the Company or LLC or, if applicable, any ERISA Affiliate. Schedule 3.19(a)(2) identifies each Plan that is an "employee benefit plan" within the meaning of Section 3(3) of ERISA (a "Benefit Plan").

        (b) With respect to each Plan, the Company has heretofore delivered to Boyd Indiana true and complete copies of each of the following documents to the extent applicable:

                (i) the current version of the Plan (including all amendments thereto);

                (ii) the annual report with respect to each such Plan for the last two (2) most recently completed plan years for which such a report was filed;

                (iii) the most recent Summary Plan Description, together with each Summary of Material Modifications distributed since the most recent Summary Plan Description;

                (iv) if the Plan is funded through a trust or any third-party funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements of the trust or third-party funding vehicle thereto;

                (v) all Contracts relating to any Plan with respect to which the Company, LLC or any ERISA Affiliate may have any material liability, including, without limitation, insurance contracts, investment management agreements, subscription or participation agreements and record keeping or other servicing or administration agreements;

                (vi) the most recent determination letter received from the IRS with respect to each Benefit Plan intended to qualify under Section 401 of the Code; and

                (vii) any determinations by a Governmental Authority based on an examination or audit of the Plans.

All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Body or distributed to any Benefit Plan participant or beneficiary have been duly and timely filed or distributed, except where failure to do so would not reasonably be expected to have a Material Adverse Effect and all reports, returns and similar documents actually filed or distributed were true, complete and correct in all material respects.

        (c) No Benefit Plan is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA and no Benefit Plan is subject to Title IV or
Section 302 of ERISA. Each of the Benefit Plans is, and has always been, operated in all material respects in accordance with the requirements of all applicable Laws. Each of the Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code, and each related trust intended to be tax-exempt under Section 501(a) of the Code, has received a favorable determination letter from the Internal Revenue Service. No such favorable determination letter has been revoked, and, to the knowledge of the Company, revocation has not been threatened. To the knowledge of the Company, no event has occurred and no circumstances exist that would adversely affect the tax-qualification of such a Benefit Plan. No Benefit Plan has been amended since the effective date of its most recent determination letter.

        (d) All contributions to, and payments from, the Benefit Plans required to be made by the Company, LLC or any ERISA Affiliate in accordance with the terms of the Benefit Plans have been timely made as of the last day of the most recent plan year thereof ended prior to the date of this Agreement, or will be timely made in accordance with Section 404(a)(6) of the Code. All required contributions to, and payments from, the Plans for any period on or before December 31, 1998 that were not required to be made as of such date were properly accrued and reflected on the Company Balance Sheet and will be properly accrued on a monthly basis through Closing.

        (e) No Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company, LLC or any ERISA Affiliate for periods extending beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law; (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA; (iii) deferred compensation benefits accrued as liabilities on the books of the Company or an ERISA Affiliate; or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

        (f) There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan; none of the Company, LLC or an ERISA Affiliate has incurred any liability for any excise tax arising under Section 4975 or 4976 of the Code or civil penalty assessed pursuant to Section 409 or 502(i) of ERISA and, to the Company's and LLC's knowledge, no fact or event exists that could give rise to any such liability with respect to any Benefit Plan; there are no pending, or, to the knowledge of the Company and LLC, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans, or any trusts related thereto or any trustee or administrator thereof, and no litigation or administrative or other proceeding has occurred or, to the knowledge of the Company and LLC, is threatened involving any Plan or any trusts related thereto or any trustee or administrator thereof.

        (g) No provision of any Benefit Plan that is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA (each, a "Welfare Plan"), limits the ability of the Company, LLC or a Related Entity, as applicable, to amend or terminate such Welfare Plan at any time after the Closing Date and there have been no written or, to the Company's or LLC's knowledge, oral communications to employees, former employees or their respective dependents by the Company, LLC or a Related Entity to the contrary. The list of plans in Schedule 3.19(a)(1) discloses whether each Welfare Plan is
(i) unfunded; (ii) funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, or other funding mechanism; or (iii) insured.

        (h) The consummation of the transactions contemplated by this Agreement will not (i) except as a result of the termination pursuant to Section
2.7 of the Contracts referred to in Schedule 2.7, (a) entitle any current or former employee or officer of the Company, LLC or a Related Entity associated with the Business to severance pay, unemployment compensation or any other similar payment or (b) accelerate the time of payment vesting or increase the amount of compensation due any such employee or officer or (ii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code.

        (i) No employee of the Company, LLC or a Related Entity with respect to the Business is a "leased employee" within the meaning of Section 414(n) of the Code.

        (j)     With respect to each Benefit Plan,

                (i) no action or claim (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) is pending, or, to the knowledge of the Company and LLC, threatened or imminent against or with respect to the Benefit Plan, any employer who is participating (or who has participated) in any Benefit Plan or any fiduciary (as defined in Section 3(21) of ERISA), of the Benefit Plan; and

                (ii) neither the Company, LLC, any ERISA Affiliate nor any fiduciary of the Benefit Plan has any knowledge of any facts that could give rise to any such action or claim.

        (k) Each Plan provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current employees, terminated employees or any beneficiary may be amended or terminated by the Company, LLC or the ERISA Affiliate, as applicable, at any time without liability.

        (l) None of the Company, LLC or any ERISA Affiliate has any liability or is threatened with any liability (whether joint or several) (i) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code or
(ii) to a fine under Section 502 of ERISA.

        (m) All of the Benefit Plans, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA.

        Section 3.20 Environmental Matters.

        (a) Each of the Company, LLC and any Related Entity is in compliance in all material respects with all applicable Environmental Laws concerning, affecting or relating to the Business or the Real Property, which compliance includes, but is not limited to, the possession by such entities of, and their compliance in all material respects with terms and conditions of, all Governmental Approvals and certificates of financial responsibility required under applicable Environmental Laws ("Environmental Permits"). None of the Company, LLC or any Related Entity has received any communication (written or oral) that alleges that any such entity is not in such compliance, and there are no circumstances or conditions that under existing Environmental Laws would reasonably be expected to prevent or interfere with such compliance in all material respects in the future. All Environmental Permits currently held by the Company or LLC pursuant to Environmental Laws are identified in Schedule 3.20(a).

        (b) There is no Environmental Claim pending or, to the Company's or LLC's knowledge, threatened against the Company, LLC or any Related Entity or, to the Company's and LLC's knowledge, pending or threatened against any Person whose liability for any Environmental Claim the Company, LLC or a Related Entity has contractually retained or assumed.

        (c) There are no past or present actions, activities, circumstances, conditions, events or incidents involving the Company, LLC or a Related Entity, or, to the knowledge of the Company, any other Person, including, without limitation, the presence, release, emission, discharge or disposal by the Company, LLC or any other Person of any Materials of

Environmental Concern (except in compliance with Environmental Laws) at, under or in the vicinity of any facility currently or formerly owned or operated by the Company, LLC or a Related Entity, that could form the basis of any material Environmental Claim against any Person whose liability for any Environmental Claim the Company, LLC or a Related Entity has contractually retained or assumed.

        (d) Without in any way limiting the generality of the foregoing, (i) all on-site and off-site locations where the Company, LLC or a Related Entity has stored, disposed or arranged for the disposal of Materials of Environmental Concern are identified in Schedule 3.20(d); (ii) all known underground storage tanks, and the capacity and contents of such tanks, located on property owned or leased by the Company, LLC or a Related Entity are identified in Schedule 3.20(d); (iii) there is no asbestos contained in, or forming part of any building, building component, vessel, structure or office space owned or, to the knowledge of the Company or LLC, leased by the Company, LLC or a Related Entity; and (iv) no polychlorinated biphenyls (PCBs) are used or stored at any property owned or, to the knowledge of the Company or LLC, leased by the Company, LLC or a Related Entity.

        (e) All dredging operations and disposal of dredge spoils by or on behalf of the Company and LLC have been carried out in material compliance with all applicable Environmental Laws, and the Company and LLC are aware of no facts, conditions or circumstances, other than conditions imposed by the Company's or LLC's Environmental Permits or other requirements of Law that have been specifically applied by a Governmental Body to the Company's or LLC's dredging operations, that could prevent or restrict in any material manner the continuation of such dredging in substantially the same manner and at substantially the same locations as previously carried out.

        (f) Each of Company and LLC has provided or otherwise made available to Boyd Indiana copies or other evidence (as appropriate) of all material communications, oral or written (whether from a Governmental Body, citizens' group, employee or other Person), which the Company and LLC has received regarding (i) alleged or suspected noncompliance of the Real Property or the Riverboat with any Environmental Laws or Environmental Permits; (ii) alleged or suspected liability of the Company, LLC or a Related Entity under any Environmental Law; or (iii) the presence of any Materials of Environmental Concern or other condition associated with the Riverboat and Real Property which could give rise to potential liability under Environmental Laws.

        (g) There are no Liens on the Real Property which arose pursuant to or in connection with any Environmental Law or Environmental Claim and no government actions have been taken or, to the knowledge of the Company or LLC, threatened to be taken or are in process which could subject the Real Property to such Liens.

        (h) Schedule 3.20(h) contains a list of each environmental report, study, analysis, test results or similar items in the possession of the Company or LLC with respect to the environmental condition of the Real Property (collectively, the "Company Environmental Reports"). The Company has previously delivered or made available to Boyd Indiana true and complete copies of each Company Environmental Report. To the Company's and LLC's knowledge, none of the matters disclosed by the Company Environmental Reports would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and LLC have no knowledge of any facts or circumstances relating to the environmental condition of any Real Property that would reasonably be expected to result in a Material Adverse Effect.

        Section 3.21 No Condemnation or Expropriation. Neither the whole nor any portion of the Real Property or any other Assets is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority, with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

        Section 3.22 Suppliers. Schedule 3.22 contains a true and complete list of the names and addresses of the twenty-five (25) largest suppliers (indicating approximate dollar volume for each) of products and services to the Company during the twelve (12) months ended December 31, 1998, indicating the existing contractual arrangements, if any, for continued supply from each such firm. Neither the Company nor LLC has received any notice of, and knows of no reasonable basis for, any development which threatens to affect adversely its arrangements with its suppliers that would reasonably be expected to have a Material Adverse Effect. There are no supply arrangements between the Company or LLC and the shareholders of the Company or Affiliates of the shareholders of the Company which are on terms materially more or less favorable to a such entity than could be obtained by it in transactions with unaffiliated third parties.

        Section 3.23 Contracts and Commitments.

        (a) None of the Company, LLC or a Related Entity is party to or bound by any Contract which is material to the Business or the prospects of the Business or which involves, or is reasonably likely to involve, the expenditure or receipt by the Company or LLC after the date of this Agreement of more than Twenty-Five Thousand and No/100 Dollars ($25,000.00). Subject to obtaining any required consents, the legal enforceability after the Closing by LLC of the Material Assumed Contracts will not be affected in any material respect by the Transfer or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

        (b) No material purchase commitment of any of the Company or LLC, or by which either of them is bound, is materially in excess of the normal, ordinary and usual requirements of the Business or, to the knowledge of the Company or LLC, is at an excessive price.

        (c) Neither the Company nor LLC is a party to or bound by (i) any Contract (other than this Agreement) with its shareholders, members or former shareholders or members, or any Person known to the Company or LLC to be an Affiliate of a shareholder, member, or former shareholder or member; (ii) any Contract with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that is not cancelable by the Company or LLC, as applicable, at will without liability, penalty or premium;
(iii) any Contract providing for the payment of any bonus or commission based on sales or earnings; (iv) any Contract that contains any severance or termination or change in control pay liability or obligation; (v) any Contract for the purchase or sale of any security (other than this Agreement); (vi) any Contract for the borrowing of money (or guarantee of indebtedness); (vii) any Contract for leasing personal property which requires annual payments in excess of Fifty Thousand and No/100 Dollars ($50,000.00) or the term of any of which exceeds two
(2) years; (viii) any Contract relating to express product or service warranties; (ix) any Contract containing a covenant not to compete by the Company, LLC or a Related Entity; (x) any Contract granting a material Lien, security interest or other material encumbrance on any property or asset of the Company, LLC or any Related Entity, other than Permitted Liens; (xi) any Contract providing for exclusive purchases by or from the Company, LLC or any Related Entity (with respect to the Business) or containing a requirement purchase obligation; (xii) any Contract with the City or any other Governmental Body; (xiii) any Contract providing for administration, service, utilization review, adjustment, claims management or similar functions relating to insurance, litigation or Plans of the Company, LLC or any Related Entity (with respect to the Business); or (xiv) any Contract for the sale of any of the Assets or rights of the Company, LLC or any Related Entity (with respect to the Business) outside of the ordinary course of business, except as contemplated by this Agreement.

        (d) None of the Company, LLC or a Related Entity (with respect to the Business) has given any power of attorney (whether revocable or irrevocable) to any Person that is or may hereafter be in force for any purpose whatsoever.

        (e) None of the Company, LLC or a Related Entity (with respect to the Business) is paying, or has any obligation to pay, any pension, deferred compensation or retirement allowance to any Person.

        (f) Schedule 3.23(f) contains (i) a true and complete list of any Contract providing for aggregate payments to or by the Company or LLC in excess of Fifty Thousand and No/100 Dollars ($50,000.00) and any other Contract that is necessary to operate the Business and (ii) a separate list or indication setting forth any such Contract in (i) that will be a Material Assumed Contract ("Material Assumed Contract"). In addition to the updating permitted by Section 5.7, upon mutual agreement of the Company and Boyd Indiana, Schedule 3.23(f) may be amended after the date of this Agreement to add additional agreements as Material Assumed Contracts. Each Material Assumed Contract of the Company is valid and binding upon such entity and, to the knowledge of the Company and LLC, is valid and binding upon each other party thereto, and is in full force and effect and enforceable by the Company or LLC, as applicable, in accordance with its terms (except as such enforceability may be affected by bankruptcy, reorganization, moratorium or similar laws generally affecting creditors' rights and by general principles of equity). Each of the Company and, after the Transfer Date as to any Material Assumed Contract, LLC, has performed all material obligations required to be performed by it under each Material Assumed Contract to which such entity is a party, and there has been no breach or default or claim of default by such entity or, to the knowledge of the Company or LLC by any other party thereto, under any provision thereof and no event has occurred which, with or without notice, the passage of time or both, would constitute a default by the Company or, after the Transfer Date as to any Material Assumed Contract, LLC, or, to the knowledge of the Company and LLC any other party thereto, under any provision thereof or which would permit modification, acceleration or termination of any Material Assumed Contract by any other party thereto or by the Company or LLC, except for such defaults which in the aggregate would not reasonably be expected to have a Material Adverse Effect.

        (g) The Construction Contracts are in full force and effect and enforceable by the Company and, after the Transfer Date, LLC in accordance with their terms (except as such enforceability may be affected by bankruptcy, reorganization, moratorium or similar laws generally affecting creditors' rights and by general principles of equity). Each of the Company and, after the Transfer Date, LLC has performed all material obligations required to be performed by it under the Construction Contracts, and there has been no breach or default or claim of default by the Company, or after the Transfer Date, LLC, or, to the knowledge of the Company or LLC, by any other party thereto, under any provision thereof and no event has occurred which, with or without notice, the passage of time or both, would constitute a default by the Company or LLC or, to the knowledge of the Company or LLC, any other party thereto, under any provision thereof or which would permit modification, acceleration or termination of the Construction Contracts by any other party thereto or by the Company or LLC. To the knowledge of the Company or LLC, there are no facts or circumstances that exist which would reasonably be expected to cause the Hotel Construction Budget to exceed Eighteen Million Six Hundred Ten Thousand Six Hundred Thirty-Four and No/100 Dollars ($18,610,634.00) (the "Maximum Hotel Cost"). The Company has full power and authority to assign the Construction Contracts to LLC pursuant to the Assignment of Contracts.

        (h) True, complete and correct copies of each of the Contracts set forth in Schedule 3.23(f) have heretofore been provided to Boyd Indiana by the Company.

        Section 3.24 Compliance with Applicable Laws.

        (a) (i) Each of the Company and LLC and their Affiliates has in the past complied and is presently complying with all applicable Laws except for such failures to comply that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (ii) none of the Company, LLC or a Related Entity has received notification of any asserted present or past failure to so comply; and (iii) to the knowledge of the Company and LLC, each of the Company and LLC is in compliance in all material respects with all applicable Laws governing or relating to the current or contemplated casino and gaming activities and operations of the Company and LLC, including without limitation all Gaming Laws.

        (b) To the knowledge of the Company, the Company has and will have in effect until the Transfer Date, and LLC will have in effect after the Transfer Date, all Governmental Approvals necessary for them to acquire, own, lease or operate the Assets and to carry on the Business as now conducted other than such Governmental Approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there has occurred no default under any such Governmental Approval other than such defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company has obtained and maintained and will maintain until the Transfer Date, and after the Transfer Date, LLC will obtain and maintain, in full force and effect all United States Coast Guard permits and approvals, United States Army Corps of Engineers permits and approvals and all other material Governmental Approvals, certificates, licenses and permits necessary to operate (including all matters related to the cruising schedule and route) and dock the Riverboat in the manner in which it is currently operated. The Riverboat has been operated in material compliance with all United States Coast Guard documentation and inspection requirements and the Riverboat is, as of the Transfer Date entitled to be, documented as a vessel of the United States and authorized to engage in the trade in which the vessel is operating. The Company has complied, and will comply until the Transfer Date, and has caused, and will cause until the Transfer Date, the Riverboat to comply, and, after the Transfer Date, LLC will comply and will cause the Riverboat to comply, in all material respects with all Laws and Governmental Approvals applicable to the ownership or operation of the Riverboat.

        (c) The Company holds, and will hold until the Transfer Date, and, after the Transfer Date, LLC will hold, the Gaming License, and the Gaming License is in full force and effect and has not been revoked or suspended, and there has occurred no material violation under the Gaming License. The Company has maintained and will maintain until the Transfer Date, and, after the Transfer Date, LLC will maintain, at all times reserves for working capital, capital improvements, replacements and/or contingencies to the extent, and in the amounts, required by the Gaming Laws, including the cash reserve requirements thereunder.

        (d) Neither the Company nor any Affiliate of the Company has (i) ever applied for a casino, racing or other gaming license in any state or other jurisdiction and been denied; (ii) experienced any revocation or failure to renew any such license; or (iii) not applied for any such license or renewal after being informed orally or in writing by any regulatory authority in any state or other jurisdiction, or any representative of such regulatory authority, that the Company or such Affiliate of the Company, as the case may be, would be denied such a license or renewal if it were applied for.

        (e) The Company has given and will provide Boyd Indiana access to any of the following in the Company's possession: (i) copies of all material correspondence between the Indiana Gaming Commission and the Company relating to the Company's compliance with the rules and regulations of the Indiana Gaming Commission and the terms of the Gaming License or the transfer to LLC of the Gaming License; (ii) a true and complete copy of the Company's and LLC's Gaming Application for an Owner's License filed with the Indiana Gaming Commission (excluding Personal Disclosure Forms of the Company's shareholders or LLC's members, as applicable), and any and all amendments, renewals and updates made thereto; and (iii) all correspondence between the Indiana Gaming Commission and the LLC. Except as disclosed in such correspondence and such applications, neither the Company nor LLC is aware of any facts or circumstances relating to the conduct of the Company or LLC, or any director, officer, employee, member or shareholder of the Company or LLC that would reasonably be expected to cause the Indiana Gaming Commission to revoke, suspend or fail to renew the Gaming License (or transfer the Gaming License to LLC) or take disciplinary action against the Company, LLC, any Related Entity or any shareholder or equityholder thereof.

        (f) Neither Company nor LLC, nor, to the Company's and LLC's knowledge, any of their Affiliates, has made any payments to any Person in connection with the Business, which payments violate applicable Law, including without limitation the Foreign Corrupt Practices Act.

        Section 3.25 Bank Accounts. Schedule 3.25 sets forth the names and locations of all banks in which LLC has a bank account or safe deposit box, if any, and the names of all Persons authorized to draw thereon or to have access thereto. At the Closing, the Company and LLC will deliver to Boyd Indiana copies of all records, if any, including all signature or authorization cards, pertaining to such bank accounts and safe deposit boxes.

        Section 3.26 Assets Necessary to Business. The Company has and will have until the Transfer Date, and after the Transfer Date LLC will have, good, valid and marketable title to all material property and assets, real, personal and mixed, tangible and intangible, and all leases, licenses and other agreements, necessary to permit LLC to carry on the Business as presently conducted.

        Section 3.27 Commissions. There are no claims for brokerage commissions or finder's fees incurred by reason of any action taken by any of the Company, LLC, any Related Entity or any shareholder or member thereof.

        Section 3.28 Disclosure of All Material Facts. The Company and LLC have disclosed to Boyd Indiana in writing in or pursuant to this Agreement all information requested by Boyd Indiana. No representation or warranty to Boyd Indiana contained herein, and no statement contained in any certificate, schedule, list or other writing furnished to Boyd Indiana pursuant to the provisions of this Agreement, when considered in the context of the other representations, warranties, statements and information so delivered, contains any untrue statement of a material fact or omits to state a material fact which is necessary in order to make the information given by or on behalf of the Company or LLC to Boyd Indiana or their representatives prior to the Closing not misleading.

        Section 3.29 City Matters.

        (a) The transactions contemplated hereby, including the Transfer to LLC and the sale of the LLC Units to Boyd Indiana, do not and will not violate or constitute a default under any Contracts between the City and any of the Company, LLC, any Related Entity or a shareholder or member thereof, including without limitation, the Development Agreement.

        (b) None of the Company, LLC or any Related Entity is, nor will be as of the Closing Date, in material breach or violation of any such Contract referenced in Section 3.29(a).

        (c) The City has not asserted the existence of any violation, breach or default under any such Contract referenced in Section 3.29(a). The City has not made any such assertion with regard to which the assertion (in light of the likelihood that the City will take further action in connection therewith) or the alleged violation (in light of the likelihood that the assertion is correct and the consequences if it is correct) would reasonably be expected to have a Material Adverse Effect.

        (d) The Development Agreement is in full force and effect and enforceable by the Company until the Transfer, and, after the Transfer, by LLC, in accordance with its terms except as such enforceability may be affected by bankruptcy, reorganization, moratorium or similar laws generally affecting creditor's rights and by general principles of equity. The Company and LLC have performed all material obligations required to be performed by either of them to date under the Development Agreement, and there has been no breach or default or claim of default by the Company or LLC or, to the knowledge of the Company or LLC, by any other party thereto under any provision thereof, and no event has occurred which, with or without notice, the passage of time or both, would constitute a default by the Company or LLC, to the knowledge of the Company or LLC, any other party thereto under any provision thereof or which would permit modification, acceleration or termination of the Development Agreement by any other party thereto or by the Company or LLC. Through March 31, 1999, the Company had expended the amount shown on Schedule 3.29(d) on the Hotel. As of the date of this Agreement, the Company has expended an amount in excess of that required by Section 2.6 of the Development Agreement relating to land acquisition, the "On-Site and Off Site Improvement Work" and the "Riverboat Complex Work" (as such quoted terms are defined in the Development Agreement). The City has approved the Plans and Specifications and all applicable appeal periods to such approval have expired. The Company has full power and authority to assign the Development Agreement to LLC pursuant to the Assignment of Development Agreement.

        Section 3.30 Year 2000. All material software, hardware, systems, computer systems, equipment and other business processes (collectively, the "Systems") of or utilized by the Company or LLC in, and material to the operation of, the Business are Year 2000 Compliant in all material respects. The Company or LLC has received assurances from the lessors or licensors of all such systems owned by others and used by the Company or LLC in the Business that such systems are Year 2000 Compliant in all material respects. "Year 2000 Compliant" shall mean that the occurrence in or use by any System of dates on or after January 1, 2000 ("Millennial Dates") will not adversely affect its performance at any level with respect to date-dependent data, computations, output or other functions (including, without limitation, calculating, comparing and sequencing).

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF BOYD INDIANA AND BGC

        Except as set forth in the corresponding subsection of the disclosure letter delivered to the Company, LLC and each Individual Covenantor at or prior to the execution of this Agreement (the "Buyer's Disclosure Schedule"), Boyd Indiana and BGC, jointly and severally, represent and warrant to the Company, LLC and each Individual Covenantor, as of the date of this Agreement and as of the Closing Date (unless a contrary date is indicated below), as follows:

        Section 4.1 Organization. BGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Boyd Indiana is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana.

        Section 4.2 Authority. Each of BGC and Boyd Indiana has the corporate power and authority to execute, deliver and perform this Agreement and the other instruments and documents required or contemplated hereby. BGC and Boyd Indiana will each deliver to the Company prior to the Closing a complete and correct copy, certified by its Secretary, of the resolutions heretofore duly and validly adopted by its Board of Directors evidencing such authorization (which resolutions will not have been rescinded prior to and will be in full force and effect on the date of the Closing). No other corporate act or proceeding on the part of Boyd Indiana, BGC or their respective shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Boyd Indiana and BGC pursuant hereto or the transactions contemplated hereby or thereby.

        Section 4.3 Binding Effect, No Violation, Consents. This Agreement constitutes, and, when executed and delivered, the other documents, instruments or third party approvals to be executed and delivered by Boyd Indiana and BGC pursuant hereto will constitute, valid and binding agreements of Boyd Indiana and BGC, enforceable in accordance with their respective terms (except as such enforceability may be affected by bankruptcy, reorganization, moratorium or similar laws generally affecting creditors' rights and by general principles of equity), and (assuming receipt of the consents, approvals and authorizations specifically contemplated by the next sentence) neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Boyd Indiana or BGC pursuant hereto, nor the consummation by Boyd Indiana and BGC of the transactions contemplated hereby or thereby will (i) violate or conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Boyd Indiana or BGC;
(ii) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets under, any Contract to which Boyd Indiana or BGC is a party or by which its assets or properties may be bound or affected; or (iii) violate any Law applicable to BGC and Boyd Indiana, excluding from the foregoing clauses (ii) and (iii) such defaults, rights and violations which, in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Boyd Indiana or BGC to perform its obligations under this Agreement or to consummate the transactions contemplated hereby. Except for the consents required under the Gaming Laws, the consent of the City under the Development Agreement and the applicable requirements of the HSR Act, the consent of the United States Coast Guard to the transfer of the Riverboat, and the consents of the Army Corps of Engineers and the Indiana Department of Natural Resources, no Governmental Approval or consent, approval, authorization or action by, notice to or filings with any other Person is required in connection with the execution of this Agreement, the other documents and instruments to be executed and delivered by Boyd Indiana and BGC pursuant hereto or the consummation by Boyd Indiana and BGC of the transactions contemplated hereby or thereby, except in the case of consents, approvals, authorizations, actions or filings where the failure to obtain such consents and approvals and give such notice or make such filing would not reasonably be expected to have a material adverse effect on the ability of Boyd Indiana and BGC to perform their respective obligations under this Agreement or to consummate the transactions contemplated hereby.

        Section 4.4 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened by or against Boyd Indiana or BGC, at law or in equity or before or by any Governmental Body, other than claims, actions, suits, proceedings or investigations pending or threatened which individually or in the aggregate would not reasonably be expected to have a material adverse effect on the ability of Boyd Indiana and BGC to perform their obligations under this Agreement or to consummate the transactions contemplated hereby, and neither Boyd Indiana nor BGC knows or has any reason to know of any basis for any such claim, action, suit, proceeding or investigation.

        Section 4.5 Commissions. There are no claims for brokerage commissions or finder's fees incurred by reason of any action taken by Boyd Indiana or BGC in connection with the transactions contemplated by this Agreement.

        Section 4.6 Disclosure of All Material Facts. No representation or warranty of Boyd Indiana or BGC contained herein, and no statement contained in any certificate, schedule, list or other writing furnished to the Company, LLC or any Individual Covenantor pursuant to the provisions of this Agreement, when considered in the context of the other representations, warranties, statements and information so delivered, contains any untrue statement of a material fact or omits to state a material fact which is necessary in order to make the information given by or on behalf of Boyd Indiana or BGC to the Company, LLC or any Individual Covenantor, or their respective representatives prior to the Closing not misleading.

                                    ARTICLE V
                        COVENANTS OF THE COMPANY AND LLC

        Each of the Company and LLC covenants and agrees with Boyd Indiana that, from the date hereof until the Closing, it will do (or cause to be done) the following:

        Section 5.1 Operation of the Business. Other than as disclosed in
Schedule 5.1, each of the Company and LLC (i) will conduct its respective business (including, without limitation, the management of Working Capital) diligently, only in the ordinary course and substantially in the same manner as heretofore conducted; provided, however, that (A) the Company and LLC may declare and pay certain cash dividends or cash distributions prior to the Closing in amounts greater than such entity has paid historically, so long as the LLC Closing Date Working Capital Amount shall be greater than or equal to Zero and No/100 Dollars ($0.00) and (B) that the Company and LLC may take such actions outside the ordinary course of business as required by Law or as expressly contemplated or required by this Agreement, including the transfer to LLC of the Assets and the assumption by LLC of the Assumed Liabilities and (ii) will obtain Boyd Indiana's consent to any business decision reasonably likely to have a material financial or operational effect on the Business, the Company or LLC. Without limiting the foregoing, unless Boyd Indiana otherwise consents in advance in writing and except as disclosed in Schedule 5.1:

        (a)     The Company and LLC will give prompt notice to Boyd Indiana of
(i) any breach or default (or notice thereof) of any Material Assumed Contract or (ii) any event that has resulted or would reasonably be expected to result in a Material Adverse Effect.

        (b) The Company and LLC will not incur or guarantee any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) material to the Business, the Company or LLC or enter into any Contract that (had such Contract been in existence on the date hereof) would have been required to be set forth as a Material Assumed Contract on Schedule 3.23(f) or amend any of their respective Articles of Incorporation, Bylaws, Articles of Organization, operating agreements or other organizational or governing documents, as applicable.

        (c) The Company and LLC will (i) make such capital expenditures as are necessary to maintain its Assets and Business consistent with past-practice in accordance with existing commitments and (ii) not make other capital expenditures except (A) with the prior written consent of Boyd Indiana (which Boyd Indiana shall not unreasonably withhold with respect to capital expenditures that do not involve any post-Closing liability to or obligation or commitment of LLC or Boyd Indiana) ("Approved Capital Expenditures"); or (B) as required to meet an emergency (it being understood and agreed that the Company shall promptly notify Boyd Indiana of any such emergency and the emergency expenditures and other actions to be taken by the Company and LLC in response thereto).

        (d) Except as set forth in Schedule 5.1(d), neither the Company nor LLC will pay, discharge or satisfy any material Lien or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than liabilities shown on the Company Balance Sheet, Excluded Liabilities, and liabilities incurred after the date thereof in the ordinary course of business in normal amounts, and no such payment, discharge or satisfaction shall be effected other than in accordance with the ordinary payment terms relating to the liability paid, discharged or satisfied.

        (e) Neither Company nor LLC will permit or allow any of their respective properties or assets, real, personal or mixed, tangible or intangible, to be subjected to any material Lien, except for any Permitted Liens.

        (f) Except as set forth in Schedule 5.1(f), neither the Company nor LLC will cancel any debts or claims except in the ordinary course of business and consistent with past practice, or waive any rights of material value or, except for inventory sold in the ordinary course of business, disposal of obsolete assets and the transfer of the Assets in accordance with this Agreement, sell, transfer or convey any of their respective properties or assets, real, personal or mixed, tangible or intangible, except in the ordinary course of business consistent with past practice and except for Excluded Assets and Excluded Liabilities.

        (g) Neither the Company nor LLC will dispose of or permit to lapse any material Intellectual Property other than the transfer to LLC of the Intellectual Property as contemplated by this Agreement.

        (h) Except as provided in Section 3.19, neither the Company nor LLC will adopt, amend or terminate any Benefit Plan, except as required by law and will not enter into any employment contract or compensation arrangement of any kind whatsoever, or change (including, without limitation, any change pursuant to any bonus, pension, profit-sharing or other plan, commitment, policy or arrangement) the compensation payable or to become payable to any of their respective officers, directors, employees or agents, except for such changes which are in the ordinary course of business and are not material or are required by law. No ERISA Affiliate will take any of the actions described in this Section 5.1(h) with respect to any defined benefit pension plan.

        (i) None of the Company, LLC or any ERISA Affiliate will make any pension, retirement, profit-sharing, bonus or other employee welfare or benefit payment or contribution, other than in the ordinary course of business and consistent with past practice except that the Company may accelerate bonus and 401(k) plan payments (but not vesting under the 401(k) plan), provided that all such payments are fully reflected in the computation of the LLC Preliminary Working Capital Amount.

        (j) Neither the Company nor LLC will declare, pay or make, or set aside for payment or making, any dividend or other distribution (other than cash dividends or distributions) in respect of its capital stock, Units or other securities, or directly or indirectly redeem, purchase or otherwise acquire any of the capital stock or other securities of either of such entities.

        (k)     LLC will not subdivide or in any way reclassify the LLC Units.

        (l) LLC will not (i) issue, grant or sell any Units or any equity interest or security or (ii) issue, grant or sell any security, option, warrant, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the issuance, sale, pledge or other disposition of any equity interest or security.

        (m) Neither Company nor LLC will make any change in any accounting principles, practices or methods, including their principles, practices or methods relating to calculation of reserves for receivables.

        (n) Other than the transfer of the Assets referred to in Section 2.1 and the termination of the Contracts referred to in Section 2.7, in each case in accordance with this Agreement, neither the Company nor LLC will pay, loan, or advance any amount to or in respect of, or sell, transfer or lease any property or assets (real, personal or mixed, tangible or intangible) to, or enter into any transaction with or for the benefit of, any of their respective officers, directors or managers or any Affiliate of any of their respective officers, directors, managers or any of the shareholders or members or any Affiliate of any of its shareholders or members.

        (o) Neither the Company nor LLC will enter into any lease of real property or material lease of personal property (other than, in the case of leases that would otherwise expire and that constitute an Assumed Contract, renewals thereof or the entering into of a replacement lease as provided in
Section 5.1(p)), without Boyd Indiana's consent, provided that, if the Company does not enter into such a lease (including any such renewal) as a result of Boyd Indiana's refusal to consent to such lease, the failure to enter into such lease will not be deemed to constitute a violation of this Section 5.1.

        (p) Except as provided in Section 3.23, neither the Company nor LLC will terminate or amend, or fail to perform any of its material obligations or cause any material breach under, any Assumed Contract. In the event that an Assumed Contract is scheduled to terminate prior to the Closing Date, the Company will notify Boyd Indiana and will consult with Boyd Indiana as to whether such a contract or program should be renewed. If it is determined that any such Assumed Contract should be renewed, the Company and LLC will exercise all commercially reasonable efforts to renew such Assumed Contract.

        (q) Each of the Company and LLC will use all commercially reasonable efforts to preserve intact the existing relationships with its suppliers, customers and employees and others with which it has business relationships and shall continue marketing programs, billboard advertisements, promotions, advertising, level of complementary rooms and benefits, player tournaments and events, bus programs and similar activities in the ordinary course of business consistent with past practice. In that regard, the Company and LLC will not curtail marketing expenditures from historic levels, and will preserve billboard leases, marketing contracts and bus programs. In the event a billboard, marketing contract or bus program is subject to renewal, the Company will notify Boyd Indiana and will consult with Boyd Indiana as to whether such a contract or program should be renewed. The Company and LLC will permit Boyd Indiana, in consultation and cooperation with the representatives of such entities, to contact suppliers, customers and employees. The Company agrees to work with Boyd Indiana to facilitate a transition marketing program that will insure sufficient marketing programs exist for the operation of the Business by Boyd Indiana and LLC after the Closing Date (the "Transition

Marketing Program"). Beginning not later than sixty (60) days prior to the estimated Closing Date, the Company and Boyd Indiana will implement such marketing programs, surveys, promotions, advertising and similar activities reasonably requested by Boyd Indiana in connection with the Transition Marketing Program, and Boyd Indiana will pay all out-of-pocket expenses of implementing the Transition Marketing Program to the extent such expenses are in excess of historical level expenditures.

        (r) Each of the Company and LLC will maintain (or replace with substantially similar coverage or increased coverage as required by the Gaming Commission) the insurance referred to in Schedule 3.16(a).

        (s) Each of the Company and LLC will duly comply in all material respects with all Laws applicable to such entity and its properties, operations, business and employees, except for failures to comply that in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Company and LLC will maintain at all times reserves for working capital, capital improvement, replacements and/or contingencies to the extent, and in the amounts, required by all applicable Gaming Laws. The Company, and LLC after the transfer of the Assets, will own and operate the Riverboat at all times in material compliance with its United States Coast Guard marine document and all applicable stability letters. The Company, and LLC after the transfer of the Assets, will maintain the Riverboat in good working order, subject to ordinary wear and tear, in accordance with the past practice of the Company. The Company, and LLC after the transfer of Assets, will comply, and cause the Riverboat to comply, in all material respects with all Laws or Governmental Approvals applicable to the ownership or operation of the Riverboat, except for failures to comply that in the aggregate would not reasonably be expected to have a Material Adverse Effect.

        (t) Neither the Company nor LLC will change any of the Company's current policies or practices relating to the extension of credit to customers or the collection from customers of receivables arising from gaming operations.

        Section 5.2 Access. The Company and LLC will permit Boyd Indiana and their authorized representatives at all reasonable times, and upon reasonable notice, to have access to and to examine all premises, properties, and Books and Records and other information of the Company and LLC (including the right to make extracts therefrom or copies thereof), and will cooperate with Boyd Indiana in their investigation of the Company and LLC. Each of the Company and LLC will permit representatives of Boyd Indiana to consult with its management personnel concerning all financial and operational matters relating to the Company, LLC or the Business and will make available its management personnel to consult with such representatives. The Company and LLC will promptly furnish to Boyd Indiana all existing surveys and title and lien searches, examinations, binders and commitments as are reasonably available. The Company and LLC will promptly furnish to Boyd Indiana such other documents relevant to the transaction contemplated hereby as may reasonably be requested from time to time.

        Section 5.3 Existence. Except as expressly contemplated by and in accordance with Section 2.1, the Company and LLC will take such action as may be necessary to maintain, preserve, renew and keep in full force and effect each such entity's existence (corporate or otherwise), rights and franchises and will not amend its Articles of Incorporation or Bylaws,

Articles of Organization, operating agreement or other applicable organizational or governing document.

        Section 5.4 Consents. The Company and LLC shall use their reasonable best efforts to, at the expense of the parties as provided in Section 13.2, obtain prior to the Closing all material consents, other than Governmental Approvals which are governed by Section 5.5, necessary to the consummation of the transactions contemplated hereby, including, without limitation, such other material non-governmental consents as Boyd Indiana or their counsel shall reasonably determine to be necessary, including any required consents to the assignment of the Material Assumed Contracts. All such consents shall be in writing, and executed counterparts thereof shall be delivered to Boyd Indiana promptly after receipt thereof by the Company or LLC but in no event later than immediately prior to the Closing.

        Section 5.5 Governmental Approvals. Each of the Company and LLC will, at the expense of the parties as provided in Section 13.2, respectively, as promptly as practicable, make any required governmental filings, including filings pursuant to the Gaming Laws and the HSR Act, obtain any required Governmental Approvals, including the consent of the City and those Governmental Approvals set forth in Section 8.7, and comply with any applicable governmental waiting periods, notification or other procedures required to be complied with by it in connection with the transactions contemplated by this Agreement, including the Transfer, other then any failures to do the foregoing that individually, or in the aggregate, would not reasonably be likely to have a Material Adverse Effect.

        Section 5.6 Performance. The Company and LLC will perform all acts to be performed by them pursuant to this Agreement and will refrain from taking or omitting to take any action that would violate the Company's or LLC's representations and warranties hereunder or render them inaccurate in any material respect as of the date hereof or the Closing Date or that in any way would prevent or materially adversely affect the consummation of the transactions contemplated hereby. The Company and LLC will use all commercially reasonable efforts to satisfy or cause to be satisfied all the conditions to the obligations of Boyd Indiana set forth in Article VIII.

        Section 5.7 Updating of Information. Each of the Company and LLC shall have the continuing obligation to supplement or amend, within a reasonable period of time prior to the Closing Date, the Company/LLC Disclosure Schedule and other Schedules being delivered by it concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules and, except as set forth in the following proviso, any such supplement or amendment shall be deemed to modify the applicable representation and warranty made by the Company or LLC hereunder; provided, however, that such supplement or amendment of the Company/LLC Disclosure Schedule or Schedules shall not modify the representations and warranties made by the Company or LLC hereunder (i) for purposes of satisfying the condition set forth in Section 8.1 or for the purposes of Article XII to the extent that such matter was known or should reasonably have been expected to have been known by the Company or LLC on the date of this Agreement or (ii) for the purposes of Article XII to the extent the matter arose after the date of this Agreement and any liability associated therewith is reflected (but only to the extent reflected) in the computation of the LLC Closing Date Working Capital Amount.

        Section 5.8 Tax Status. The status of the Company as an S corporation and of LLC as a Disregarded Entity for federal and state Income Tax purposes will be maintained.

        Section 5.9 Monthly Financial Statements; Weekly Gaming Revenue Reports; Employment Information Updates.

        (a) The Company and LLC will deliver to Boyd Indiana promptly after they become available and in any case within thirty (30) days after the end of each calendar month, an unaudited balance sheet of each of the Company and LLC as of the end of such month and unaudited statements of income of each of the Company and LLC for the one (1) month period then ending and the period since January 1, 1999. Such balance sheets and statements of income of the Company shall be in the form currently prepared by the Company. All such balance sheets and statements of income shall be prepared in good faith, consistent with prior periods and derived from the books and records of the Company and LLC.

        (b) The Company and LLC will deliver to Boyd Indiana, promptly after they become available and in any case within five (5) days after the end of each week, reports setting forth the gross gaming win of the Company or LLC, as applicable, during such week. Such reports shall be prepared in good faith, consistent with prior periods and derived from the Books and Records of the Company and LLC.

        (c) The Company and LLC will deliver to Boyd Indiana monthly reports setting forth all hirings of, terminations of and resignations by employees of the Company or LLC, as applicable, which reports shall specify (i) the age, gender and race (if known) of each employee; (ii) the date of termination or resignation; and (iii) the stated reason or cause (if known) for such termination or resignation.

        Section 5.10 Other Transactions. Except as expressly contemplated by this Agreement, from the date of this Agreement to the Closing, none of the Company, LLC or (to the extent within the control of the Company or LLC) any of their Affiliates shall, nor shall they permit any of their respective officers, directors, stockholders, equityholders or other representatives to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any person or group (other than Boyd Indiana and their representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving any of the Company or LLC. In the event that any of the Company, LLC or any of their Affiliates receives a proposal relating to any such transaction, the party receiving such a proposal shall promptly notify Boyd Indiana of such proposal.

        Section 5.11 Owner's Affidavits. The Company shall deliver to the title insurance companies issuing the Title Policy to LLC such customary owner's affidavits as reasonably requested by Boyd Indiana or the Title Company as will enable the Title Company to issue the Title Policy in the form set forth in
Section 2.1(a) above.

        Section 5.12 Confidentiality of Information. Each of the BGC and Boyd Indiana, on the one hand, and the Company, LLC and the Individual Covenantors, on the other hand, and their respective representatives and employees, shall keep strictly confidential and shall not disclose or use, except as required by Law, for any purpose other than this Agreement and the transactions contemplated hereby, any and all confidential and proprietary information ("Confidential Information") disclosed by any of the parties (an "Informing Party") to any other party (an "Informed Party") or learned by the Informed Party from the premises, properties, personnel, books and records or Contracts to which it is given access. Each party shall limit disclosure of Confidential Information to its representatives, lenders and potential financing sources, financial advisors and employees on a need to know basis. The term "Confidential Information" does not include the generalized know-how with respect to the gaming business or methods of operation that are common in the industry or generally known to the public or employees of Persons engaged in restaurant, hotel, gambling, casino, riverboat or gaming operations or information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Informed Party or its representatives; (ii) was available to the Informed Party on a non-confidential basis prior to its disclosure to the Informed Party by the Informing Party or its representatives; or (iii) becomes available to the Informed Party on a non-confidential basis from a source other than the Informing Party or its representatives; provided, however, that such source is not bound by a confidentiality agreement with the Informing Party or its representatives. This
Section 5.12 shall supersede the Confidentiality Agreement dated April 5, 1999, between BGC and the Company. Each of the parties shall ensure that its representatives and employees comply with this Section 5.12. This Section 5.12 shall survive Closing; provided, however, that Confidential Information relating to the Business and LLC shall be deemed Confidential Information of Boyd Indiana as of Closing.

        Section 5.13 Shareholder Meeting. The Company shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement and the transactions contemplated thereunder, including the Transfer, and the actions of the Company in connection with such shareholders' meeting, including all disclosures made to shareholders in connection therewith, shall comply with applicable law. The Company will, through its Board of Directors, recommend to its shareholders approval of such matters. Each individual or entity executing this Agreement, to the extent such individual is a shareholder of the Company, agrees to vote all of such Person's shares of Company stock in favor of this Agreement and the transactions contemplated hereby, including the Transfer.

        Section 5.14 Governmental Transfer Approvals. The Company shall, at the expense of the parties as provided in Section 13.2, use its commercially reasonable efforts to obtain any and all Governmental Approvals necessary to permit the Transfer, and the change of control in LLC upon the purchase and sale of the LLC Units to Boyd Indiana, including, but not limited to, the consents set forth in Sections 2.2 and 8.7 hereof. All such consents shall be in writing, and executed counterparts thereof shall be delivered to Boyd Indiana promptly after receipt by the Company or LLC, but in no event later than immediately prior to the Closing.

        Section 5.15 LLC Organization Documents. The Company has provided to Boyd Indiana drafts of the Articles of Organization, operating agreement and other organizational documents and related filings of LLC and permitted Boyd Indiana to comment on such documents prior to their being finalized.

        Section 5.16 Indebtedness. LLC will not have any Indebtedness as of the Closing Date.

        Section 5.17 Employees. Upon execution of this Agreement, the Company and Boyd Indiana shall hold joint meetings with all employees of the Company to provide preliminary information relating to this transaction, and thereafter, the Company shall provide Boyd Indiana with access to all employees of the Company upon the terms and conditions set forth in this Agreement. Without limiting the foregoing, Boyd Indiana shall be entitled to conduct one-on-one meetings with all employees of the Company employed by the Company on or after the date of this Agreement at such times as Boyd Indiana shall reasonably request and at space provided by the Company at the Owned Property or at such other location as shall be reasonably acceptable to Boyd Indiana. In connection therewith, the Company shall provide Boyd Indiana with access to complete personnel files of all employees of the Company employed by the Company on or after the date of this Agreement. Upon execution of this Agreement, the Company shall also provide Boyd Indiana with space at the Owned Property upon which Boyd Indiana shall be entitled to establish an information center to be staffed and equipped by Boyd Indiana at its sole cost and expense. Boyd Indiana shall also be entitled to make, at Boyd Indiana's sole cost and expense, general distributions to all employees of newsletters, company brochures and other information relating to this transaction or to BGC and the operations of it and its subsidiaries. Such distributions may include distributions through the information center or by direct mail to the employees. In consideration of the resignations, effective as of the Closing Date, of those employees associated with its Chicago office listed on Schedule 5.17, Boyd Indiana will make the resignation payments set forth in Schedule 5.17. The Company will also terminate the existing employment agreement with Joseph McQuaid, effective on the Closing in exchange for the termination payment to be made to Mr. McQuaid by Boyd Indiana as described in Schedule 5.17. The Company will also terminate the employment agreement with Kevin Larson, effective as of the Closing Date, in consideration of Boyd Indiana's undertaking to agree to the transition employment arrangement and severance payment with Mr. Larson described in
Schedule 5.17.

        Section 5.18 Potential Land Transfer. In the event that at any time prior to the Transfer Date, the Company obtains fee title to all of that certain real property located in the City of Michigan City, County of La Porte, State of Indiana and more particularly described on Schedule 5.18 (the "Potential Land"), then the Company shall have the right to transfer the Potential Land to LLC on the terms and conditions set forth herein. Immediately following the acquisition of the Potential Land by the Company, the Company shall provide Boyd Indiana with written notice thereof (the "Notice of Acquisition"). Upon Boyd Indiana's receipt of the Notice of Acquisition, the Company Closing Payment shall automatically be increased by the amount of the Potential Land Price and, subject to the terms and conditions of this Section 5.18, Boyd Indiana shall be obligated to accept the Potential Land as part of the Owned Property. Boyd Indiana shall have a period (the "Potential Land Inspection Period") of sixty
(60) days after Boyd Indiana's receipt of the Notice of Acquisition, but in no event later than two (2) days prior to the Closing Date, to approve or disapprove the Potential Land and make such inspections, conduct such testing and investigate all other matters relating to the Potential Land as Boyd Indiana's consultants deem advisable including, but not limited to, reviewing the state of title and conducting environmental investigations. Boyd Indiana's right to disapprove the Potential Land pursuant to this Section 5.18 shall be limited to the existence of one or more title encumbrance or environmental matters that, in the aggregate, materially decreases the value of the Potential Land. On or before the last day of the Potential Land Inspection Period, Boyd Indiana shall deliver written notice to the Company of its approval or disapproval of the Potential Land. In the event that Boyd Indiana approves the Potential Land, then (a) the Potential Land shall be deemed to be added to the Owned Property for purposes of this Agreement and (b) the Permitted Liens shall be deemed to be modified to include those exceptions to title set forth on the Potential Land Title Commitment. In the event that Boyd Indiana disapproves the Potential Land pursuant to the criteria set forth above, then the Company shall not transfer the Potential Land to LLC as part of the Owned Property. In the event that the Company has not acquired title to the Potential Land prior to the Transfer Date, then the Company shall execute and deliver to Boyd Indiana in accordance with Section 2.2(u), the Potential Land Transfer Agreement substantially in the form attached hereto as Exhibit 5.18, which provides that in the event that the Company acquires title to the Potential Land at any time during the period that is two (2) years after the Closing Date, then LLC will pay to the Company the Potential Land Price and LLC will have the obligation to accept the Potential Land subject to LLC's disapproval of the Potential Land based upon the criteria set forth above.

        Section 5.19 Insurance. To the extent that the Company continues to carry any insurance policies with the Business or the Assets after the Closing, the Company will take such steps to name LLC and Boyd Indiana as additional insureds under such policies to the extent permitted by law.

                                   ARTICLE VI
                            COVENANTS OF BOYD INDIANA

        Boyd Indiana covenants and agrees with the Company and LLC that from the date hereof until the Closing:

        Section 6.1 Performance. Boyd Indiana will perform all acts to be performed by it pursuant to this Agreement and will refrain from taking or omitting to take any action that would violate their representations and warranties hereunder or render them inaccurate as of the date hereof or the Closing Date or that in any way would prevent or adversely affect the consummation of the transactions contemplated hereby. Boyd Indiana will use all commercially reasonable efforts to satisfy or cause to be satisfied all the conditions to the obligations of the Company and LLC relating to Boyd Indiana set forth in Article IX.

        Section 6.2 Governmental Filings. Boyd Indiana will, as promptly as practicable, make any required governmental filings required of Boyd Indiana, including filings pursuant to the Gaming Laws and the HSR Act, obtain any required Government Approvals and comply with any applicable governmental waiting periods or notification or other procedures required to be complied with by them in connection with the transactions contemplated by this Agreement. Boyd Indiana's filings with the Indiana Gaming Commission in connection with the transactions contemplated hereby shall be true, complete and correct in all material respects.

        Section 6.3 Employee Termination Payments. Subject to the satisfaction of the conditions set forth in Section 5.17, Boyd Indiana agrees to make the employee termination and severance payments to the individuals listed in
Schedule 5.17 as described therein.

                                   ARTICLE VII
                              ENVIRONMENTAL MATTERS

        Section 7.1 Site Access. Prior to the execution hereof, Boyd Indiana has conducted a Phase I Environmental Assessment of the Real Property ("Buyer's Phase I Environmental Investigation") to determine, among other things, whether and to what extent Materials of Environmental Concern are present at, on or under the Real Property. Schedule 7.1 sets forth certain environmental conditions and other matters disclosed by Buyer's Phase I Environmental Investigation (the "Known Environmental Conditions").

                                  ARTICLE VIII
                    CONDITIONS TO OBLIGATIONS OF BOYD INDIANA

        The obligation of Boyd Indiana to purchase the LLC Units at the Closing is subject to the satisfaction or waiver by Boyd Indiana of the following conditions on or before the Closing Date:

        Section 8.1 Representations and Warranties Correct. Each representation and warranty of the Company and LLC made herein, and the statements contained in the Exhibits, Company/LLC Disclosure Schedule and Schedules hereto or in any instrument or certificate delivered by the Company or LLC pursuant to this Agreement shall be true and correct in all material respects (except for representations and warranties or applicable subsections or portions thereof already qualified as to materiality, in which case such representations and warranties or applicable subsections or portions thereof shall be true and correct), in each case as of the date made and, except to the extent such representation, warranty or statement expressly provides that it relates solely to the date hereof or an earlier date, at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date; provided, however, that any representation or warranty that is modified after the date of this Agreement by an amendment to the Company/LLC Disclosure Schedule that qualifies under Section 5.7 as a modification of the original representation and warranty for the purposes of this Section 8.1 ("Permitted Modification") shall be deemed to be made, as so modified, as of the date the representation and warranty was originally made and/or as of the Closing Date, as the case may be (depending upon when the matter or matters covered by the Permitted Modification arose), unless the matter or matters described in the Permitted Modification, when combined with all other Permitted Modifications, has had or would reasonably be expected to have, a Material Adverse Effect.

        Section 8.2 Performance; No Default. Each of the Company and LLC will have performed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

        Section 8.3 Delivery of Certificate. Each of the Company and LLC shall have delivered to Boyd Indiana a certificate, dated the Closing Date, executed by an executive officer, certifying to the fulfillment of the conditions set forth in Sections 8.1 and 8.2.

        Section 8.4 Opinion of Counsel to the Company. The Company will have delivered to Boyd Indiana an opinion of Bell, Boyd & Lloyd, special counsel to the Company, dated the Closing Date, containing the opinions set forth on
Exhibit 8.4.

        Section 8.5 Good Standing Certificates. Boyd Indiana shall have received the following certificates for each of the Company and LLC, in form and substance reasonably satisfactory to Morrison & Foerster LLP, counsel to Boyd
Indiana: (a) from the Secretary of State of its state of organization evidencing its continued existence and its good standing as a corporation or limited liability company organized under the laws of such state; and (b) from each jurisdiction in which it is qualified or licensed to do business as a foreign corporation or a limited liability company, evidencing its continued good standing as a corporation or limited liability company as licensed or qualified, except for any jurisdictions in which such failures to be in good standing, individually and in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

        Section 8.6 Consents. Boyd Indiana shall have received executed counterparts of the consents required, if any, to the assignment of the Material Assumed Contracts, all of which consents shall be in form and substance reasonably satisfactory to Boyd Indiana.

        Section 8.7 Governmental Approvals. All Governmental Approvals (including, without limitation, approval from the Indiana Gaming Commission, the consent of the City, the consent of the United States Coast Guard to the transfer of the Riverboat as required by applicable Laws and all required consents and approvals to the transfer of the Liquor Assets) from, and all declarations, filings and registrations with, any Governmental Body required to consummate the transactions contemplated by this Agreement (other than any of the foregoing which, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to limit in any material way LLC's ability to operate the Business and the Assets after the Closing) shall have been obtained or made without the imposition of any material conditions, and all applicable waiting periods under the HSR Act shall have expired or been terminated.

        Section 8.8 Absence of Litigation. There shall be no suit, action or other proceeding pending or threatened seeking to enjoin, restrain, hinder or delay the Transfer or the purchase and sale of the LLC Units, or the other transactions contemplated hereby, or to impose limitations on the ability of Boyd Indiana to acquire or hold, or exercise full rights of ownership of the LLC Units, or to prohibit Boyd Indiana or any of their Affiliates from effectively controlling in any material respects the Business or the business or operations of LLC, at law or in equity by any Governmental Body, nor shall any injunction or order of any such entity be in effect as of the Closing which restrains or prohibits the Transfer, the purchase and sale of the LLC Units, or the other transactions contemplated hereby.

        Section 8.9 FIRPTA Certificate. Boyd Indiana shall have received from the Company the FIRPTA Affidavit. Notwithstanding anything to the contrary set forth herein, if the Company fails to provide Boyd Indiana with such affidavit, Boyd Indiana shall be entitled to withhold the requisite amounts from the LLC Purchase Price payments in accordance with Section 1445 of the Code.

        Section 8.10 Termination of Certain Contracts. Boyd Indiana shall have received evidence (in form and substance satisfactory to Boyd Indiana) as to the termination of the Contracts referred to in Section 2.7 and the release of Boyd Indiana, BGC and LLC from any liability, restriction or required performance thereunder.

        Section 8.11 Post-Closing Escrow Agreements. The Company shall have duly executed and delivered to Boyd Indiana the Company Escrow Agreement substantially in the form of Exhibit 12.3.

        Section 8.12 RPTA Certificate. Not later than thirty (30) days prior to the Closing, the Company shall have delivered to Boyd Indiana an environmental disclosure statement duly executed and acknowledged by all applicable parties as required under the Indiana Responsible Property Transfer Law (Indiana Code 13-7-22.5 through 13-7-22.15).

        Section 8.13 Shareholder/Member Approval. The shareholders of the Company shall have approved this Agreement and the transactions contemplated hereunder, including the Transfer, and Boyd Indiana shall have received evidence (in form and substance satisfactory to Boyd Indiana) of such approval.

        Section 8.14 Performance of the Obligations. Each of the Company and LLC shall have performed all of its duties and obligations in all material respects required to be performed prior to the Closing pursuant to this Agreement, including the Transfer contemplated by Article II.

        Section 8.15 Condition of Real Property and Assets. The Real Property and the Assets shall be in substantially the same condition as such existed as of the date of this Agreement, normal wear and tear and weathering excepted, and the number of live gaming devices (including gaming tables) and electronic gaming devices (including slot machines) shall be substantially the same as the number shown on Schedule 3.13(c).

        Section 8.16 Release of Liens. All existing deeds of trust or other Liens on the Owned Property (other than the Permitted Liens) shall be in a position to be released of record concurrently with the Closing.

        Section 8.17 Title Policy. The Title Company shall be irrevocably committed to issue to LLC the Title Policy in the form provided in Section 2.1(a).

                                   ARTICLE IX
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

        The obligation of the Company to sell the LLC Units at the Closing is subject to the satisfaction or waiver by the Company of the following conditions on or before the Closing Date:

        Section 9.1 Representations and Warranties Correct. Each representation and warranty of Boyd Indiana and BGC made herein, and the statements contained in the Exhibits, Buyer's Disclosure Schedule and Schedules hereto or in any instrument or certificate delivered by Boyd Indiana pursuant to this Agreement shall be true and correct in all material respects (except for representations and warranties or applicable subsections or portions thereof already qualified as to materiality, in which case such representations and warranties or applicable subsections or portions thereof shall be true and correct), in each case as of the date made and, except to the extent such representation, warranty or statement expressly provides that it relates solely to the date hereof or an earlier date, at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

        Section 9.2 Performance; No Default. Boyd Indiana and BGC will have performed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

        Section 9.3 Delivery of Certificate. Boyd Indiana and BGC shall have delivered to the Company a certificate, dated the Closing Date, executed by an executive officer, certifying to the fulfillment of the conditions set forth in Sections 9.1 and 9.2.

        Section 9.4 Opinion of Counsel to BGC and Boyd Indiana. BGC will have delivered to the Company an opinion of McDonald, Carano, Wilson, McCune, Bergin, Frankovich & Hicks, counsel to BGC, dated the Closing Date, containing the opinions set forth on Exhibit 9.4(a), and Boyd Indiana will have delivered an opinion of Bose, McKinney & Evans, local counsel to Boyd Indiana, dated the Closing Date, containing the opinions set forth on Exhibit 9.4(b).

        Section 9.5 Governmental Approvals. All Governmental Approvals (including, without limitation, approval from the Indiana Gaming Commission) from, and all declarations, filings and registrations with, any Governmental Body required to consummate the transactions contemplated by this Agreement (other than any of the foregoing which, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to limit in any material way LLC's ability to operate the Business and the Assets after the Closing) shall have been obtained or made without the imposition of any material conditions, and all applicable waiting periods under the HSR Act shall have expired or been terminated.

        Section 9.6 Absence of Litigation. There shall be no suit, action or other proceeding pending or threatened seeking to enjoin, restrain, hinder or delay the Transfer or the purchase and sale of the LLC Units, or the other transactions contemplated hereby, at law or in equity before any Governmental Body, nor shall any injunction or order of any such entity be in effect as of the Closing which restrains or prohibits the Transfer or the purchase and sale of the LLC Units, or the other transactions contemplated hereby.

        Section 9.7 Shareholder Approval. The shareholders of the Company shall have approved this Agreement and the transactions contemplated hereunder, including the Transfer.

                                    ARTICLE X
                              ADDITIONAL COVENANTS

        Section 10.1 Asset Purchase/Purchase Price Allocation.

        (a) The Company and Boyd Indiana agree that the acquisition of the LLC Units by Boyd Indiana shall be treated for all Income Tax purposes as a purchase by Boyd Indiana of the Assets of the Company, other than the Excluded Assets, and an assumption by Boyd Indiana of the Assumed Liabilities (not including the Excluded Liabilities). The Company and Boyd Indiana shall report for Income Tax purposes the purchase by Boyd Indiana of the LLC Units pursuant to this Agreement consistent with the treatment described in the preceding sentence and shall take no position inconsistent therewith in any Income Tax Return, any proceeding before any Income Tax authority or otherwise.

        (b) In connection with the purchase by Boyd Indiana of the LLC Units pursuant to this Agreement, not later than the Closing, the Company and Boyd Indiana shall act together in good faith to determine and agree upon the proper allocations for Income Tax purposes (the "Allocations") of the LLC Purchase Price (including the Assumed Liabilities) among the assets of LLC (in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and Schedule 10.1 attached hereto). The Company and Boyd Indiana shall (i) be bound by such determinations and such Allocations for purposes of determining any Income Taxes; (ii) prepare and file their Income Tax Returns, including filing a timely Form 8594, on a basis consistent with such determinations and such Allocations; and (iii) take no position inconsistent with such determinations and Allocations on any applicable Income Tax Return, in any Income Tax proceeding before any Income Tax authority or otherwise. In the event that any such allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto concerning resolution of the dispute. To the extent that the additional Contingent Purchase Price Payment is made, or the LLC Purchase Price is otherwise adjusted in accordance with the terms of this Agreement, Boyd Indiana and the Company agree, if necessary, to revise and amend the Allocations and IRS Form 8594.

        Section 10.2 Noncompetition.

        (a) For a period of three (3) years following the Closing, without the written consent of Boyd Indiana, none of the Company, any Individual Covenantor or any Affiliates of the foregoing Persons shall, directly or indirectly, through equity ownership or otherwise, own, operate or make an Investment (collectively, "Engage" or an "Engagement") in a business engaged in one or more or all of riverboat, land-based, barge or dockside casino-style gaming anywhere in the State of Indiana (other than riverboat gaming on the Ohio River watershed) or in the State of Michigan within 250 miles of the Riverboat (a "Gaming Business"); provided, however, this Section 10.2 shall not apply to
(i) existing Engagements by the Individual Covenantors or their Affiliates as set forth in Schedule 10.2; (ii) Investments in publicly traded companies in which the Company and its Affiliates, in the aggregate, do not own and, following such Investment, will not own, more than ten percent (10%) of the voting securities; or (iii) passive Investments made following the date hereof with the written consent of Boyd Indiana, which consent shall not be unreasonably withheld.

        (b) For a period of three (3) years following the Closing, none of the Company, any Individual Covenantor or any Affiliates of the foregoing Persons shall, directly or indirectly, solicit, induce or encourage any employee or consultant or group of employees or consultants who are then employed or retained by Boyd Indiana, LLC, or any of their Affiliates (other than the employees identified in Schedule 10.2(b) of the Company/LLC Disclosure Schedule) to leave the faithful employment of or terminate consultation with any of Boyd Indiana, LLC or their Affiliates; provided this shall not impinge on any general solicitation of employees directed to the public at large (as opposed to solicitations directed at employees of Boyd Indiana, LLC or their Affiliates), in any newspaper, or radio or television broadcast or other media whose principal areas of circulation, impact, reception, electronic delivery or subscription are not in the geographical areas covered by the non-compete covenant in Section 10.2(a).

        Section 10.3. Construction of the Hotel.

        (a) Workmanlike Manner. Prior to the Closing, the Company shall oversee and diligently pursue the construction and development of the Hotel in a good and workmanlike manner in accordance with the Plans and Specifications, as modified pursuant to Section 10.3(b), and shall timely pay all costs and expenses incurred in connection with the construction and development of the Hotel (the "Construction Costs") to the extent such costs are incurred prior to the Closing Date. The Company shall provide Boyd Indiana with copies of all applications for payment and related back-up documentation, proof of payment, and unconditional lien releases to the extent available and such other evidence as reasonably requested ("Evidence of Payment") with respect to the Construction Costs paid by it. From and after the Closing, LLC shall oversee and diligently pursue the construction and development of the Hotel in a good and workmanlike manner in accordance with the Plans and Specifications as modified pursuant to
Section 10.3(b) and shall pay for all Construction Costs incurred on and after the Closing Date up to the LLC Maximum Construction Cost Amount. LLC shall provide the Company with Evidence of Payment with respect to the Construction Costs paid by it. To the extent that the actual amount of the Construction Costs incurred by LLC on and after the Closing Date, exceeds the LLC Maximum Construction Cost Amount, then LLC shall provide the Company with written notice of such excess amount and, within five (5) calendar days after receipt of written notice from LLC, there shall be released from the Company Escrowed Funds and delivered by wire transfer immediately available funds to the account or accounts specified by Boyd Indiana, an amount equal to such excess amount. As provided further in Section 10.3(j), to the extent that the Actual Completion Cost Amount is less than the sum of the LLC Maximum Construction Cost Amount plus any additional amounts paid to LLC pursuant to this Section 10.3(a), then LLC shall pay to the Company the amount of the difference in accordance with
Section 10.3(j).

        (b) Contracts. The Company until the Transfer Date and LLC from and after the Transfer Date and after the Closing Date shall submit to Boyd Indiana copies of all change orders and requests for information relating to the construction and development of the Hotel immediately upon their receipt thereof. Boyd Indiana reserves the right, at its option, to approve in advance all Contracts or work orders arising after the date of this Agreement with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the construction and development of the Hotel. Boyd Indiana shall have the right to require prior to and after the Closing Date modifications and changes to the Plans and Specifications and the relevant Contracts, in Boyd Indiana's sole and absolute discretion subject, however, to the limitations of applicable Contracts and Governmental Approvals; provided that incremental costs of effecting such changes (the "Incremental Construction Costs") shall be taken into account through the definition of the "LLC's Maximum Completion Cost Amount." The Company until the Transfer Date and LLC after the Transfer Date shall amend the Plans and Specifications and the relevant Contracts to the extent requested by Boyd Indiana and shall take such other steps as are necessary to implement all change orders required by Boyd Indiana. All change orders to modify or amend the Plans and Specifications or the relevant Contracts shall be subject to the prior approval of Boyd Indiana in its sole and absolute discretion. The Company until the Transfer Date and LLC after the Transfer Date shall not amend the Construction Contracts, the Plans and Specifications or any relevant Contracts without the written approval of Boyd Indiana in its sole and absolute discretion.

        (c) Inspections. Boyd Indiana shall have the right, but not the obligation, to inspect and monitor the construction and development of the Hotel pursuant to this Section 10.3(c). The

Company until the Transfer Date and LLC after the Transfer Date shall permit Boyd Indiana and Boyd Indiana's agents and representatives (including Boyd Indiana's engineer, architect or inspector) to enter onto the Real Property during normal business hours and without interference with construction activity to inspect the progress of the construction and development of the Hotel and all materials being used in connection therewith and to examine all plans and drawings other than the Plans and Specifications relating to such construction and development of the Hotel and the financial and other Books and Records relating to the costs incurred by the Company or LLC in connection therewith. The Company, and LLC after the Transfer Date, shall use all commercially reasonable efforts to cause all contractors and subcontractors to cooperate with Boyd Indiana or Boyd Indiana's representatives or such other persons described above in connection with inspections described in this Section 10.3(c). If Boyd Indiana in good faith determines that any work or materials do not conform, individually or in the aggregate, in all material respects to the approved Plans and Specifications or sound building practice, or otherwise depart from the requirements of this Agreement, Boyd Indiana may require the Company to diligently resolve such matters through the dispute resolution process set forth in the Construction Contracts, which includes, but is not limited to, consultation with the architect and, under certain circumstances, the suspension of construction activities. In such event, the Company until the Transfer Date and LLC after the Transfer Date shall promptly correct, or cause to be corrected, the work to Boyd Indiana's reasonable satisfaction. In no event will any inspection by Boyd Indiana constitute a representation that there has been or will be compliance with the Plans or Specifications or that the construction is free from defective materials or workmanship. The Company, and LLC after the Transfer Date, shall provide Boyd Indiana upon its request with copies of all applications for payment and related back-up documents, building permits, building department inspection reports, evidence of payment, lien releases and any correspondence in connection with the construction and development of the Hotel.

        (d) Lien-Free Completion. The construction of the Hotel up to the Closing Date, and all materials, equipment, fixtures, or any other item comprising a part of the Hotel up to the Closing Date shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other Liens to the extent such Liens relate to the activities of the Company or LLC or any of their agents, consultants, employees or invitees, except for the Permitted Liens.

        (e) Compliance with Laws. The construction and development of the Hotel shall comply in all material respects with all applicable Laws and applicable insurance requirements, including applicable building codes, special use permits, Environmental Laws and requirements of insurance underwriters.

        (f) Insurance Requirements. The Company shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance, and such other insurance to the extent required under applicable Laws, in connection with the construction and development of the Hotel. All such policies shall be in form and amount reasonably satisfactory to Boyd Indiana and shall name each member of the Boyd Indiana Group and LLC as an additional insured.

        (g) Hotel Construction Budget. Schedule 10.3(g) sets forth the budget for the construction and development of the Hotel in accordance with the Plans and Specifications (the

"Hotel Construction Budget") and in the column entitled "Construction Expense" the committed amounts with respect to each line item set forth in such Schedule for the construction and development of the Hotel pursuant to the Plans and Specifications. Schedule 10.3(g) sets forth in the column entitled "Construction Expense" the amount that each contractor referred to in such Schedule has agreed to charge, or that the Company or the Contractor has estimated, for all of its services to be provided in connection with the construction and development of the Hotel.

        (h) Calculation of Company's Estimated Construction Cost Amount. On the date which is ten (10) days prior to the Closing Date, the Company shall prepare and submit to Boyd Indiana, a statement (the "Preliminary Construction Costs Statement"), which statement shall be reasonably satisfactory to Boyd Indiana and shall set forth in line item detail the amount (the "Company's Estimated Construction Cost Amount") equal to the sum of the costs actually incurred by Company as of such date, plus the estimated amount of the costs to be incurred prior to the Closing Date to complete the Hotel up to the Maximum Hotel Cost, plus the Incremental Construction Costs together with all Evidence of Payment.

        (i)     Calculation of Company's Actual Construction Cost Amount.

                (i) Within fifteen (15) calendar days after the Closing Date, the Company shall revise the Preliminary Construction Costs Statement to reflect all amounts set forth thereon as of the Closing Date (the "Company's Construction Costs Statement"). Within twenty (20) days following the delivery of Company's Construction Costs Statement, LLC may deliver to the Company a written statement (the "Buyer's Construction Costs Statement") setting forth with reasonable specificity any disagreement with the Company's Construction Costs Statement. During such twenty (20) day period, LLC shall be permitted to review the working papers of the Company and its auditors relating to the Company's Construction Costs Statement and all other Evidence of Payment. If LLC fails to object on or prior to such twentieth (20th) day, then all of the amounts set forth on the Company's Construction Costs Statement shall be deemed to have been finally determined for purposes of calculating the Company's Actual Construction Cost Amount.

                (ii) If LLC does submit Buyer's Construction Costs Statement on or prior to such twentieth (20th) day, any amounts contained in the Buyer's Construction Costs Statement which are not disputed by the Company's Construction Costs Statement shall be deemed to have been finally determined for purposes of calculating the Company's Actual Construction Cost Amount. For a period of fifteen (15) days, LLC and the Company shall attempt to resolve in good faith any dispute or disagreement between the Company's Construction Costs Statement and Buyer's Construction Costs Statement. During such fifteen (15) day period, the LLC shall be permitted to review the working papers of the Company and the Company's auditors relating to Buyer's Construction Costs Statement. Any amounts resolved by such attempts shall be deemed to have been finally determined for purposes of calculating the Company's Actual Construction Cost Amount.

                (iii) At the end of such fifteen (15) day period, the Accounting Firm shall be deemed appointed by the parties hereto to finally determine the Company's Actual Construction Cost Amount. Within ten (10) days thereafter, the Company shall submit to the Accounting Firm the Company's Construction Costs Statement and any supporting evidence and statements which it deems necessary to verify and support the Company's Construction Costs Statement, and LLC shall submit to the Accounting Firm Buyer's Construction Costs Statement and any supporting evidence and statements which it deems necessary to verify and support Buyer's Construction Costs Statement. Neither party may revise the amounts claimed on its respective construction costs statement prior to submission to the Accounting Firm except to reflect amounts finally determined pursuant to Section 10.3(i)(i) or (ii). Based solely upon the foregoing submissions, the Accounting Firm shall make a final, binding and unappealable determination of the matters in dispute and of the Company's Actual Construction Cost Amount, which the parties agree shall be conclusively binding upon all parties; provided, however, that (A) the Accounting Firm must choose either the Company's Actual Construction Cost Amount set forth on the Company's Construction Costs Statement or the Company's Actual Construction Cost Amount set forth on Buyer's Construction Costs Statement (in each case relying without modification upon any portions of the Company's Actual Construction Cost Amount resolved pursuant to Section 10.3(i)(ii)) and may not choose any other amount and (B) the Accounting Firm may not make any determination with respect to any matter not in dispute between the Company's Construction Costs Statement and Buyer's Construction Costs Statement; provided further, however, that any determination by the Accounting Firm shall not be final, binding and nonappealable, and shall be without effect, if it does not comply with the foregoing proviso. The party whose Construction Costs Statement is not selected is the "Losing Party" for purposes of Section 10.3(i) and shall pay all fees, charges and expenses for the services of the Accounting Firm (including the fees, charges and expenses of any experts used by the Accounting Firm) plus any reasonable fees and expenses of enforcement of a determination of the Accounting Firm. In addition, the Losing Party shall reimburse (in cash) all reasonable attorneys' fees, charges and expenses and reasonable accountant's fees, charges and expenses incurred by the other party in connection with the dispute (all of the foregoing, for purposes of this Section 10.3(i), the "Fees"). The Accounting Firm shall be instructed to make its final determination within twenty (20) days of the submissions to the Accounting Firm referred to above and, in any case, as soon as practicable after such submissions. Within five (5) days of the Accounting Firm's determination of the Company's Actual Construction Cost Amount, the Accounting Firm shall deliver to LLC and the Company a statement (the "Final Construction Costs Statement") setting forth the Company's Actual Construction Cost Amount and describing in reasonable detail how the Company's Actual Construction Cost Amount was determined. Within ten (10) days after the final determination by the Accounting Firm, the party entitled to receive the Fees shall submit a statement setting forth its Fees incurred and the Accounting Firm, within ten (10) days after such submission, will make a final, binding and unappealable determination of the amount of such Fees and award such amounts to such party.

                (iv) Any final determination and award of Fees shall be in writing and shall state the reasons upon which it is based. Judgment upon the award shall be entered in any court having jurisdiction thereof. The provisions of Section 10.3(i) shall constitute the exclusive and sole means for resolving those disputes, disagreements, controversies or claims between LLC and the Company with respect to the Company's Actual Construction Cost Amount.

                (v) To the extent the Company's Actual Construction Cost Amount as set forth on the Final Construction Costs Statement is (A) greater than the Company's Estimated Construction Cost Amount, LLC shall, within two (2) business days of LLC's receipt of the final determination of the Company's Actual Construction Cost Amount, deliver by wire transfer immediately available funds to the liquidation account or accounts of the Company and specified by the Company, an amount equal to such difference or (B) less than Company's Estimated Construction Cost Amount, within two (2) business days of the Company's receipt of the final determination of the Company's Actual Construction Cost Amount, there shall be released from the Company Escrowed Funds and delivered by wire transfer immediately available funds to the account or accounts specified by LLC, an amount equal to such difference, in either case plus interest on such amount at the Interest Rate for, the period commencing on (and including) the Closing Date to (but excluding) the date of payment as well as the amount of any Fees to be borne by LLC as a Losing Party under this
Section 10.3(i).

        (j)     Calculation of Actual Completion Cost Amount.

                (i) In the event that the Hotel has not been completed in accordance with the Plans and Specifications prior to the Closing Date, within fifteen (15) calendar days after the Completion Date, LLC shall prepare and submit to the Company a statement (the "LLC's Completion Costs Statement") setting forth the actual amount of the Construction Costs incurred by LLC from and after the Closing Date. Within twenty (20) days following the delivery of LLC's Completion Costs Statement, the Company may deliver to LLC a written statement (the "Company's Construction Costs Statement") setting forth with reasonable specificity any disagreement with the LLC's Completion Costs Statement. During such twenty (20) day period, the Company shall be permitted to review the working papers of LLC and its auditors relating to the LLC's Completion Costs Statement and all other Evidence of Payment. If the Company fails to object on or prior to such twentieth (20th) day, then all of the amounts set forth on the LLC's Completion Costs Statement shall be deemed to have been finally determined for purposes of calculating the Actual Completion Cost Amount.

                (ii) If the Company does submit the Company's Completion Costs Statement on or prior to such twentieth (20th) day, any amounts contained in the LLC's Completion Costs Statement which are not disputed by the Company's Completion Costs Statement shall be deemed to have been finally determined for purposes of calculating the Actual Completion Cost Amount. For a period of fifteen (15) days, LLC and the Company shall attempt to resolve in good faith any dispute or disagreement between the Company's Completion Costs Statement and LLC's Completion Costs Statement. During such fifteen (15) day period, LLC shall be permitted to review the working papers of the Company and the Company's auditors relating to Company's Completion Costs Statement. Any amounts resolved by such attempts shall be deemed to have been finally determined for purposes of calculating the Actual Completion Cost Amount.

                (iii) At the end of such fifteen (15) day period, the Accounting Firm shall be deemed appointed by the parties hereto to finally determine the Actual Completion Cost Amount. Within ten (10) days thereafter, the Company shall submit to the Accounting Firm the Company's Completion Costs Statement and any supporting evidence and statements which it deems necessary to verify and support the Company's Completion Costs Statement, and LLC shall submit to the Accounting Firm LLC's Completion Costs Statement and any supporting evidence and statements which it deems necessary to verify and support LLC's Completion Costs Statement. Neither party may revise the amounts claimed on its respective construction costs statement prior to submission to the Accounting Firm except to reflect amounts finally determined pursuant to Section 10.3(j)(i) or (ii). Based solely upon the foregoing submissions, the Accounting Firm shall make a final, binding and unappealable determination of the matters in dispute and of the Actual Completion Cost Amount, which the parties agree shall be conclusively binding upon all parties; provided, however, that (A) the Accounting Firm must choose either the Actual Completion Cost Amount set forth on the Company's Completion Costs Statement or the Actual Completion Cost Amount set forth on LLC's Completion Costs Statement (in each case relying without modification upon any portions of the Actual Completion Cost Amount resolved pursuant to Section 10.3(j)(ii)) and may not choose any other amount and (B) the Accounting Firm may not make any determination with respect to any matter not in dispute between the Company's Completion Costs Statement and LLC's Completion Costs Statement; provided further, however, that any determination by the Accounting Firm shall not be final, binding and nonappealable, and shall be without effect, if it does not comply with the foregoing proviso. The party whose Completion Costs Statement is not selected is the "Losing Party" for purposes of Section 10.3(j) and shall pay all fees, charges and expenses for the services of the Accounting Firm (including the fees, charges and expenses of any experts used by the Accounting Firm) plus any reasonable fees and expenses of enforcement of a determination of the Accounting Firm. In addition, the Losing Party shall reimburse (in cash) all reasonable attorneys' fees, charges and expenses and reasonable accountant's fees, charges and expenses incurred by the other party in connection with the dispute (all of the foregoing, for purposes of this Section 10.3(j), the "Fees"). The Accounting Firm shall be instructed to make its final determination within twenty (20) days of the submissions to the Accounting Firm referred to above and, in any case, as soon as practicable after such submissions. Within five (5) days of the Accounting Firm's determination of the Actual Completion Cost Amount, the Accounting Firm shall deliver to LLC and the Company a statement (the "Final Completion Costs Statement") setting forth the Actual Completion Cost Amount and describing in reasonable detail how the Actual Completion Cost Amount was determined. Within ten (10) days after the final determination by the Accounting Firm, the party entitled to receive the Fees shall submit a statement setting forth its Fees incurred and the Accounting Firm, within ten (10) days after such submission, will make a final, binding and unappealable determination of the amount of such Fees and award such amounts to such party.

                (iv) Any final determination and award of Fees shall be in writing and shall state the reasons upon which it is based. Judgment upon the award shall be entered in any court having jurisdiction thereof. The provisions of Section 10.3(j) shall constitute the exclusive and sole means for resolving those disputes, disagreements, controversies or claims between LLC and the Company with respect to the Actual Completion Cost Amount.

                (v) To the extent the Actual Completion Cost Amount as set forth on the Final Completion Costs Statement is (A) less than the sum of the LLC's Maximum Completion Cost Amount plus any amounts paid to LLC pursuant to
Section 10.3(a) above, LLC shall, within two (2) business days of LLC's receipt of the final determination of the Actual Completion Cost Amount, deliver by wire transfer immediately available funds to the liquidation account or accounts of the Company and specified by the Company, an amount equal to such difference or
(B) greater than the sum of the Company's LLC's Maximum Completion Cost Amount plus any amounts paid to LLC pursuant to Section 10.3(a) above, within two (2) business days of the Company's receipt of the final determination of the Actual Completion Cost Amount, there shall be released from the Company Escrowed Funds and delivered by wire transfer immediately available funds to the account or accounts specified by LLC, an amount equal to such difference, in either case plus interest on such amount at the Interest Rate for, the period commencing on (and including) the Closing Date to (but excluding) the date of payment as well as the amount of any Fees to be borne by LLC as a Losing Party under this Section 10.3(j).

        Section 10.4. Flynn Guaranty. Boyd Indiana will use its reasonable best efforts to obtain the release by Travelers' Casualty and Insurance Company of America ("Travelers") of the guaranty of the Kevin F. Flynn June, 1992 Non-Exempt Trust and the Brian J. Flynn June, 1992 Non-Exempt Trust ("Flynn Guaranty") of the outstanding surety bond issued by Travelers to the Gaming Commission, by substituting Boyd Indiana's or BGC'S guaranty for the Flynn Guaranty. In the event that the Flynn Guaranty is not so released by Travelers, Boyd Indiana shall indemnify and hold harmless the Kevin F. Flynn June, 1992 Non-Exempt Trust and the Brian J. Flynn June, 1992 Non-Exempt Trust from any claims, demands, actions or causes of action, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and expenses as a result of any claim against the Flynn Guaranty made after the Closing Date.

        Section 10.5. Bonds. Boyd Indiana shall replace the Company's bond to the Indiana Gaming Commission and guaranty to the City described in Schedule
10.5 with its own bond and guaranty and provide to the Company reasonably satisfactory evidence of the replacement of the Company's bond and guaranty with Boyd Indiana's bond and guaranty.

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

        Section 11.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

        (a)     by mutual written consent of Boyd Indiana and the Company;

        (b) by Boyd Indiana, if there has been a material violation in or breach by any of the Company's, any of the Individual Covenantor's or LLC's agreements, representations or warranties contained herein which has not been waived by Boyd Indiana in writing;

        (c) by the Company, if there has been a material violation or breach by Boyd Indiana of any of the agreements, representations or warranties contained herein which has not been waived by the Company in writing;

        (d) by Boyd Indiana or the Company if the Closing shall not have occurred on or before December 31, 1999; provided, however, that neither Boyd Indiana nor the Company shall be entitled to terminate this Agreement pursuant to this Section 11.1(d) if such party's (including, in the case of the Company and LLC, any of the shareholders of the Company and members of LLC) knowing or willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

        (e) by Boyd Indiana if any of the conditions to the obligations of Boyd Indiana set forth in Article VIII shall have become incapable of fulfillment and shall not have been waived by Boyd Indiana in writing, or by the Company if any of the conditions to the obligations of the

Company set forth in Article IX shall have become incapable of fulfillment and shall not have been waived by the Company in writing; provided, however, that neither Boyd Indiana nor the Company shall be entitled to terminate this Agreement pursuant to this Section 11.1(e) if such party (including, in the case of the Company and LLC, any of the shareholders of the Company or members of
LLC) is in breach in any material respect of its representations, warranties, covenants or agreements contained in this Agreement.

        Section 11.2 Effect of Termination. In the event of termination of this Agreement by either Boyd Indiana or the Company as provided in Section 11.1, this Agreement shall forthwith become void and of no further force and effect (other than this Section 11.2, Section 5.12, Section 13.2, Section 13.8 and
Section 13.10) and there shall be no liability on the part of Boyd Indiana, the Company or LLC (or their respective shareholders, members, officers, directors, employees, Affiliates or representatives) to one another, except for any liability of the breaching party for any breaches of this Agreement prior to the time of such termination.

                                   ARTICLE XII
                       SURVIVAL; ESCROWS; INDEMNIFICATION

        Section 12.1 Survival of Representations. All representations and warranties contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of any party hereto for the Claims Period; provided, however, that the representations and warranties contained in Section 3.9 (Tax Matters), the indemnification for which shall not be limited to the Escrowed Funds to the extent provided in Section 12.4, shall survive the Closing until the expiration of the applicable statute of limitations associated with the matters set forth therein; and provided, further, that the representations and warranties contained in Section 3.1 (Ownership of LLC Units), Section 3.4 (Capitalization), the indemnification for which shall not be limited to the Escrowed Funds to the extent provided in
Section 12.4 and Section 12.15, shall survive the Closing indefinitely. All covenants and agreements in this Agreement relating to periods after the Closing Date shall survive the Closing indefinitely (except as provided therein).

        Section 12.2 [Intentionally Omitted].

        Section 12.3 Company Escrow. At the Closing, the Company, Boyd Indiana and Harris Trust and Savings Bank or another escrow agent selected by Boyd Indiana and reasonably satisfactory to the Company ("Escrow Agent") shall enter into an escrow agreement (the "Company Escrow Agreement") substantially in the form of Exhibit 12.3. Pursuant to Section 1.6, Boyd Indiana will place into the escrow account established under the Company Escrow Agreement (the "Company Escrow Account") the Company Escrowed Funds to be held by the Escrow Agent pursuant to the terms of this Agreement during the Claims Period, subject to the final determination of each Company Escrow Statement submitted hereunder with respect to the Company Escrow Account and further subject to any amounts held in the Company Escrow Account as reasonable reserves for any Indemnifiable Losses from pending Company Indemnification Events during the Claims Period. The fees and expenses of the Escrow Agent under the Company Escrow Agreement shall be paid by Boyd Indiana annually and fifty percent (50%) of all such fees and expenses shall be deemed Company Reimbursable Losses which are includable on Company Escrow Statements pursuant to Section 12.9. For purposes of this Agreement, the term "Company Escrowed Funds" shall include any interest or other income earned with respect thereto.



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

        Section 12.4 Indemnification by the Company for Certain Matters.

        (a) Subject to the limitations contained in Section 12.4(b), the Company hereby agrees to indemnify, defend and hold harmless the Boyd Indiana Group, from and after the Closing, for, from and against each Company General Indemnification Event, each Company Tax Indemnification Event and each Company Specified Indemnifiable Loss.

        (b) The Company's liability under Section 12.4(a) shall be limited as follows:

                (i) Except with respect to Company Specified Indemnifiable Losses, the Boyd Indiana Group's monetary recourse shall be limited to the Company Escrowed Funds and the Boyd Indiana Group shall have no monetary recourse against the Company in the event the Company Escrowed Funds are insufficient to reimburse Boyd Indiana or other members of the Boyd Indiana Group for all Company General Indemnification Events or Company Tax Indemnification Events, subject to Boyd Indiana's offset rights described in subparagraph (iv) below.

                (ii) The Boyd Indiana Group's monetary recourse against the Company with respect to all Company Specified Indemnifiable Losses asserted against, resulting to, imposed upon or incurred by the Boyd Indiana Group (or any member thereof), shall include recourse against the Company Escrowed Funds and recourse against the Company; provided, however, that the Boyd Indiana Group's monetary recourse against the Company in excess of the Company's Escrowed Funds shall not exceed the LLC Purchase Price (taking into account any Company Escrowed Funds recovered by the Boyd Indiana Group with respect to such Specified Indemnifiable Loss).

                (iii) The Boyd Indiana Group shall have no monetary recourse against the Company or the Company Escrowed Funds with respect to any Company General Indemnification Event or any Company Tax Indemnification Event to the extent that (A) the Boyd Indiana Group has already fully recovered the applicable Company Reimbursable Loss from a third party, or (B) the applicable Company Reimbursable Loss arises by reason of or results from a breach of a representation or warranty that has expired at the time a claim for indemnification is made.

                (iv) The Boyd Indiana Group shall have no recourse against the Company Escrowed Funds for any Company Reimbursable Losses (other than Company Specified Indemnifiable Losses) until the aggregate amount of such Company Reimbursable Losses under this Article XII exceeds One Hundred Fifty Thousand and No/100 Dollars ($150,000.00); provided that all such Company Reimbursable Losses (including those included in the One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) amount) shall be recoverable from the Company Escrowed Funds once the One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) amount has been exceeded.

                (v) Notwithstanding the other provisions of this Section 12.4, in the event that the Maximum Company Escrow Amount on the date provided for in Section 12.3 exceeds the amount of Company Escrowed Funds in the Company Escrow Account on that date, the amount of such excess may be offset against the amount of any Contingent Purchase Price Payment



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

otherwise payable to the Company under Section 1.7 to the extent such excess has not been satisfied by recourse permitted under Section 12.4(b).

        (c) Subject to the provision in clause (i) of this Section 12.4(c), the parties hereto acknowledge and agree that in connection with each Company Specified Indemnifiable Loss, the Boyd Indiana Group (or any member thereof) shall have the right to pursue any and all remedies in equity or at law, including, without limitation, the following remedies:

                (i) bring an action at law for any and all losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and expenses (individually and collectively, "Losses") asserted against, resulting to, imposed upon or incurred by the Boyd Indiana Group (or any member thereof), directly or indirectly, by reason of or resulting from each Company Specified Indemnifiable Loss; provided, however, that in the case of a Company Specified Indemnifiable Loss of the type described in clause (e) of that defined term, the Boyd Indiana Group shall first seek recourse against the Company Escrowed Funds; and

                (ii) take recourse pursuant to this Article XII for Company Reimbursable Losses asserted against, resulting to, imposed upon or incurred by the Boyd Indiana Group (or any member thereof), directly or indirectly, by reason of or resulting from each Company Specified Indemnifiable Loss against the Company Escrowed Funds.

        (d) Except as provided in Section 12.4(b), the indemnification provisions of this Article XII shall provide the sole and exclusive monetary remedy to the Boyd Indiana Group, following the Closing, with respect to or in connection with any breach by the Company or LLC of any of their respective representations, warranties, covenants or agreements contained herein, and (except as set forth above) the Boyd Indiana Group shall have no monetary recourse against the Company in the event the Company Escrowed Funds are insufficient to reimburse Boyd Indiana or other members of the Boyd Indiana Group for Company Reimbursable Losses.

        Section 12.5 Indemnification of the Company by Boyd Indiana. Boyd Indiana hereby agrees to indemnify, defend and hold harmless the Company, from and after the Closing, for, from and against any and all Indemnifiable Losses asserted against, resulting to, imposed upon or incurred by the Company directly or indirectly, by reason of or resulting from any breach of any agreement, covenant, representation or warranty of Boyd Indiana or BGC contained herein or made pursuant to this Agreement, or any facts or circumstances constituting such a breach, or any Environmental Claim concerning the Real Property arising from the acts or omissions of LLC from and after the Closing. The Company shall have no recourse against Boyd Indiana under this Section 12.5 for any Indemnifiable Losses (other than Boyd Indiana's payment obligations under Sections 1.6, 1.7, 1.8, 2.8, 5.18, 10.3(i), 10.3(j) 10.4, 10.5 13.2 and 13.3) until the aggregate amount of such Indemnifiable Losses under this Section 12.5 exceeds One Hundred Fifty Thousand and No/100 Dollars ($150,000.00); provided that all such Indemnifiable Losses (including those included in the One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) amount) shall be recoverable from Boyd Indiana once the One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) amount has been exceeded.



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

        Section 12.6 Company Tax Indemnification Matters.

        (a) Boyd Indiana shall indemnify, defend and hold the Company harmless, at any time after the Closing, for, from and against any and all Indemnifiable Losses, asserted against, resulting to, imposed upon or incurred by the Company, directly or indirectly, by reason of or resulting from any and all Taxes imposed upon LLC or the Company with respect to (i) any Post-Closing Taxes for any Post-Closing Periods; (ii) any Straddle Taxes for any Straddle Period, but only with respect to the portion of such Straddle Period beginning on the day after the Closing Date and in the manner provided for in Section 12.6(b); and (iii) any Taxes incurred as a result of transactions that occur on the Closing Date but after the Closing (other than any Taxes incurred in connection with the Transfer in excess of any portion agreed to be paid by Boyd Indiana pursuant to Section 13.3, the Excluded Assets or the Excluded Liabilities).

        (b) For purposes of determining the amount of Straddle Taxes for or which relate to a Straddle Period, the Closing Date shall be treated as the last day of a taxable period, and the portion of any such Straddle Tax that is allocable to the taxable period that is so deemed to end on and include the Closing Date: (i) in the case of Straddle Taxes that are either (x) based upon or related to receipts (other than Income Taxes) or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), shall be deemed equal to the amount which would be payable if the period for which such Straddle Tax is assessed ended on and included the Closing Date and (ii) in the cases of Straddle Taxes other than Straddle Taxes described in clause (i) hereof, shall be computed on a per diem basis.

        (c) If a notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination, suit, dispute or other claim (a "Tax Claim") shall be delivered, sent, commenced or initiated to or against a member of the Boyd Indiana Group by any taxing authority with respect to Taxes for which the Company or Boyd Indiana Group is entitled to indemnification from the other, Boyd Indiana shall promptly notify the Company in writing of the Tax Claim. If a Tax Claim with respect to Taxes for which the Company or Boyd Indiana Group is entitled to indemnification from the other shall be delivered, sent, commenced or initiated to or against the Company by the relevant taxing authority, the Company shall promptly notify Boyd Indiana in writing of such Tax Claim.

        (d) The Company may assume and control the defense of a Tax Claim at the Company's own cost and expense and with its own counsel if the Company notifies Boyd Indiana of its intent to do so within thirty (30) calendar days of receipt of notice of the asserted Tax liability (but not less than five (5) days before the due date of any protest or other claim in respect thereof) and acknowledges in writing, in form and substance satisfactory to Boyd Indiana, that such Tax Claim involves only Straddle Taxes for which the Company is responsible pursuant to Section 12.4(a). If the Company elects to assume the defense of any such Tax Claim, notwithstanding anything to the contrary contained herein, (i) the Company shall consult with Boyd Indiana and shall not enter into any settlement with respect to any such Tax Claim without Boyd Indiana's prior written consent (which shall not be unreasonably withheld) if the effect of such settlement would be to materially increase the liability for Taxes of Boyd Indiana or LLC under this Section 12.6 for periods after the Closing Date; (ii) the Company shall keep Boyd Indiana informed of all material developments and events relating to such Tax Claim; and



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

(iii) Boyd Indiana shall have the right to participate, at its own cost and expense, in (but not to control) the defense of such Tax Claim.

        (e) If the Company (i) does not timely assume control of a Tax Claim involving only Straddle Taxes for which the Company is responsible pursuant to this Section 12.6; or (ii) where notice is received by the Company of a Tax Claim with respect to Straddle Taxes of the Company, does not provide Boyd Indiana with the notice of a Tax Claim involving Taxes for which Boyd Indiana is entitled to indemnification pursuant to Section 12.4(a), Boyd Indiana shall have the full right to contest such Tax Claim and shall be entitled to settle or pay in full such Tax Claim (in its sole discretion) and thereafter pursue its right to indemnification under Section 12.4 without prejudice.

        (f) With respect to any Tax Claim involving Taxes for which both Boyd Indiana and the Company are responsible, Boyd Indiana and the Company shall attempt to separate such Tax Claim into two (2) Tax Claims, one (1) involving only Straddle Taxes for which Boyd Indiana is solely responsible and another involving only Straddle Taxes for which the Company is solely responsible pursuant to Sections 12.4(a) and 12.6(a); provided, however, that, if the Company agrees, Boyd Indiana shall control the defense of such Tax Claim without separation, and Section 12.6(e) shall apply to such Tax Claim. If Boyd Indiana and the Company do not succeed in separating such Tax Claim, each shall cooperate reasonably in the defense of such Tax Claim, neither Boyd Indiana nor the Company shall take any action with respect to such Tax Claim without the other's written consent (which shall not be unreasonably withheld), and Boyd Indiana and the Company shall agree as to any settlement or compromise of such Tax Claim.

        (g) For purposes of determining whether and when a Company Tax Indemnification Event has taken place, a Company Tax Indemnification Event shall be deemed to occur immediately after the occurrence of the Indemnifiable Loss which constitutes the Company Tax Indemnification Event.

        (h) Boyd Indiana shall pay to the Company any amount which Boyd Indiana agrees is payable pursuant to Section 12.6(a) within ten (10) days after receipt of written notice from the Company of a Indemnifiable Loss giving rise to an obligation of the Company. If Boyd Indiana and the Company cannot agree on the amount payable by Boyd Indiana with respect to such noticed Indemnifiable Loss, either party may commence legal proceedings to resolve any such dispute after the expiration of such ten (10) day period following the Company's notice of Indemnifiable Loss.

        Section 12.7 Preparation and Filing of LLC Tax Returns.

        (a) The Company shall cause the LLC to prepare and file (in each case, at the Company's cost and expense and in a manner consistent with past practice) on a timely basis all Tax Returns of LLC for all Pre-Closing Periods, which Tax Returns are due (giving effect to any extensions thereto) on or before the Closing Date. Boyd Indiana shall cause LLC to pay all Taxes shown to be due and payable thereon that are Excluded Taxes and the Company shall pay all Taxes shown to be due and payable thereon in excess of, or other than, Excluded Taxes.



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        (b)     Following the Closing Date, Boyd Indiana shall cause LLC to prepare and file (in each case, at Boyd Indiana's cost and expense and in a manner consistent with past practice) on a timely basis all Tax Returns of LLC other than those provided for in Section 12.7(a). Subject to Section 12.4(a) and
Section 12.6 Boyd Indiana shall cause the LLC to pay all Taxes shown to be due and payable thereon. With respect to Tax Returns for Straddle Periods, no later than ten (10) Business Days before such Tax Returns are filed, Boyd Indiana shall provide drafts of such Tax Returns to the Company for its reasonable review.

        Section 12.8 Defense of Claims By the Company and Boyd Indiana.

        (a)     Except as otherwise provided in this Agreement or as provided in
Section 12.8(c), the appropriate member of the Boyd Indiana Group will control the defense or settlement of all claims, actions or proceedings made or brought by any Person or group who is not a party to this Agreement ("Independent Party Claims") which may give rise to a Company Reimbursable Loss constituting a Company Indemnification Event giving rise to a claim for indemnification under
Section 12.4. Boyd Indiana shall provide notice of any such claim, action or proceeding to the Company, which shall be entitled to participate, through counsel selected by it, at the Company's expense, in the defense of such claim. Boyd Indiana shall consult with the Company prior to settling any such claim (if such settlement will be satisfied, in part or in whole, from Company Escrowed Funds) and will not settle such claim to the extent it involves a Company Reimbursable Loss in excess of Ten Thousand and No/100 Dollars ($10,000.00) without the consent of the Company, which consent will not be unreasonably withheld.

        (b) In addition, if the Independent Party Claim represents a claim in connection with any pre-Closing Date action or event arising in the ordinary course of business which is either (i) covered by insurance or (ii) would have been handled prior to the Closing Date by the Company's personnel, the matter will be handled by LLC's personnel under Section 12.8(b) so long as no out of pocket costs are incurred by LLC or Boyd Indiana in connection with the defense thereof. The Company hereby authorizes Boyd Indiana to settle any Independent Party Claim under this Section 12.8(b), subject to the same limitations of the third sentence of Section 12.8(a), and any amounts paid in settlement of any Independent Party Claim under this Section 12.8(b) will be paid by the Company upon receipt of a release of such claim, or to the extent the Company fails to pay such amounts, such amounts will be treated as a Company Specified Indemnifiable Loss.

        (c) In the event of an Independent Party Claim relating to a criminal action or civil fraud by any of the Company or LLC, or relating to any of the other events giving rise to an obligation of the Company to indemnify the Boyd Indiana Group pursuant to Section 12.4, Boyd Indiana will provide the Company with notice of such claim. The Company may, by giving written notice to Boyd Indiana, elect to assume at its own expense the defense of such Independent Party Claim if the Company acknowledges in writing its obligation to indemnify Boyd Indiana pursuant to this Agreement with respect to (and in the full amount provided for by this Agreement) such Independent Party Claim and the Independent Party Claim involved seeks (and continues to seek) primarily monetary damages; provided, however, that counsel selected by the Company shall be reasonably satisfactory to Boyd Indiana. Boyd Indiana will defend in good faith any Independent Party Claim as to which it has so assumed the defense under this
Section 12.8. Notwithstanding the Company's election to assume the defense, the Boyd Indiana

Group shall have the right to employ separate counsel (including local counsel), and the Company will pay the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Company would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both a member of the Boyd Indiana Group and the Company and the member of the Boyd Indiana Group shall have reasonably concluded that there may be legal defenses available to it and/or other members of the Boyd Indiana Group which are different from or additional to those available to the Company (in which case, if such member of the Boyd Indiana Group notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action on behalf of such member of the Boyd Indiana Group); (iii) the Company shall not have employed counsel reasonably satisfactory to the member of the Boyd Indiana Group to represent the member of the Boyd Indiana Group within thirty (30) days after notice of the institution of such action; or (iv) the Company shall authorize the member of the Boyd Indiana Group to employ separate counsel at the expense of the Company. Without obtaining a complete and unconditional release of the Boyd Indiana Group from all liability in respect of such Independent Party Claim, the Company will not enter into any settlement of such Independent Party Claim without the consent of the Boyd Indiana Group, which consent shall not be unreasonably withheld. Notwithstanding the above, the Boyd Indiana Group, during the period the Company is determining whether to elect to assume the defense of a matter covered by this Section 12.8(c) (which period shall not exceed thirty (30) days), may take such reasonable actions as are necessary to preserve any and all rights with respect to such matter, without such actions being construed as a waiver of the Boyd Indiana Group's rights to defense and indemnification pursuant to this
Section 12.8(c) and Section 12.4.

        Section 12.9 Company Escrow Statements.

        (a) During the Claims Period or within thirty (30) days after the end of the Claims Period, Boyd Indiana may at any time or from time to time deliver, on behalf of the Boyd Indiana Group, to the Company a statement (a "Company Escrow Statement") setting forth with reasonable specificity the amount and nature of Indemnifiable Losses from Company Indemnification Events incurred or allocated during the Claims Period (whether or not liquidated during the Claims Period), together with such invoices, bills, statements and other documentation as shall reasonably verify the amounts so claimed. If Boyd Indiana does not submit any Company Escrow Statement during the period referred to in the preceding sentence, the amount of Company Reimbursable Losses shall be deemed to be Zero and No/100 Dollars ($0.00).

        (b) On or prior to the fifteenth (15th) day following the delivery of a Company Escrow Statement, the Company may deliver to Boyd Indiana a written statement (a "Company Disputing Escrow Statement") setting forth with reasonable specificity any disagreement with any of the amounts contained in a Company Escrow Statement which could affect the necessity or amount of any release of Company Escrowed Funds to any member of the Boyd Indiana Group pursuant to
Section 12.10. If the Company does not submit a Company Disputing Escrow Statement on or prior to such fifteenth (15th) day then such Company Escrow Statement shall be deemed to have been finally determined for purposes of this Agreement. If the Company does submit a Company Disputing Escrow Statement on or prior to such fifteenth (15th) day, any amounts contained in such Company Escrow Statement which are not disputed by the Company



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

Disputing Escrow Statement shall be deemed to have been finally determined for purposes of this Agreement.

        (c) For a period of ten (10) days, Boyd Indiana and the Company shall attempt to resolve in good faith any dispute or disagreement between a Company Escrow Statement and a Disputing Escrow Statement. Amounts contained on a Company Escrow Statement and resolved by such attempts shall be deemed to have been finally determined for purposes of this Agreement. After such ten (10) day period, either party may commence legal proceedings to resolve any such dispute.

        Section 12.10 Release of Company Reimbursable Losses. After a Company Escrow Statement is finally determined as provided in Section 12.9, Boyd Indiana and the Company shall jointly submit such Company Escrow Statement to the Escrow Agent. Within ten (10) days of the receipt of each such Company Escrow Statement, the Escrow Agent shall record the total dollar amount of Company Reimbursable Losses on the books and records of the Escrow Agent and shall deliver by wire transfer of immediately available funds to the account or accounts specified by Boyd Indiana an aggregate amount equal to the Company Reimbursable Losses shown on such Company Escrow Statement together with the pro rata portion of the interest and earnings on the Company Escrowed Funds.

        Section 12.11 Release of Escrowed Funds to the Company.

        (a) Within two (2) business days of the latest to be made of the payment (or release from escrow) of (i) the adjustment amount related to the final determination of the LLC Closing Date Working Capital Amount or (ii) the final determination of the Actual Completion Cost Amount, the Escrow Agent shall record the total dollar amount of the positive difference ("Initial Company Escrow Release Amount"), if any, resulting from the subtraction of (x) the sum of any Company Escrowed Funds delivered under clauses (i) and (ii) above from
(y) the sum of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) and the Escrow Adjustment Amount. The Escrow Agent shall promptly deliver by wire transfer of immediately available funds to the liquidation account or accounts specified by the Company an aggregate amount equal to the Initial Company Escrow Release Amount, together with the pro rata portion of the interest and earnings on the Company Escrowed Funds.

        (b) To the extent the amount of Company Escrowed Funds in the Company Escrow Account after the last day for delivery by Boyd Indiana pursuant to Section 12.9(a) of a Company Escrow Statement is greater than the Maximum Company Escrow Amount, the Escrow Agent shall record the total dollar amount of such excess on the books and records of the Escrow Agent and shall deliver on, or as promptly as practicable after, the thirty first (31st) day following the expiration of the Claims Period, by wire transfer of immediately available funds to the liquidation account or accounts specified by the Company an aggregate amount equal to such excess, together with the pro rata portion of the interest and earnings on the Company Escrowed Funds.

        (c) In the event that, at the time of the release to the account or accounts specified by the Company pursuant to Section 12.11(b) there remain any amount of Company Escrowed Funds with respect to (i) Company Escrow Statements which have not yet been resolved



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pursuant to Sections 12.4 and 12.9 or (ii) indemnity payments for Company
Reimbursable Losses that have not yet been made to Boyd Indiana, the Escrow Agent shall promptly following the resolution of all such pending indemnification matters, deliver by wire transfer of immediately available funds to the liquidation account or accounts specified by the Company an aggregate amount equal to the remaining Company Escrowed Funds, if any, together with the pro rata portion of the interest and earnings on such remaining Company Escrowed Funds.

        Section 12.12 Environmental Remediation Matters. To the extent that an Indemnifiable Loss includes claims arising from the obligation to conduct environmental investigation and/or remediation or response, Indemnifiable Losses for environmental investigation and/or remediation activities shall be limited to those activities required by Law and arising from or related to the release, threatened release or response, as those terms are defined in Environmental Law, of any Materials of Environmental Concern or the violation of any Environmental Law.

        Section 12.13 Subrogation. Upon an Indemnifying Party making any payment to an Indemnitee pursuant to this Article XII, such Indemnifying Party will, to the extent of such payment, be subrogated to all rights of such Indemnitee against any third party in respect of the Indemnifiable Loss to which the payment relates; provided, however, that, until such Indemnitee recovers full payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said payment are hereby made expressly subordinated and subjected in right of payment to the Indemnitee's rights against such third party. Without limiting the generality of any other provision, the Indemnitee and the Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

        Section 12.14 Adjustment to Purchase Price. Except to the extent otherwise provided by law, the parties hereto covenant and agree that each party shall treat each payment, if any, made to or by it pursuant to this Article XII as an adjustment to the LLC Purchase Price.

        Section 12.15. Liquidation of Company. Boyd Indiana acknowledges that the Board of Directors of the Company has adopted a Plan of Liquidation to voluntarily liquidate promptly following the Closing and to distribute proceeds of such liquidation to its shareholders all in accordance with applicable requirements of Indiana law. The Plan of Liquidation shall appoint a representative or representatives to act on behalf of the Company for the purposes of this Agreement following such a liquidation, including receiving any payments hereunder following such liquidation. The liability of shareholders who receive such proceeds in liquidation of the Company with respect to obligations of the Company under this Agreement shall be subject to any applicable limitations under the corporate dissolution laws of the State of Indiana; provided that in the event (i) Boyd Indiana's enforcement against the Company or the shareholders of a claim governed by Section 12.4(b)(ii) for one or more Company Specified Indemnifiable Losses is barred by reason of the expiration of the limitation period under Ind. Code Section 23-1-45-7(c) or other applicable Indiana law, and (ii) any Individual Covenantor had knowledge that the representation or warranty giving rise to such claim was not true and correct in all material respects as of the date given or made, each Individual Covenantor hereby severally waives the benefit of the limitation period under Ind. Code
Section 23-1-45-7(c) or other applicable Indiana law limiting recourse against the Company or its shareholders by reason of the Company's dissolution and severally agrees that he shall be fully and primarily liable for, and severally



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agrees to pay and perform the full (as opposed to only a pro rata) amount of, the Company's indemnification obligations under Section 12.4 with respect to such claim, up to an aggregate maximum amount of Four Million and No/100 Dollars ($4,000,000) per each Individual Covenantor for all such claims, as and to the same extent that the Company would be liable for such indemnification if the Company had not been dissolved, provided that an Individual Covenantor shall be obligated to pay for any Company Reimbursable Losses hereunder only to the extent such Company Reimbursable Losses shall not already have been fully paid by one or more other Individual Covenantors.

                                  ARTICLE XIII
                                  MISCELLANEOUS

        Section 13.1 Remedies Cumulative. Except as herein expressly provided (including the provisions of Section 12.4), the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

        Section 13.2 Expenses. Except as otherwise expressly provided in
Schedule 13.2, the Company and LLC, and Boyd Indiana and BGC shall each pay its own legal, accounting and other miscellaneous expenses incident to this Agreement.

        Section 13.3 Transfer Taxes. All transfer, sales, use, documentary or other similar Taxes arising out of or related to the sale of the LLC Units or the Transfer pursuant to this Agreement shall be borne fifty percent (50%) by the Company and fifty percent (50%) by Boyd Indiana. In the event that the Company pays the full amount of such taxes prior to Closing, they shall be reimbursed by Boyd Indiana for fifty percent (50%) of such amount not later than the Closing.

        Section 13.4 Press Releases and Announcements. After the date of this Agreement and prior to the Closing, no party to this Agreement will directly or indirectly make or cause to be made any public announcement or disclosure, or issue any notice with respect to this Agreement or the transactions contemplated by this Agreement without the prior consent of the other parties to this Agreement; provided, however, the Company may disclose such information, upon the prior consultation with Boyd Indiana of the means of such disclosure and the specific items to be disclosed to (i) the City and the applicable gaming authorities in the State of Indiana and (ii) employees and vendors, and Boyd Indiana may disclose such information, upon the prior consultation with the Company of the means of such disclosure and the specific items to be disclosed, to the applicable gaming authorities in the States of Illinois, Louisiana, Mississippi, Nevada and New Jersey; and provided further, that any party to this Agreement may make any public announcement or disclosure which is required by law or regulation (in which case the disclosing party shall to the extent practicable advise the other parties to this Agreement and provide them with a copy of such proposed disclosure prior to making the disclosure).

        Section 13.5 Entire Agreement. This Agreement and the Disclosure Schedules, Exhibits and Schedules and other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to their subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.



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

        Section 13.6 Amendment, Extension and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver under this Section 13.6 shall be valid only if set forth in an instrument in writing signed on behalf of such party. Except as expressly provided in this Agreement, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        Section 13.7 Headings. The article and section headings contained herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

        Section 13.8 Notices. All notices, requests, demands and other communications made under or by reason of the provisions of this Agreement will be in writing and will be given by hand delivery, certified or registered mail, return receipt requested, facsimile (with a copy also sent by hand delivery or air courier, which shall not alter the time at which the facsimile notice is deemed received) or air courier to the parties at the addresses set forth below. Such notices shall be deemed given: at the time personally delivered, if delivered by hand with receipt acknowledged; at the time received, if sent by certified or registered mail; upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error, if faxed; and the first Business Day after timely delivery to the courier, if sent by air courier specifying next day delivery.

        If to the Company or (prior to the Closing) LLC:

               Blue Chip Casino, Inc.
               120 N. LaSalle, Suite 3300
               Chicago, Illinois 60602
               Attention:  Kevin F. Flynn and Walter P. Hanley, Esq.
               Telephone:  (312) 456-7280
               Fax:        (312) 456-0708

        With a copy (which shall not constitute notice) given in the manner prescribed above to:

               Bell, Boyd & Lloyd
               Three First National Plaza, Suite 3300
               70 West Madison Street
               Chicago, Illinois 60602-4207
               Attention:  John T. McCarthy, Esq.
               Telephone:  (312) 372-1121
               Fax:        (312) 372-2098



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

        If to LLC after the Closing:

               c/o Boyd Gaming Corporation
               2950 South Industrial Road
               Las Vegas, Nevada 89109
               Attention:  Ellis Landau
                           Brian A. Larson, Esq.
               Telephone:  (702) 792-7200
               Fax:        Mr. Landau:      (702) 792-7313
                           Mr. Larson:      (702) 792-7335

        With a copy (which shall not constitute notice) given in the manner prescribed above to:

               Morrison & Foerster LLP
               19900 MacArthur Boulevard, Suite 1200
               Irvine, California 92612-2445
               Attention:  Robert M. Mattson, Jr., Esq.
               Telephone:  (949) 251-7500
               Fax:        (949) 251-0900

        If to Boyd Indiana or BGC:

               Boyd Gaming Corporation
               2950 South Industrial Road
               Las Vegas, Nevada 89109
               Attention:  Ellis Landau
                           Brian A. Larson, Esq.
               Telephone:  (702) 792-7200
               Fax:        Mr. Landau:      (702) 792-7313
                           Mr. Larson:      (702) 792-7335

        With a copy (which shall not constitute notice) given in the manner prescribed above to:

               Morrison & Foerster LLP
               19900 MacArthur Boulevard, Suite 1200
               Irvine, California 92612-2445
               Attention:  Robert M. Mattson, Jr., Esq.
               Telephone:  (949) 251-7500
               Fax:        (949) 251-0900

        Section 13.9 Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns, but this Agreement may not be assigned by any party without the written consent of the other parties; provided, however, that (i) Boyd Indiana may assign all or any portion of their respective rights hereunder without the prior written consent of the other parties hereto to an Affiliate of Boyd Indiana, but such assignment shall not relieve Boyd Indiana of their respective obligations hereunder and (ii) the Company may adopt and effect the Plan of Liquidation provided for in

Section 12.15 in connection with the liquidation of the Company. Any attempted assignment in violation of this Section 13.9 shall be void.

        Section 13.10 Applicable Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Indiana applicable to agreements made and to be performed entirely within such State, without giving effect to the conflict of laws provisions thereof.

        Section 13.11 Words in Singular and Plural Form. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

        Section 13.12 Further Assurances; Antitrust Notification.

        (a) Each of the Company, LLC, BGC and Boyd Indiana will use all commercially reasonable efforts to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement. Without limiting the foregoing, the Company and Boyd Indiana and BGC will reasonably cooperate, and will cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in (i) preparing and filing all Tax Returns (including amended returns and claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes and (ii) providing to each other all information and customary consents pertinent to the transactions contemplated by this Agreement, including information as to their, if applicable, ownership structure, corporate structure, officers and directors, shareholders and members' identity, financing, transfers of interest and other information, as shall be required by any Governmental Body with jurisdiction over such parties in connection with the consummation of the transactions contemplated hereby or with respect to any federal or state securities law requirements in any jurisdiction in which such parties have an interest.

        (b) Each of the Company, LLC, Boyd Indiana and BGC (and any shareholder or member thereof, as required) will as promptly as practicable, but in no event later than ten (10) business days following the execution and delivery of this Agreement, file or cause to be filed with the FTC and the DOJ the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Each of Boyd Indiana, BGC, LLC and the Company will furnish to the others such necessary information and reasonable assistance as the others may request in connection with the preparation of any filing or submission which is necessary under the HSR Act. Each of the Company, LLC, Boyd Indiana and BGC will keep each other apprised of the status of any communications with, and inquiries or requests for additional information addressed to the entity that filed a notification and report form as an acquired or acquiring person from, the FTC or the DOJ and shall comply or cause its respective filing person to comply promptly with any such inquiry or request. Each of the Company, LLC, Boyd Indiana and BGC will use commercially reasonable efforts to obtain any clearance required under the HSR Act for the purchase and sale of the LLC Units.



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

        Section 13.13 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        Section 13.14 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder. All references herein to the enforceability of agreements with third parties, the existence or non-existence of third-party rights, the absence of breaches or defaults by third parties, or similar matters or statements, are intended only to allocate rights and risks between the Parties and were not intended to be admissions against interests, give rise to any inference or proof of accuracy, be admissible against any Party by any non-Party, or give rise to any claim or benefit to any non-Party.

        Section 13.15 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstance.

        Section 13.16 Consent to Jurisdiction. Boyd Indiana irrevocably submits to the non-exclusive jurisdiction of (i) the circuit court of the State of Illinois, Cook County, and (ii) the United States District Court for the Northern District of Illinois, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. The Company and LLC irrevocably submits to the non-exclusive jurisdiction of (i) the circuit court of the State of Nevada, Clark County, and (ii) the United States District Court for the Nevada District, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Boyd Indiana, the Company and LLC each further agrees that service of any process, summons, notice or document by United States registered mail to Boyd Indiana's, the Company's or LLC's respective address shall be effective service of process for any action, suit or proceeding in Illinois or Nevada with respect to any matters to which it has submitted to jurisdiction in such jurisdiction as set forth above in this Section 13.16. Boyd Indiana irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or other proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the circuit court of the State of Illinois, Cook County, or (y) the United States District Court for the Northern District of Illinois, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The Company and LLC irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or other proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the circuit court of the State of Nevada, Clark County, or (ii) the United States District Court for the Nevada District, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                                   ARTICLE XIV
                                   DEFINITIONS

        "Accounting Firm" shall mean PricewaterhouseCoopers LLP or its successor.

        "Actual Completion Cost Amount" shall mean the amount calculated pursuant to Section 10.3(j) above.

        "Actual Construction Cost Amount" shall mean the amount calculated pursuant to Section 10.3(i) above.

        "Affiliate" shall have the meaning defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, as of the date of this Agreement.

        "Agreement" shall mean this Unit Purchase Agreement, including the Exhibits, Disclosure Schedules and Schedules thereto, as they may be amended from time to time.

        "Allocations" shall have the meaning ascribed to such term in Section 10.1(b).

        "Approved Capital Expenditures" shall have the meaning ascribed to such term in Section 5.1(c).

        "Assets" means all of the tangible and intangible assets and rights of every nature, kind and description, wherever located, relating to or used in the Business, but not including the Excluded Assets. The Assets shall include, but are not limited to, the following (except to the extent constituting Excluded Assets): (i) all Tangible Personal Property owned by the Company and existing on the Transfer Date; (ii) all of the accounts receivable of the Company at the Transfer Date; (iii) cash, cash equivalents and securities of the Company on hand as of the Transfer Date; (iv) prepaid taxes, prepaid insurance, prepaid deposits and all other prepaid expenses and all deferred charges of the Company existing on the Transfer Date, except any prepayment relating to an Excluded Liability; (v) all of the Company's right, title and interest in and under the Assumed Contracts (except as otherwise provided in Section 2.8); (vi) all customer and supplier lists, mailing lists, databases related thereto, marketing studies, and analyses of any kind whether performed by or on behalf of the Company, and all catalogs, brochures and handbooks existing on the Transfer Date; (vii) all of the Company's right, title and interest in and to the Intangibles of the Company, including all Governmental Approvals, excluding those Governmental Approvals the transfer of which is prohibited by law; (viii) all of the Company's right, title and interest to the Real Property (which includes the Hotel) existing on the Transfer Date; (ix) all of the Company's right, title and interest in and to the Riverboat; (x) all rights under the Equipment Leases existing on the Transfer Date; and (xi) the originals or, if not available, copies of all of the Books and Records, provided that the Company shall be entitled to retain copies of any such materials the originals of which have been delivered to Boyd Indiana.

        "Assignment Arrangement" shall have the meaning ascribed to such term in
Section 2.8.

        "Assignment of Contracts" shall have the meaning ascribed to such term in Section 2.1(e).

        "Assignment of Development Agreement" shall have the meaning ascribed to such term in Section 2.1(g).

        "Assignment of Governmental Approvals and Intangibles" shall have the meaning ascribed to such term in Section 2.1(f).

        "Assignment of Leases" shall have the meaning ascribed to such term in
Section 2.1(b).

        "Assumed Contracts" shall mean those Contracts of the Company set forth in Schedule 2.1(e). Upon mutual agreement by the Company and Boyd Indiana,
Schedule 2.1(e) may be amended after the date of this Agreement to add additional agreements as Assumed Contracts.

        "Assumed Liabilities" means only the following liabilities (excluding any Excluded Liabilities) of the Company: (i) liabilities relating directly or indirectly to the Business or the Assets and set forth on Schedule 14.1; (ii) liabilities arising from and after the Closing Date under the Assumed Contracts;
(iii) accrued accounts payable of the Business arising in the ordinary course of Business to the extent reflected in the LLC Working Capital Statement; (iv) accrued liabilities of the Business to the extent reflected in the LLC Working Capital Statement arising in the ordinary course of business; and (v) liabilities arising out of events or occurrences occurring from and after the Closing Date and related to the operation of the Assets or the Business after the Closing Date.

        "Benefit Plan" shall have the meaning ascribed to such term in Section 3.19(a).

        "BGC" means Boyd Gaming Corporation, a Nevada corporation.

        "Bill of Sale (Tangible Personal Property)" shall have the meaning ascribed to such term in Section 2.1(d).

        "Bill of Sale (Riverboat)" shall have the meaning ascribed to such term in Section 2.1(c).

        "Books and Records" means all books, documents, records, articles, bylaws, organizational documents, minutes, consents, resolutions, financial and operating data, and other similar items pertaining to the use, management, acquisition, development or operation of the Business (including, without limitation, all deeds, title policies, surveys, environmental reports, soils studies, architectural plans and renderings, engineering studies, plans or reports, mechanical and other plans, copies of Governmental Approvals, files, writing papers and data in the possession of the independent public accountants, internal audit reports, management letters from independent public accountants with respect to the systems of internal control, notebooks, and other data relating to the Business, whether in tangible form or in the form of intangible computer storage media); provided, however, that Books and Records shall not include any document or other materials (i) the disclosure of which would waive the attorney-client privilege of the Company or attorney work product as to the Company and (ii) which relate solely to Excluded Liabilities.

        "Boyd Indiana" shall have the meaning ascribed to such term in the Preamble.

        "Boyd Indiana Group" means, at any time after the Closing, Boyd Indiana, BGC, LLC, or any of their respective Affiliates.

        "Business" shall have the meaning ascribed to such term in the Preamble.

        "Business Day" means any day (other than a Saturday or Sunday) on which banks are permitted to be open and transact business in the City of Chicago, Illinois.

        "Business Know-How" means all books, records, technology, formulas, know-how, quality control records, records relating to the adoption and use of the Intellectual Property, marketing plans, sales records and histories, market research data, promotional advertising and marketing materials, radio and television commercials, print advertisements, customer lists, designs, films, photography, mechanical art, color separations, prints, plates, and graphic materials, and inventory records, used in or necessary to conduct the Business as currently conducted, in any jurisdiction in which any of the Company or LLC operates or does business.

        "Buyer's Computed Amount" shall have the meaning ascribed to such term in Section 1.7(b).

        "Buyer's Computed Amount Statement" shall have the meaning ascribed to such term in Section 1.7(b).

        "Buyer's Construction Costs Statement" shall have the meaning ascribed to such term in Section 10.3(i)(i).

        "Buyer's Disclosure Schedule" shall have the meaning ascribed to such term in Article IV.

        "Buyer's Phase I Environmental Investigation" shall have the meaning ascribed to such term in Section 7.1(a).

        "Buyer's LLC Working Capital Amount" shall have the meaning ascribed to such term in Section 1.8(b).

        "Buyer's LLC Working Capital Statement" shall have the meaning ascribed to such term in Section 1.8(b).

        "City" means the City of Michigan City, Indiana and any political subdivision or governmental authority thereof.

        "City Consent" shall have the meaning ascribed to such term in Section 2.2(q).

        "Claims Period" shall mean the period beginning on the Closing Date and ending twelve (12) months after the Closing Date.

        "Closing" shall have the meaning ascribed to such term in Section 1.3.

        "Closing Date" means the date on which the Closing occurs.

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        "Code" means the Internal Revenue Code of 1986, as amended, and reference to any section of the Code shall refer to that section as in effect at the date or, if such section has been modified, corresponding provisions of subsequent Federal tax law in effect at the relevant time.

        "Company" shall have the meaning ascribed to such term in the Preamble.

        "Company Balance Sheet" shall have the meaning ascribed to such term in
Section 3.6.

        "Company's Actual Construction Cost Amount" shall have the meaning ascribed to such term in Section 10.3(i).

        "Company Closing Payment" means (a) Two Hundred Fifty-One Million and No/100 Dollars ($251,000,000.00) plus Company's Estimated Construction Cost Amount; minus (b) the Company Escrowed Funds; minus (c) to the extent the LLC Preliminary Working Capital Amount is less than Zero and No/100 Dollars ($0.00), the amount of such shortfall; minus (d) the replacement cost of that number of electronic gaming devices, if any, equal to the positive difference between the number of slot machines shown in Schedule 3.13(c) and the number of slot machines owned by LLC on the Closing Date; plus (e) to the extent the LLC Preliminary Working Capital Amount is greater than Zero and No/100 Dollars ($0.00), the amount of such excess; plus (f) to the extent applicable pursuant to Section 5.18, the Potential Land Price.

        "Company's Computed Amount Statement" shall have the meaning ascribed to such term in Section 1.7(b).

        "Company Disputing Escrow Statement" shall have the meaning ascribed to such term in Section 12.9(b).

        "Company Environmental Reports" shall have the meaning ascribed to such term in Section 3.20(h).

        "Company Escrow Account" shall have the meaning ascribed to such term in
Section 12.3.

        "Company Escrow Agreement" means the Escrow Agreement among Boyd Indiana, the Company and the Escrow Agent substantially in the form of Exhibit 12.3.

        "Company Escrow Statement" shall have the meaning ascribed to such term in Section 12.9(a).

        "Company Escrowed Funds" means the portion of the Company Closing Payment reserved from time to time in the Company Escrow Account, which amount initially shall equal Seven Million and No/100 Dollars ($7,000,000.00) plus the Escrow Adjustment Amount.

        "Company Financial Statements" shall have the meaning ascribed to such term in Section 3.6.

        "Company General Indemnification Event" means any Company Reimbursable Losses asserted against, resulting to, imposed upon or incurred by any member of the Boyd Indiana

Group, directly or indirectly, during the applicable period of survival of such agreement, covenant, representation or warranty by reason of or resulting from
(i) a breach of any agreement, covenant, representation or warranty of the Company or LLC contained in or made pursuant to this Agreement, or any facts or circumstances constituting such a breach or (ii) Excluded Environmental Matters.

        "Company Indemnification Event" means either a Company General Indemnification Event or a Company Tax Indemnification Event.

        "Company Reimbursable Losses" means all Indemnifiable Losses which are finally determined to be allocable to the Company pursuant to Section 12.9.

        "Company/LLC Disclosure Schedule" shall have the meaning ascribed to such term in Article III.

        "Company Construction Costs Statement" shall have the meaning ascribed to such term in Section 10.3(i)(i).

        "Company Specified Indemnifiable Loss" means each Indemnifiable Loss asserted against, resulting to, imposed upon or incurred by any member of the Boyd Indiana Group, directly or indirectly, by reason of or resulting from (a) any and all criminal action or civil fraud of the Company or LLC, or any shareholder or member thereof on or prior to the Closing Date; (b) any breach of
Section 3.1 (Ownership), Section 3.4 (Capitalization), Section 3.9(a) (Tax Matters), Section 3.27 (Commissions) or Section 5.8 (Tax Status) (as it relates to the Company or LLC); (c) any willful failure by the Company or LLC to disclose to the Boyd Indiana Group herein any breach or any representation or warranty to Boyd Indiana contained herein of which breach (or any facts or circumstances constituting such a breach) the Company or LLC has actual knowledge as of the date hereof or on or prior to the Closing Date; (d) any Excluded Asset, Excluded Liability, breach by the Company of its obligations to transfer the Assets to LLC as set forth in Article II or breach of any of their covenants, agreements and obligations hereto relating to the Excluded Assets or the Excluded Liabilities; or (e) the amount of any fees owed by the Company as the Losing Party under Section 1.8(d) or any shortfall pursuant to Section 1.8(f).

        "Company Tax Indemnification Event" means any and all Indemnifiable Losses asserted against, resulting to, imposed upon or incurred by any member of the Boyd Indiana Group, directly or indirectly, by reason of or resulting from any and all Taxes imposed upon LLC, the Company or the Company's shareholders to the extent not reserved for on the LLC Closing Date Working Capital Statement, other than Excluded Taxes, (a) with respect to any Pre-Closing Periods; (b) with respect to any Straddle Periods but only with respect to the portion of such Straddle Period ending on the close of the Closing Date and in the manner provided in Section 12.6(b); or (c) as to the Company, with respect to any period (or portion thereof) after the Closing Date. Without limiting the generality of the foregoing, a "Company Tax Indemnification Event" may arise from (i) the failure of the Company to be an S corporation, the failure of LLC to be a limited liability company or a Disregarded Entity or the termination of the Company's status as an S corporation or LLC's status as a limited liability company or a Disregarded Entity; (ii) the imposition of any Taxes on the Company for any taxable period in which the Company's election of subchapter S status was in effect (including but not limited to those Taxes described in Sections 1374 and 1375 of the Code); or (iii) the imposition of any Taxes on LLC as a result of the retention by the Company of the Excluded Assets or Excluded Liabilities described in Section 2.1.

        "Company's Actual Construction Cost Amount" shall be the amount calculated pursuant to Section 10.3(i) above.

        "Company's Estimated Construction Cost Amount" shall be the amount set forth on the Preliminary Construction Costs Statement.

        "Company's Working Capital Statement" shall have the meaning ascribed to such term in Section 1.8(b).

        "Completion Date" means the date upon which all invoices for costs and expenses incurred for labor, services, equipment or materials provided in connection with the construction and development of the Hotel in accordance with the Plans and Specifications have been paid in full and Company and LLC has received an unconditional lien release for the invoiced amount from any and all contractors, subcontractors, suppliers or materialmen who provided such labor, services, equipment or materials, which releases the Company or LLC, as applicable, shall diligently pursue.

        "Computed Amount" means the combined earnings before interest, taxes, depreciation and amortization of the Riverboat, Hotel and related facilities, and before the cost of the Management Agreement (or any successor thereto) but after the cost of all other consulting and management agreements, as reflected in the financial statements of LLC prepared in accordance with GAAP, consistently applied from period to period in accordance with BGC's normal practice including allocation of overhead and payment for services of Affiliates. There shall not be deducted in the computation of earnings any amount actually offset from the Contingent Purchase Price Payment or any expense for which Boyd Indiana are reimbursed (i) under Section 12.4 from the Company Escrowed Funds or by the Company directly or (ii) from insurance proceeds.

        "Computed Amount Statement" shall have the meaning ascribed to such term in Section 1.7(d).

        "Confidential Information" shall have the meaning ascribed to such term in Section 5.12.

        "Construction Contracts" means collectively that certain (i) Standard Form of Agreement dated February 8, 1999 by and between the Company and Walsh Construction Company of Illinois, as amended, (ii) Owner Representative Letter Agreement dated October 14, 1998 between the Company and James McHugh Construction Company and (iii) Standard Form of Agreement between the Company and Aria Group Architects Inc. dated May 22, 1998.

        "Construction Costs" shall have the meaning ascribed to such term in
Section 10.3(a).

        "Consumable Items" means all food stuffs and alcoholic or nonalcoholic beverages which are located on the Riverboat premises as of the Closing Date, which shall be inventoried in accordance with previous practices at the Riverboat.



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

        "Contingent Purchase Price Payment" shall have the meaning ascribed to such term in Section 1.7(a).

        "Contract" or "Contracts" means any agreement or understanding, whether written or oral, including, without limitation, any commitment, letter of intent, mortgage, indenture, note, guarantee, lease, license, contract, deed of trust, option agreement, right of first refusal, security agreement, development agreement, operating agreement, management agreement, service agreement, partnership agreement, purchase, sale or other agreement, together with any amendments thereto.

        "Contractor" means Walsh Construction Company of Illinois.

        "Contractor Estoppel Certificate" shall have the meaning ascribed to such term in Section 2.2(r).

        "Deed" shall have the meaning ascribed to such term in Section 2.1(a).

        "Deferred Company Closing Payment" means the Company Closing Payment minus the Initial Company Closing Payment.

        "Delivery" shall mean for purposes of Section 2.2, the actual delivery to Boyd Indiana or their authorized agents, as applicable, of those items required to be delivered pursuant to Section 2.2 immediately prior to the Closing; provided, however, that to the extent that the items set forth in Sections 2.2(g), 2.2(i), 2.2(k), 2.2(m), 2.2(n), 2.2(o) and 2.2(p) are located at the Real Property, such items shall remain at the Real Property unless physically delivered to Boyd Indiana at the Closing and shall be deemed to be delivered to Boyd Indiana upon Boyd Indiana's receipt of a certificate duly executed by the Company certifying that all of such items are located at the Real Property and providing detailed information as to where such items are situated.

        "Development Agreement" means the Riverboat Gaming Development Agreement, dated as of June 10, 1997, by and between the City (acting through the City's Board of Public Works and Safety), the Michigan City Port Authority and the Company.

        "Disregarded Entity" shall have the meaning ascribed to such term in
Section 3.9(l).

        "DOJ" shall mean the United States Department of Justice.

        "Engage" and "Engagement" shall have the meanings ascribed to such terms in Section 10.2(a).

        "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup and removal costs, governmental enforcement and response costs, natural resources damaged, property damages, economic loss, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, discharge or release or threatened discharge or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by the Company or

LLC or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        "Environmental Laws" means all Federal, state, local and foreign Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata), navigable waters, waters of contiguous and exclusive economic zones, ocean waters and international waters, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened discharge or releases of Materials of Environmental Concern or the dredging, handling and disposal of river sediments, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

        "Environmental Permits" shall have the meaning ascribed to such term in
Section 3.20(a).

        "Equipment Leases" means all interest as lessee under all oral or written leases and rental agreements required to be accounted for as operating leases under GAAP relating to the equipment, vehicles and furniture used in connection with the operation, management and use of the Business as listed on
Schedule 2.1(e).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "ERISA Affiliate" shall have the meaning ascribed to such term in
Section 3.19(a).

        "Escrow Adjustment Amount" means the difference, if any, between (a) the amount that is one hundred twenty-five percent (125%) of the Estimated Completion Cost Amount less (b) Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00).

        "Escrow Agent" shall have the meaning ascribed to such term in Section 12.3.

        "Estimated Completion Cost Amount" means the amount as of the Closing Date of the estimated cost to complete the Hotel in accordance with the Plans and Specifications free and clear of all Liens (except for the Permitted Liens), which amount shall be determined by Boyd Indiana immediately prior to the Closing in the same manner as a reasonably prudent construction contractor.

        "Evidence of Payment" shall have the meaning ascribed to such term in
Section 10.3(h).

        "Excluded Assets" means those (a) assets of the Company set forth on
Schedule 14.2, which Schedule shall be prepared by the Company and agreed to by Boyd Indiana and attached hereto on the date of this Agreement; (b) all Contracts of the Company that are not Assumed Contracts; (c) all Books and Records relating exclusively to the Excluded Assets or the Excluded Liabilities; and (d) the originals of the Articles of Incorporation, Bylaws, corporate resolutions, minute books and stock transfer ledgers of the Company.

        "Excluded Environmental Matters" shall have the meaning ascribed to such term in subparagraph (c) of the definition of Excluded Liabilities.

        "Excluded Liabilities" means any liability of the Company which is not an Assumed Liability and is not specifically covered by any of the exclusions set forth in subparagraphs (a) through (o) below. Excluded Liabilities include, without limitation, the following:

        (a) Tort and Product Liabilities. Any liability (other than a liability arising in the ordinary course of the Business to the extent reflected as a current liability on the LLC Closing Date Working Capital Statement) with respect to the Business arising from accidents, occurrences, misconduct, negligence, breach of fiduciary duty, or statements made or omitted to be made prior to the Closing Date, whether or not covered by workers' compensation or other forms of insurance in effect either at the time of the accident, occurrence, or relevant conduct or at the time at which the claim with respect thereto is made, or claims for injuries, property damage, or other losses arising with respect to the operation of the Business prior to the Closing Date.

        (b) Employee and Agent Liabilities. Any liability with respect to the Business arising from tort, contract, or otherwise to employees or agents of the Company, or persons asserting claims on their behalf, or in respect of their condition, injury, or death, in any case arising from or related to a condition in existence or any act or omission occurring prior to the Closing Date, whether or not covered by workers' compensation or other forms of insurance in effect either at the time of the accident, act, omission, or relevant conduct or at the time at which the claim with respect thereto is made, including any liability relating to (i) any claim relating to an employee, employment compensation, benefits, and similar matters; (ii) the termination of employment of any employee of the Company prior to the Closing Date; (iii) any claim for any injury suffered, illness contracted, condition developed, or exposure received, by any employee or agent of the Company (including liability incurred after the Closing Date for the pre-Closing portion of any such pre-existing injury, illness, condition, or exposure); or (iv) any claim based on alleged discrimination, harassment, or violation of any Law.

        (c) Environmental Liabilities. Any liability for Environmental Claims and all Losses of any kind or nature whatsoever in connection with or arising from (i) the presence of any Materials of Environmental Concern on, in, under, emitted from, or affecting all or any portion of the Assets prior to the Closing Date (or any condition resulting therefrom) or (ii) the transportation or presence at any other location of Materials of Environmental Concern relating to the Business prior to the Closing Date (or any condition resulting therefrom), including any such Losses incurred as a result of any natural resource damages, or any violation of Environmental Laws or any investigation, site monitoring, containment, clean-up, removal, restoration, or other remedial work, excluding in the cases of (i) and (ii) any matter described therein relating to the ownership or operation of the Real Property prior to the Company's ownership thereof and as to which matter either the Company has no knowledge as of the Closing Date or such matter is a Known Environmental Condition ("Excluded Environmental Matters").

        (d) Certain Liabilities Related to Contracts. Any liability (other than a liability arising in the ordinary course of the Business to the extent reflected as a current liability on the LLC Closing Date Working Capital Statement) of the Company arising out of a breach occurring prior to the Closing of any provision of a Contract, and any misrepresentation or omission to make any statement prior to the Closing Date related to any Contract.

        (e) Litigation Liabilities. Any liability (other than a liability arising in the ordinary course of the Business to the extent reflected as a current liability on the LLC Closing Date Working Capital Statement) for any claim, or arising in any legal proceeding, relating to the Business, to the extent relating to any act, omission, event, occurrence, or condition before the Closing Date, whether or not asserted, pending, or threatened before the Closing Date, including but not limited to Sterling Pasha, et al. v. City of Michigan City, et al. filed on June 2, 1997 in Indiana Superior Court, Michigan City, County of Laporte, Case No. 46D02-9812-CP172A.

        (f) Liabilities for Violation of Law. Any liability of the Company for any failure to comply with, or any violation of any law relating to the Business, which failure or violation occurred or was alleged to have occurred prior to the Closing Date.

        (g) Liabilities for Infringement. Any liability of the Company to the extent relating to periods before the Closing Date for any infringement of the rights of any other Person relating to the use of the Intellectual Property, or any rights of any other Person relating to the Intellectual Property pursuant to any license, sublicense, or agreement.

        (h) Liabilities Related to Excluded Assets. Any liability of the Company under a Contract which is an Excluded Asset.

        (i) Liabilities to Affiliates. Any liability (other than a liability arising in the ordinary course of the Business to the extent reflected as a current liability on the LLC Closing Date Working Capital Statement) of the Company to any shareholder or Affiliate of the Company, other than liabilities arising after the Closing Date under Assumed Contracts.

        (j) Insured Liabilities. Any liability to the extent the Company is covered by insurance.

        (k) Tax Liabilities. Any liability of the Company for Taxes, including without limitation (i) any liability for Taxes on the Transfer, (ii) any liability for Taxes on the transfer of the LLC Units; (iii) any liabilities for Taxes attributable to the assets or operations of the Company for any period prior to the Closing Date; and (iv) any liability for the Taxes of any other Person, whether as a transferee or successor, by contract, or otherwise, in each case other than Excluded Taxes.

        (l) Indebtedness. All liabilities of the Company for borrowed money, including indebtedness under its Senior Subordinated Discount Notes due 2002.

        (m) Employee Benefit Plan. Any liability related to any Plan of the Company or any other employee benefit plan currently or previously maintained or contributed to by any ERISA Affiliate other than (i) liabilities to the extent reflected as a current liability on the LLC Closing Date Working Capital Statement and (ii) liabilities arising on or after the Closing Date in connection with any Plan constituting an Assumed Contract.

        (n) Liabilities from Prior Operation of the Business. To the extent not specifically included in any of the foregoing provisions of this definition, all liabilities incurred in connection with the operation of the Business up to the Closing Date, including, without limitation any and all loan documents executed by the Company or LLC as obligor, unless any such liability or



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

obligation (i) has been specifically identified as an Assumed Liability hereunder or (ii) arose in the ordinary course of the Business prior to the Closing Date and is reflected as a current liability in the LLC Closing Date Working Capital Statement (but only to the extent so reflected).

        (o) Commissions. Any liability for claims for brokerage commissions or finder's fees incurred by reason of any action taken by any of the Company, LLC, any Related Entity or any shareholder or member thereof.

        "Excluded Taxes" means with respect to the Company and LLC those Taxes that would have been reserved for on a Closing Date LLC Balance Sheet if a Closing Date LLC Balance Sheet had been prepared on a basis consistent with the Company Balance Sheet (provided, however, such Excluded Taxes shall not include Taxes resulting to the Company or its shareholders from the sale of the LLC Units hereunder or from the Transfer).

        "Evidence of Payment" shall have the meaning ascribed to such term in
Section 10.3(a) above.

        "FF&E" means all furniture, fixtures and equipment owned or leased by the Company or LLC or otherwise used in connection with the Business, including, without limitation, floor coverings, pictures, all furniture located within the Riverboat and the Real Property, including, without limitation, all Operating Equipment and all other equipment used in the operation of the casino, kitchens, dining rooms, bars, cleaning equipment, office equipment, machinery, vehicles, computers and other data processing hardware, special lighting and other equipment of a like nature, with such additions and deletions as may occur in the ordinary course of business; provided that "FF&E" shall not include any Excluded Asset or any item owned by a vendor, lessor or service provider.

        "FIRPTA Affidavit" shall have the meaning ascribed to such term in
Section 2.2(h).

        "Final Construction Costs Statement" shall have the meaning ascribed to such term in Section 10.3(i)(iii).

        "Final Completion Costs Statement" shall have the meaning ascribed to such term in Section 10.3(j)(iii).

        "Flynn Guaranty" shall have the meaning ascribed to such term in Section 10.4.

        "Foreign Corrupt Practices Act" means the Foreign Corrupt Practices Act of 1977, as amended.

        "FTC" shall mean the United States Federal Trade Commission.

        "GAAP" means generally accepted accounting principles.

        "Gaming Business" shall have the meaning ascribed to such term in
Section 10.2(a).

        "Gaming Laws" means the Indiana Riverboat Gambling Act (IC 4-33-1-1, et seq.) and the rules and regulations promulgated thereunder.



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

        "Gaming License" means the license currently held by the Company to own and operate a riverboat gambling facility and related amenities issued under the Gaming Laws.

        "Governmental Approvals" shall mean any:

        (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, filing, franchise, notice, variance, right, designation, rating, registration, qualification or authorization that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or

        (b) right under any Contract with any Governmental Body that relates to or is used in the Business, including, without limitation, the Development Agreement.

        "Governmental Body" shall mean any:

        (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

        (b)     federal, state, local, municipal, foreign or other government;

        (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, taxing authority, unit, body or Person and any court or other tribunal);

        (d)     multinational organization or body; or

        (e) individual, Person, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

        "Hotel" means the Blue Chip Casino Hotel, a hotel currently under construction, which will include 188 guest rooms, together with meeting rooms, restaurants and other facilities as currently configured in its Plans and Specifications as of the date of this Agreement as modified pursuant to Section 10.3(b).

        "Hotel Construction Budget" shall have the meaning ascribed to such term in Section 10.3(g).

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "including" means including, without limitation.

        "Income Tax" or "Income Taxes" means any federal, state, local or foreign income, franchise or similar Tax.

        "Incremental Construction Costs" shall have the meaning set forth in
Section 10.3(b).

        "Indebtedness" shall mean indebtedness of LLC as of the Closing Date for borrowed money.

        "Indemnifiable Losses" means any and all claims, demands, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, Taxes, interest, penalties and reasonable attorneys' fees and expenses.

        "Indemnitee" means any Person or group entitled to indemnification under this Agreement.

        "Indemnifying Party" means any person or group required to provide indemnification under this Agreement.

        "Independent Party Claims" shall have the meaning ascribed to such term in Section 12.8(a).

        "Individual Covenantor" shall have the meaning ascribed to such term in the Preamble.

        "Initial Company Closing Payment" means 20% of the Company Closing Payment.

        "Initial Company Escrow Release Amount" shall have the meaning ascribed to such term in Section 12.11(a).

        "Informed Party" shall have the meaning ascribed to such term in Section 5.12.

        "Informing Party" shall have the meaning ascribed to such term in
Section 5.12.

        "Intangibles" means all of the Company's interest in all intangible rights and property relating to the Business, the Riverboat or the Hotel including, without limitation, all Intellectual Property, warranties, guaranties, utility or street improvement bonds, telephone exchange numbers, and Governmental Approvals, including without limitation, building permits and certificates of occupancy, as applicable, service contracts, agreements, the Liquor Licenses, the Gaming License and all other licenses and approvals for the Riverboat or the Hotel.

        "Intellectual Property" means all, registered and unregistered, trademarks, service marks trade names, corporate names, company names, fictitious business names, trade styles, trade dress, logos, and other source or business identifiers, patents, copyrights, proprietary formulas, recipes, technology, know-how and other trade secrets and all other intellectual property used in or necessary to conduct the Business as currently conducted, and all registrations and recordings thereof, all applications for registration pending therefor, all extensions and renewals thereof, all goodwill associated therewith, and all proprietary rights therein; provided that Intellectual Property shall not be deemed to include (a) the generalized know-how of employees and directors of the Company and LLC with respect to the gaming business or methods of operation which are common to the industry or known generally to the public or employees, or directors of companies, persons or entities engaged in restaurant, hotel, gaming, casino, riverboat or gaming



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

operations, and (b) non-patented devices or equipment purchased or leased from third parties and used in the operation of the Business.

        "Interest Rate" means the prime rate in effect from time to time as reported in The Wall Street Journal.

        "Investment" in any Person means any direct or indirect loan, advance or other extension of credit, or capital contribution to, or purchase or acquisition of capital stock or indebtedness or similar instrument of, or equity investment in, such person.

        "IRS" means the Internal Revenue Service.

        "Jones Act" means 46 U.S.C. Section 688, as amended.

        "Known Environmental Conditions" shall have the meaning ascribed to such term in Section 7.1(a).

        "Laws" shall mean all laws (whether statutory or otherwise), rules, regulations, orders, writs, injunctions, ordinances, judgments or decrees of all governmental authorities (federal, state, local or otherwise) including, but not limited to, all Gaming Laws, the Federal Occupational Safety and Health Act and all Laws relating to the safe conduct of business and environmental protection and conservation, the Civil Rights Act of 1964 and Executive Order 11246 concerning equal employment opportunity obligations of federal contractors, the Americans with Disabilities Act of 1990 and any applicable health, sanitation, fire, safety, labor, zoning and building laws and ordinances.

        "Leased Property" means each parcel of real property and each interest in real property leased in connection with the Business by the Company, or LLC, as applicable, as more particularly described on Schedule 3.10(b).

        "Leases" means all of those certain leases set forth on the list attached hereto as Schedule 3.11(a) concerning the Leased Property.

        "License Agreements" shall have the meaning ascribed to such term in
Section 3.14(a).

        "Liens" means all mortgages, pledges, security interests, liens, charges, options, conditional sales agreements, claims, restrictions, covenants, easements, rights of way, title defects or other encumbrances or restrictions of any nature whatsoever, except to the extent any of the foregoing constitute a non-monetary lien that does not result in a Material Adverse Effect, or arose from or through Boyd Indiana or BGC.

        "Liquor Assets" means the Liquor Licenses, together with the inventory of alcoholic beverages in or for the Riverboat.

        "Liquor Licenses" means all those certain "off sale," "portable bar" and other alcoholic beverage licenses issued by Governmental Bodies pursuant to which the sale of alcoholic beverages is permitted in the restaurants, bars, function rooms and guest rooms located in the Riverboat and to be located in the Hotel.

        "LLC" shall mean Blue Chip Casino, LLC, an Indiana limited liability company.

        "LLC Closing Date Working Capital Amount" shall have the meaning ascribed to such term in Section 1.8(b).

        "LLC Closing Date Working Capital Statement" shall have the meaning ascribed to such term in Section 1.8(d).

        "LLC Maximum Construction Cost Amount" means the difference, if any, between (a) the sum of the Maximum Hotel Cost plus the Incremental Construction Costs, and (b) the Company's Actual Construction Cost Amount.

        "LLC Preliminary Working Capital Amount" shall have the meaning ascribed to such term in Section 1.8(a).

        "LLC Purchase Price" shall mean the sum of the Company Closing Payment, the Company Escrowed Funds and the amount payable under the LLC Contingent Purchase Price Payment, if applicable.

        "LLC Units" shall mean membership Units in LLC.

        "Losses" shall have the meaning ascribed to such term in Section
12.4(c).

        "Management Agreement" means that certain Management Agreement dated as of October 30, 1996, between the Company and Towerton Company, LLC, a Delaware limited liability company formerly named Blue Chip Management Company, LLC, concerning the management of the Riverboat.

        "Material Adverse Effect" means a material adverse effect on or change in, directly or indirectly, (a) the business, property, condition, financial position, prospects (financial or other) or operations of the Company or LLC, the Assets or the Business or (b) on the ability of either the Company or LLC to perform their respective obligations under this Agreement or to consummate the transactions contemplated by this Agreement; provided, however, that no change, effect, occurrence, action, activity or impact relating to (i) the possibility, legal status or existence of existing competitive, potentially competitive, or additional casino gaming, riverboat gaming, hotel or other activities similar in nature to any portion of the Business by or through Native American tribes or others or (ii) changes in Law, including changes in Tax Laws or rates, shall be deemed to constitute a Material Adverse Effect.

        "Material Assumed Contract" shall have the meaning ascribed to it in
Section 3.23(f).

        "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, including, without limitation, oil as defined in the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., and any material or substance that is designated as a hazardous material, contaminant, pollutant or hazardous substance under the Federal Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., the Federal Water Pollution Control Act, 33

U.S.C. Section 1221 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., or any other Environmental Law.

        "Maximum Company Escrow Amount" as of the date of determination shall mean an amount equal to the sum of the amount of all Company Indemnifiable Losses claimed by Boyd Indiana on Company Escrow Statements which have not yet been resolved pursuant to Section 12.4 and Section 12.9 (to the extent not resolved) plus the amount of all Company Reimbursable Losses with respect to which indemnity payments have not yet been made to Boyd Indiana (in each case together with the applicable pro rata portion of the interest and the Company Escrowed Funds, as applicable).

        "Maximum Hotel Cost" shall have the meaning ascribed to such term in
Section 3.23(g).

        "Measurement Period" shall have the meaning ascribed to such term in
Section 1.7(a).

        "Millennial Dates" shall have the meaning ascribed to such term in
Section 3.30.

        "Notice of Acquisition" shall have the meaning ascribed to such term in
Section 5.18.

        "Noncompetition Covenant Payment" shall mean the sum of One Million and No/100 Dollars ($1,000,000.00).

        "Operating Equipment" means all items owned or leased by the Company or LLC and used in the Business, including in the operation or maintenance of the Riverboat and the Real Property, or otherwise used in connection with the Business, including, without limitation, all specialized casino equipment, such as slot machines, cards, poker chips, gaming devices, dice, baccarat chips, gaming tables, pneumatic stools, drop buckets, cans and racks, tokens, token racks, card shuffler devices and accessories, change sorters, pit stands, counting equipment, roulette table covers, casino and game table signage, cage and game tables supplies, and all other gaming equipment relating to the Business, and including, without limitation, food service preparation utensils, chinaware, glassware, silverware and hollowware, food and beverage service equipment, uniforms and the supply of and also including consumable supplies for housekeeping, engineering, accounting and office use, together with paper supplies and miscellaneous general supply items.

        "Owned Property" means all real property owned in fee by the Company or LLC and each non-fee interest (other than a leasehold interest) owned by the Company or LLC in any real property and more particularly described in Schedule 3.10(a) (excluding, however, Parcels LIII and LV through LX, inclusive, to the extent that the Company or any of its Affiliates does not hold fee title to such Parcels as of the date of this Agreement and excluding Parcel XXXXVIII, the Channel Property and the Peninsula), and any and all improvements, rights and appurtenances located thereon or relating thereto, such as the Hotel, but excluding the Untitled Property.

        "parties" shall have the meaning ascribed to such term in the Preamble to this Agreement.

        "Permitted Liens" means (i) liens for current Taxes not yet due; (ii) purchase money security interests granted to any lessor under any Equipment Leases or any leased items set forth on Schedule 3.13(c); and (iii) those exceptions to title set forth in the mark-up to the body of that certain Title Commitment No. 99-1816 issued by Title Company and dated May 3, 1999, a copy of which is attached as Exhibit 14.1, as supplemented pursuant to Section 5.18.

        "Permitted Modification" shall have the meaning ascribed to such term in
Section 8.1.

        "Person" means any individual, corporation, limited liability corporation, joint stock company, joint venture, partnership, unincorporated association, Governmental Body, country, state or political subdivision thereof, trust or other entity.

        "Plans and Specifications" means all of those certain plans and specifications concerning the construction of the Hotel and the construction and installation of the FF&E within the Hotel, as approved by Boyd Indiana and set forth on Schedule 14.4, and those certain plans and specifications for the furnishing of certain Tangible Personal Property that is necessary to the service and operation of the Hotel as a fully stocked hotel, including but not limited to, furnishings, fixtures, equipment and supplies for each guest room, conference room, administrative office and all common areas of the Hotel, and all items necessary to fully service and operate the Hotel, including, but not limited to, those items set forth on Schedule 14.4.

        "Plan" shall have the meaning ascribed to such term in Section 3.19(a).

        "Post-Closing Periods" shall mean any taxable period beginning after the Closing Date.

        "Post-Closing Taxes" shall mean Taxes imposed during Post-Closing
Periods.

        "Potential Land Inspection Period" shall have the meaning ascribed to such term in Section 5.18.

        "Potential Land" shall have the meaning ascribed to such term in Section 5.18.

        "Potential Land Price" means Two Hundred Forty Thousand and No/100 Dollars ($240,000.00).

        "Potential Land Transfer Agreement" shall have the meaning ascribed to such term in Section 5.18.

        "Potential Land Title Commitment" shall mean the title commitment issued by Title Company and approved by Boyd Indiana that covers the Potential Land.

        "Pre-Closing Periods" shall mean any taxable period ending on or before the Closing Date.

        "Pre-Closing Taxes" shall mean Taxes imposed during Pre-Closing Periods.

        "Preliminary Construction Costs Statement" shall have the meaning ascribed to such term in Section 10.3(h).



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

        "Purchase Price" shall mean the sum of the Company Closing Payment and the Company Escrowed Funds, subject to adjustment in accordance with Section 1.8.

        "Real Property" means the Owned Property, the Untitled Property and the Leased Property.

        "Related Entity" means (i) any subsidiary of the Company or (ii) Towerton Company, LLC, a Delaware limited liability company.

        "Riverboat" means that certain vessel named "Blue Chip Casino," home port of Michigan City, Indiana and number D1056331, with all its components, duly documented in the name of the Company under the laws of the United States, together with all its engines, boilers, machinery, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit, tools, pumps, gears, furnishings, appliances, fittings, spare and replacement parts and all other appurtenances thereto appertaining or belonging, whether now owned or hereafter acquired, whether on board or not on board, and also any and all additions, improvements and replacements hereinafter made in or to such vessel or any part thereof, including all items and appurtenances as aforesaid.

        "Straddle Periods" shall mean any taxable period beginning before the Closing Date and ending after the Closing Date.

        "Straddle Taxes" shall mean Taxes (other than Income Taxes) with respect to a Straddle Period.

        "Subsidiary" or "Subsidiaries" means as to any Person, a corporation, limited liability corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, limited liability corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, or of which a majority in equity ownership interest is held, by such Person.

        "Systems" shall have the meaning ascribed to such term in Section 3.30.

        "Tangible Personal Property" means all items of tangible personal property owned or leased by the Company or LLC which relate to the Business, including: (a) FF&E including, without limitation, Operating Equipment; (b) Consumable Items; (c) Liquor Assets (other than Liquor Licenses); (d) inventory and supplies; (e) accounting, inventory control and other business related software used by the Company in connection with its operation of the Business and existing on the Transfer Date; and (f) all such other items of tangible personal property which are located at, and used in the operation of, the Business.

        "Tax Claim" shall have the meaning ascribed to such term in Section 12.6(c).

        "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, gaming, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

        "Tax Return" or "Tax Returns" means any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

        "Title Company" means Lawyers Title Insurance Company.

        "Transition Marketing Program" shall have the meaning ascribed to such term in Section 5.1(q).

        "Title Policy" shall have the meaning ascribed to such term in Section 2.1(a).

        "Transfer Date" shall mean the date on which the Company consummates the Transfer. References to time periods "after the Transfer Date" or word to similar effect shall, unless otherwise provided, mean the time period, if any, after the Transfer Date but prior to the Closing Date.

        "Transfer" shall have the meaning ascribed to such term in Section 2.1.

        "Travelers" shall mean Traveler's Casualty and Insurance Company of America.

        "Units" shall mean membership units in a limited liability company.

        "Untitled Property" shall mean all of that certain real property as more particularly described on Schedule 14.3.

        "Walsh Construction Contract" means the Standard Form of Agreement dated February 8, 1999 by and between the Company and Walsh Construction Company of Illinois, as amended.

        "WARN Act" shall have the meaning ascribed to such term in Section 3.18.

        "Welfare Plan" shall have the meaning ascribed to such term in Section 3.19(g).

        "Working Capital" shall have the meaning ascribed to such term in
Section 1.8(a) hereof and Schedule 1.8(a).

        "Year 2000 Compliant" shall have the meaning ascribed to such term in
Section 3.30.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by a duly authorized officer of the Company, LLC, Boyd Indiana, BGC and each of the Individual Covenantors as of the day and year first above written.



BLUE CHIP CASINO, INC.                  INDIVIDUAL COVENANTORS

By: /s/ KEVIN F. FLYNN                  /s/  KEVIN F. FLYNN
   --------------------------------     ----------------------------------------
Name:   Kevin F. Flynn                  Name:  Kevin F. Flynn
Title:  Chief Executive Officer

BLUE CHIP CASINO, LLC                   ----------------------------------------
                                        Name:  Brian J. Flynn
By: /s/ KEVIN F. FLYNN
   --------------------------------
Name:   Kevin F. Flynn                  ----------------------------------------
Title:  Chief Executive Officer         Name:  Donald Flynn

BOYD GAMING CORPORATION
                                        ----------------------------------------
By: /s/ WILLIAM S. BOYD                 Name:  Robert W. Flynn
   --------------------------------
Name:   William S. Boyd
Title:  Chairman and
        Chief Executive Officer

BOYD INDIANA, INC.

By: /s/ WILLIAM S. BOYD
   --------------------------------
Name:   William S. Boyd
Title:  President

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by a duly authorized officer of the Company, LLC, Boyd Indiana, BGC and each of the Individual Covenantors as of the day and year first above written.



BLUE CHIP CASINO, INC.                  INDIVIDUAL COVENANTORS

By:
   --------------------------------     ----------------------------------------
Name:                                   Name:  Kevin F. Flynn
    -------------------------------
Title:                                  /s/ BRIAN J. FLYNN
      -----------------------------     ----------------------------------------
                                        Name:  Brian J. Flynn
BLUE CHIP CASINO, LLC
                                        /s/ DONALD FLYNN
By:                                     ----------------------------------------
   --------------------------------     Name:  Donald Flynn
Name:
    -------------------------------
Title:                                  ----------------------------------------
      -----------------------------     Name:  Robert W. Flynn

BOYD GAMING CORPORATION

By:
   --------------------------------
Name:
    -------------------------------
Title:
      -----------------------------

BOYD INDIANA, INC.

By:
   --------------------------------
Name:
    -------------------------------
Title:
      -----------------------------

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by a duly authorized officer of the Company, LLC, Boyd Indiana, BGC and each of the Individual Covenantors as of the day and year first above written.



BLUE CHIP CASINO, INC.                  INDIVIDUAL COVENANTORS

By:
   --------------------------------     ----------------------------------------
Name:                                   Name:  Kevin F. Flynn
    -------------------------------
Title:
      -----------------------------     ----------------------------------------
                                        Name:  Brian J. Flynn
BLUE CHIP CASINO, LLC

By:                                     ----------------------------------------
   --------------------------------     Name:  Donald Flynn
Name:
    -------------------------------     /s/ ROBERT W. FLYNN
Title:                                  ----------------------------------------
      -----------------------------     Name:  Robert W. Flynn

BOYD GAMING CORPORATION

By:
   --------------------------------
Name:
    -------------------------------
Title:
      -----------------------------

BOYD INDIANA, INC.

By:
   --------------------------------
Name:
    -------------------------------
Title:
      -----------------------------



                                       89